                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                       Pursuant To Section 12(b) or (g) Of
                       The Securities Exchange Act Of 1934

                                 ---------------

                         CENTRAL ILLINOIS BANCORP, INC.
             (Exact name of registrant as specified in its charter)

             Illinois                                         37-1203599
   (State or other jurisdiction                            (I.R.S. Employer
 of incorporation or organization)                        Identification No.)





2913 W. Kirby Avenue Champaign, Illinois                          61821
(Address of principal executive offices)                       (Zip Code)

                    Registrant's telephone number, including
                            area code: (217) 355-6200

        Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class to                          Name of each exchange
     be so registered                             on which each class is
                                                    to be registered

         None                                             None

        Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON SHARES, $1.00 PAR VALUE PER SHARE
                                (Title of Class)

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ITEM 1.  BUSINESS

GENERAL

     Central Illinois Bancorp, Inc., an Illinois corporation (the "Company") is a multi-bank holding company registered under the Bank Holding Company Act of 1956. The Company presently operates five banks under five separate charters in three states. Three of the Company's bank subsidiaries are located in the State of Illinois, with the other two located in the States of Wisconsin and Indiana. The four banks located in Illinois and Indiana are commercial banks, and the fifth bank located in Wisconsin is a savings bank. The Company also has three Illinois corporate subsidiaries that provide banking support services. Set out below is a summary of the organization of the Company and its subsidiaries:

     CENTRAL ILLINOIS BANCORP, INC.

     Banking Operations


          Illinois
          --------
     Central Illinois Bank*
     Central Illinois Bank MC*
     Hillside Investors, Ltd.
        CIB Bank*

          Wisconsin
          ---------
     First Ozaukee Capital Corp.
        Marine Bank and Savings*

          Indiana
          -------
     CIB Bank*

     Banking Support Operations

          Illinois
          --------
     Marine Trust and Investment Company
     C.I.B. Data Processing Services, Inc.
     Mortgage Services of Illinois, Inc.

     * Indicates Operating Bank Subsidiaries

     The Company was originally incorporated on November 26, 1985 as Sidney Bancorporation, Inc., a one bank holding Company. The Company changed its name to Central Illinois Bancorp., Inc. on November 24, 1987 in conjunction with the change of control discussed below. The business affairs of the Company are currently guided by a ten member Board of Directors. Each director serves for a three year term and is elected on a staggered basis, with provision for three directors to be elected in each of two consecutive years, and four directors to


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be elected in the following year. The Company's main office is presently located at the Central Illinois Bank facility located at 2913 W. Kirby Avenue,
Champaign, Illinois 61821, and its telephone is 217-355-6200. The Company anticipates that several of its corporate operations will be moved to the permanent Pewaukee facility when that facility is opened. See, "Properties - Marine Facilities, Permanent Pewaukee Facility."

     On September 15, 1987, control of the Company changed when a group of investors, most of whom remain as current stockholders of the Company, purchased all of the outstanding common stock of the Company. Since the change in control, the new management has placed more emphasis on market share and business growth and development, and has initiated a program of having officers aggressively call on potential commercial accounts. The Company has also followed a plan of deliberate growth and expansion of its market areas. The Company's approach to developing each new market area is to hire bank officers currently active in that market area. In this manner the Company has endeavored to build its market entry activities around the reputation and abilities of lenders already known and successful within the intended market.

BANKING OPERATIONS

     Through its subsidiaries the Company engages in a wide range of commercial and personal banking activities, including accepting various types of demand deposit accounts, accepting savings and time deposit accounts, making secured and unsecured loans to corporations, individuals, and others, issuing letters of credit, originating mortgage loans, providing personal and corporate trust services, and providing various other personal and corporate banking services. The Company's lending services include commercial, real estate, installment (direct and indirect), and credit card loans. Revenues from the Company's lending activities constitute the largest component of the Company's operating revenues.

     The loan portfolios of the Company's subsidiaries constitute the major earning assets of the Company, and the interest spread between the interest rate earned on these loans and the costs to these banks of obtaining the funds to loan is the principal source of revenue to the banks. The Company's loan personnel have the authority to extend credit under guidelines established and approved by the Board of Directors of each bank. Any aggregate credit which exceeds the authority of the loan officer is reviewed for approval by a loan committee composed of various experienced loan officers and bank directors. The loan committees act to ensure consistent application of each bank's loan policies.

     The general areas served by the Company's bank subsidiaries presently include the metropolitan areas of Chicago, Illinois, Milwaukee, Wisconsin and Indianapolis, Indiana and most of the central Illinois area. The Company extends out-of-area credit on a limited basis to some borrowers who are considered to be good credit risks. As of December 31, 1997 and solely with regard to its holding company operations, the Company had 37 full-time employees and 6 part-time employees. The Company does not separately own any facilities, and the administrative offices of the Company are located at the West Champaign facility of Central Illinois Bank described in Item 3 below.



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     At the time of the change of control of the Company in September of 1987 the Company owned one bank with total assets of approximately $9,400,000 and a single banking location in Sidney, Illinois, a community with a population of approximately 1,000. As of March 31, 1998, the Company owned and controlled three commercial banks in Illinois, a savings bank in Wisconsin, and a newly-formed commercial bank in Indiana, which in total have 26 locations now operating in 11 counties in the State of Illinois, two counties in the State of Wisconsin, and one county in the State of Indiana. The Company has applications pending with, or conditionally approved by, the appropriate regulatory agencies for relocation of two temporary facilities to permanent locations in Peoria, Illinois and Pewaukee, Wisconsin, and for the establishment of four new facilities in Elmhurst and Rantoul, Illinois, Indianapolis, Indiana and Wauwatosa, Wisconsin. Each of the Company's bank subsidiaries and other subsidiaries are described below.

ILLINOIS

     Central Illinois Bank ("CIB") is a state bank chartered under the laws of Illinois that was originally authorized to commence business in 1958 in Sidney, Illinois under the name of Sidney Community Bank. The name of the bank was changed to Central Illinois Bank in January of 1988, and its main office is now located in the Midtown Champaign facility, 302 W. Springfield Avenue, Champaign, Illinois. As of December 31, 1997, the bank had 87 full-time employees, 41 part-time employees, total assets of approximately $348,000,000, and 9 branch facilities currently operating and described below. See, "Properties".

     The Company began its move into regional banking activities in 1991 through the acquisition of its second bank subsidiary now known as Central Illinois Bank MC ("CIBM"). CIBM is a state bank chartered under the laws of Illinois that was originally authorized to commence business in 1920 in Arrowsmith, Illinois under the name of Arrowsmith State Bank. In October, 1991, the Company acquired all of the stock of Arrowsmith State Bank and changed the name of the bank in January, 1992 to Central Illinois Bank McLean County. The name was changed again in September, 1995 to become Central Illinois Bank MC. The main office of the bank is located at 1710 East College Avenue, Normal, Illinois. As of December 31, 1997, the bank had 44 full-time employees, 20 part-time employees, total assets of approximately $164,000,000, and 7 branch facilities currently operating and described below. See, "Properties".

     In March of 1998 the Company's Board of Directors voted to merge CIB and CIBM. Additional corporate action and regulatory approval will be required before the merger can be consummated. The Company intends that CIB will be the surviving corporation after the merger and all of the banking operations of both banks will be conducted under the name Central Illinois



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Bank. If all required regulatory approval is timely received, the Company believes the merger will be completed during 1998.

     The Company continued its regional market development and growth in 1994 by acquiring a banking operation in the metropolitan Chicago market through the purchase of all of the stock of Hillside Investors, LTD ("HIL") and thereby ownership of its subsidiary bank in Hillside, Illinois that is now known as CIB Bank ("CIBH"). HIL is an Illinois corporation and a one bank holding company that was originally incorporated March 23, 1983 and thereafter acquired majority ownership of the stock of CIBH. HIL has no employees or separate facilities, and its main office is located at Hillside facility of CIBH described below. See, "Properties".

     CIBH is a state bank chartered under the laws of Illinois that was originally authorized to commence business in 1963 in Hillside, Illinois under the name of Bank of Hillside. The name of the bank was changed to CIB Bank in January of 1995. The main office of the bank is located at 101 N. Wolf Road, Hillside, Illinois. As of December 31, 1997, CIBH had 59 full-time employees, 8 part-time employees, total assets of approximately $248,000,000, and 6 branch facilities currently operating and described below. See, "Properties".

WISCONSIN

     The Company's first move into the interstate banking arena occurred in September of 1997 with its acquisition of First Ozaukee Capital Corp. ("FOCC") and its subsidiary savings bank now operated as Marine Bank and Savings ("Marine"). FOCC is a Wisconsin corporation that was originally formed October 17, 1994 as a holding company to own all of the stock of Marine. FOCC has no employees or separate facilities, and its home office is located at the Cedarburg facility of Marine described below. See, "Properties".

     Marine is presently a Wisconsin state-chartered savings bank that was originally incorporated in July of 1923 as Cedarburg Building and Loan Association. In May of 1993 this institution was converted to a mutual savings bank, and in October of 1994 this bank was subsequently converted to a stock savings bank, which is its status at present. After a series of name changes over the years of its operation, the name of this bank was changed by the Company in September of 1997 to Marine Bank and Savings. The home office of the bank is located at W61 N536 Washington Avenue, Cedarburg, Wisconsin. As of December 31, 1997, Marine had 17 full-time employees, 4 part-time employees, total assets of approximately $52,000,000, and 3 branch facilities currently operating and described below. See, "Properties".

INDIANA

     The Company's most recent step toward broader regional banking activities involved the creation of a de novo bank in Indiana, also under the name CIB Bank ("CIB-IND"). CIB-IND is an Indiana state bank that received its charter authorizing it to commence business in March of



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1998 in Indianapolis, Indiana. The main office of this bank is located at 11715
Fox Road, Indianapolis, Indiana. At the time this bank began operations it had 4 full time employees, 1 part time employee, $10,500,000 of initial capital and operated one facility as described below. See, "Properties".

BANKING SUPPORT OPERATIONS

     In addition to its banking and bank holding company subsidiaries, the Company has also created or acquired three other subsidiaries to compliment and facilitate its banking activities. The first of these subsidiaries, C.I.B. Data Processing Services, Inc., an Illinois corporation ("Data"), was incorporated by the Company in August of 1990 to perform data processing functions solely for the Company and its subsidiaries. The principal office of Data is located at 826 West Champaign Avenue, Rantoul, Illinois. Data coordinates all of the computer equipment leases and purchases on behalf of the Company and its subsidiaries. Data also licenses banking software and coordinates the operation of this software for the banks. Data has generally been operated from its inception as a means to facilitate the operational needs of the Company and not as a profit center. As of December 31, 1997 data had 13 full time employees and no part time employees. Data does not separately own any facilities, and its principal office is located in the Rantoul, Illinois facility of CIB.

     In September of 1995 the Company acquired all of the stock of Mortgage Services of Illinois, Inc., ("MSI") an Illinois corporation in the business of originating and brokering mortgage loans. MSI is licensed by the Office of the Commissioner of Banks and Real Estate of the State of Illinois and presently provides mortgage origination and brokerage services. The head office of MSI is located at 2407 East Washington Street, Bloomington, Illinois, and MSI has employees located in several of the facilities of the Company's Illinois banks. MSI has also received a license from the State of Wisconsin to provide mortgage banking services in that state, and the Company anticipates that MSI will begin operations in Wisconsin in 1998. As of December 31, 1997 MSI had 18 full time employees and 2 part time employees. MSI does not separately own any facilities and its principal office is located in the Bloomington facility of CIBM.

     In February of 1998 the Company obtained authority from the Illinois Office of Banks and Real Estate to incorporate Marine Trust and Investment Company ("Trust") as an Illinois corporation with trust powers. CIB had previously obtained authority from the State of Illinois in August of 1991 to operate a trust department and began providing trust services at that time. It is anticipated that substantially all of the trust assets will be transferred to Trust and that each of the Company's Illinois bank subsidiaries will utilize the services of Trust in the future. The main office of Trust is located at 333 Quadrangle Drive, Bolingbrook, Illinois. At the time Trust began operations it had 6 full time employees, 4 of which were hired from CIB's trust department, and it had



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

$2,100,000 of initial capital. Trust does not own any separate facilities, and its principal office is located in the Bolingbrook facility of CIBH. In 1991, CIB entered into an agreement for investment advisory services with Strategic Capital Management, Inc. ("SCM"). In March of 1998 CIB assigned its rights and obligations under that agreement to Trust. At the same time, Strategic Capital Trust Company ("SCTC"), parent corporation of SCM, assumed SCM's rights and obligations under that agreement.

     Through MSI, the Company originates conventional mortgage loans and sells them in the secondary market. MSI also offers VA, FHA, and other fixed rate and first time home buyer loans. Through Trust, the Company provides a wide range of personal and corporate trusts and trust-related services, including serving as executor of estates, as trustee under testamentary and intervivos trusts, as guardian of the estates of minors and incompetents, and as escrow agent under various agreements. The Company's banks also offer credit card products and electronic banking services to their customers.

     In the aggregate, as of December 31, 1997 the Company and all of its subsidiaries employed 275 full time employees and 81 part time employees. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreements, and the Company believes the Company and its subsidiaries enjoy good employee relations.

SUPERVISION AND REGULATION

GENERAL

     The Company and its subsidiaries are subject to regulation and supervision by various governmental regulatory authorities including, but not limited to, the Federal Reserve Board (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), the Illinois Office of Banks and Real Estate, the Indiana Department of Financial Institutions, and the Wisconsin Department of Financial Institutions. Financial institutions and their holding companies are extensively regulated under federal and state law. The effect of such statutes, regulations and policies can be significant, and the timing and effect of changes to these laws cannot always be predicted.

     Federal and state laws and regulations generally applicable to financial institutions such as the Company and its subsidiary banks regulate, among other things, the scope of business, investments, reserves against deposits, capital levels relative to operations, the nature and amount of collateral for loans, the establishment of branches, mergers, consolidations and dividends. This supervision and regulation is intended primarily for the protection of the FDIC's Bank Insurance Fund ("BIF") and Savings Association Insurance Fund ("SAIF") and the depositors, rather than the stockholders of a financial institution.

     The following references to material statutes and regulations affecting the Company and its subsidiaries are brief summaries thereof and are qualified in their entirety by reference to the full text of such statutes and regulations. Any change in applicable law or regulations may have a material effect on the business of the Company and its subsidiaries.



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



BANK HOLDING COMPANY ACT OF 1956, AS AMENDED

     A bank holding company is subject to regulation under the Bank Holding Company Act of 1956, as amended (the "Act"), and must register with the FRB under that Act. A bank holding company is required by the Act to file an annual report of its operations and such additional information as the FRB may require. As a bank holding company, the Company and its bank subsidiaries are subject to examination by the FRB. The FRB has jurisdiction to regulate the terms of certain debt issues of bank holding companies and the authority to impose reserve requirements.

     The Act currently prohibits a bank holding company, or any subsidiary thereof other than a bank, from acquiring all or substantially all the assets of any bank, or for a bank holding company or any subsidiary from acquiring more than 5% of the voting shares of any bank, unless the acquiror receives prior approval from the FRB.

     The Act also prohibits, with certain exceptions, a bank holding company from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank and from engaging in any business other than that of banking, managing and controlling banks, or furnishing services to banks and their subsidiaries. Bank holding companies may engage in, and may own shares of companies engaged in, certain businesses found by the FRB to be so closely related to banking as to be a proper incident thereto. Under current regulations of the FRB, a bank holding company and its nonbank subsidiaries are permitted, among other activities, to engage in certain banking-related business ventures, and the activities of the Company's non-bank subsidiaries fall within these permitted activities.

     Federal law prohibits acquisition of control of a bank or bank holding company without prior notice to certain federal bank regulators. "Control" is defined in certain cases as acquisition of as little as 10% of the outstanding shares of any such entity. Additionally, under certain circumstances a bank holding company is restricted from purchasing its own stock without obtaining approval of the FRB.

CAPITAL STANDARDS

     The FRB, FDIC and other federal banking agencies have established risk-based capital adequacy guidelines intended to provide a measure of capital adequacy that reflects the degree of risk associated with a banking organization's operations, both for transactions reported on the balance sheet as assets, and transactions, such as letters of credit and recourse arrangements, which are reported as off-balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off-balance sheet items are multiplied by one of several risk adjustment percentage which range from 0% for assets with low credit risk, such as certain U.S. government securities, to 100% for assets with relatively higher credit risk.

     A banking organization's qualifying capital is categorized as Tier 1 and Tier 2 capital, as detailed below, and risk-based capital ratios are obtained by dividing its qualifying capital by its total risk-adjusted assets and off-balance sheet items. The regulators measure risk-adjusted



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assets and off-balance sheet items against both Tier 1 capital and total qualifying capital, which is the sum of Tier 1 capital and limited amounts of Tier 2 capital. Tier 1 capital consists of common stock, retained earnings, noncumulative perpetual preferred stock and minority interests in certain subsidiaries, less most other intangible assets. Tier 2 capital may consist of a limited amount of the allowance for loan losses and certain other instruments with some characteristics of equity. The inclusion of elements of Tier 2 capital is subject to certain other requirements and limitations of the federal banking agencies. Since December 31, 1992, the federal banking agencies have required that risk-adjusted assets and off-balance sheet items be not more than 8%, and not more than 4% of Tier 1 capital.

     In addition to the risk-based guidelines, federal banking regulators require banking organizations to maintain a minimum amount of Tier 1 capital to total assets, referred to as the leverage ratio. For a banking organization rated in the highest of the five categories used by regulators to rate banking organizations, the minimum leverage ratio of Tier 1 capital to total assets is 3%. It is improbable, however, that an institution with a 3% leverage ratio would receive the highest rating by the regulators since a strong capital position is a significant part of the regulators' rating. For all banking organizations not rated in the highest category, the minimum leverage ratio is at least 100 to 200 basis points above the 3% minimum. Thus, the effective minimum operating leverage ratio, for all practical purposes, is at least 4% or 5%.

     The following table presents the capital ratios for the Company and each banking subsidiary operating as of December 31, 1997:

                                     Company       CIB           MC           CIBH         Marine
                                     Ratios       Ratios       Ratios        Ratios        Ratios
Risk-Based Capital Ratio:
  Total Capital:                     15.50%        9.85%       11.71%         14.78%        34.31%
  Tier 1 Capital:                    14.50%        8.86%       10.73%         13.75%        33.35%
  Tier 1 Capital Leverage Ratio:     12.36%        7.37%        8.62%         11.56%        23.93%

     In addition to these uniform risk-based capital guidelines and leverage ratios, the regulators have the discretion to set individual minimum capital requirements for specific institutions at rates above the minimum guidelines and ratios.

PROMPT CORRECTIVE ACTION AND OTHER ENFORCEMENT MECHANISMS

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") requires each federal banking agency to take prompt corrective action to resolve the problems of insured depository institutions, including but not limited to those that fall below one or more of the prescribed minimum capital ratios. The law requires each federal banking agency to promulgate regulations defining the following five categories in which an insured depository institution will be placed, based on the level of its capital ratios: well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.



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     In September of 1992, the federal banking agencies issued uniform final regulations implementing the prompt corrective action provisions of the FDICIA. An insured depository institution generally will be classified in the following categories based on capital measures indicated below:

     "Well-Capitalized": Total risk-based capital of 10% or more; Tier 1 risk-based ratio capital of 6% or more; and a Leverage ratio of 5% or more.

     "Adequately Capitalized": Total risk-based capital of at least 8%; Tier 1 risk-based capital of at least 4%; and a Leverage ratio of at least 4%.

     "Undercapitalized": Total risk-based capital less than 8%; Tier 1 risk-based capital less than 4%; or a Leverage ratio less than 4%.

     "Significantly Undercapitalized": Total risk-based capital less than 6%; Tier 1 risk-based capital less than 3%; or a Leverage ratio less than 3%.

     "Critically Undercapitalized": Tangible equity to total assets less than 2%.

     An institution that, based upon its capital levels, is classified as either well-capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition or an unsafe or unsound practice warrants such treatment. At each successive lower capital category, an insured depository institution is subject to more restrictions. The federal banking agencies, however, may not treat an institution as "critically undercapitalized" unless its capital ratio actually warrants such treatment.

     If an insured depository institution is undercapitalized, it will be closely monitored by the appropriate federal banking agency. Undercapitalized institutions must submit an acceptable capital restoration plan with a guarantee of performance issued by the holding company. Further restrictions and sanctions are required to be imposed on insured depository institutions that are critically undercapitalized. The most important additional measure is that the appropriate federal banking agency is required to either appoint a receiver for the institution within 90 days or obtain the concurrence of the FDIC in another form of action.

     In addition to measures taken under the prompt corrective action provisions, commercial banking organizations may be subject to potential enforcement actions by the federal regulators for unsafe or unsound practices in conducting their businesses or for violations of any law, rule, regulation or any condition imposed in writing by the agency or any written agreement with the agency. Enforcement actions may include the imposition of a conservator or receiver, the issuance of a cease-and-desist order that can be judicially enforced, the termination of insurance of deposits (in the case of a depository institution), the imposition



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of civil money penalties, the issuance of directives to increase capital, the issuance of formal and informal agreements, the issuance of removal and prohibition orders against institution-affiliated parties and the enforcement of such actions through injunctions or restraining orders based upon a prima facie showing by the agency that such relief is appropriate. Additionally, a holding company's inability to serve as a source of strength to its subsidiary banking organizations could serve as an further basis for a regulatory action against the holding company.

     As of December 31, 1997, and based on the guidelines set out above, the Company's calculations showed that the Company and each of its subsidiary banks except CIB were classified as "well capitalized" under the above guidelines. The ratios for CIB dropped below the requirements to be classified as "well capitalized" at the end of 1997, and the Company's calculations showed that CIB was classified as "adequately capitalized" at year end. The Company has since added capital to CIB and the Company's calculations show that bank would now be classified as "well capitalized."

STANDARDS FOR SAFETY AND SOUNDNESS

     The FDICIA, as amended, and the Riegle Community Development and Regulatory Improvement Act of 1994 require the FRB, together with the other federal bank regulatory agencies, to prescribe standards of safety and soundness by regulations or guidelines relating generally to operations and management, asset growth, asset quality, earnings, stock valuation, and compensation. Effective in August of 1995 the FRB and the other federal bank regulatory agencies adopted a set of guidelines prescribing safety and soundness standards pursuant to the FDICIA, as amended. The guidelines establish general standards relating to internal controls and information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, and compensation, fees and benefits. In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director or principal shareholder.

     In addition, the FRB adopted regulations that authorize, but do not require, the FRB to order an institution that has been given notice that it is not satisfying any of such safety and soundness standards to submit a compliance plan. If, after being so notified, an institution fails to submit an acceptable compliance plan or fails in any material respect to implement an accepted compliance plan, the FRB must issue an order directing action to correct the deficiency and may also issue an order directing other actions of the types to which an undercapitalized institution is subject under the "prompt corrective action" provisions of the FDICIA. If an institution fails to comply with such an order, the FRB may seek to enforce the order in judicial proceedings and to impose civil money penalties. The FRB and the other federal bank regulatory agencies have also adopted guidelines for asset quality and earnings standards.



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     A range of other provisions in the FDICIA include requirements applicable to: closure of branches; additional disclosures to depositors with respect to terms and interest rates applicable to deposit accounts; uniform regulations for extensions of credit secured by real estate; restrictions on activities of and investments by state-chartered banks; modification of accounting standards to conform to generally accepted accounting principles, including the reporting of off-balance sheet items and supplemental disclosure of estimated fair market value of assets and liabilities in financial statements filed with the banking regulators; penalties in making or failing to file assessment reports with the FDIC; restrictions on extensions of credit to directors, officers and principal stockholders; and reporting requirements on agricultural loans and loans to small businesses.

     As required by the FDICIA, the federal financial institution agencies solicited comments in September, 1993 on a proposed rule and method of incorporating an interest rate risk component into the current risk-based capital guidelines, with the goal of ensuring that institutions with high levels of interest rate risk have sufficient capital to cover their exposures. Interest rate risk is the risk that changes in market interest rates might adversely affect a bank's financial condition or future profitability. In August of 1995 the FRB, FDIC and other federal banking agencies published a final rule modifying their existing risk-based capital standards to provide for consideration of interest rate risk when assessing the capital adequacy of a bank. Under the final rule, the FRB and FDIC must explicitly include a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor in evaluating a bank's capital adequacy. In June of 1996 the FRB, FDIC and other federal banking agencies published a joint agency policy statement providing guidance to banks for managing interest rate risk. The policy statement emphasizes the importance of adequate oversight by management and a sound risk management process. The assessment of interest rate risk management made by bank examiners will be incorporated into each bank's overall risk management rating and will be used to determine the effectiveness of management.

DIVIDEND RESTRICTIONS

     The FRB generally prohibits a bank holding company from declaring or paying a cash dividend which would impose undue pressure on the capital of subsidiary banks or would be funded only through borrowing or other arrangements that might adversely affect a bank holding company's financial position. The FRB's policy is that a bank holding company should not initiate or continue cash dividends on its common stock unless its net income is sufficient to fully fund each dividend and its prospective rate of earnings retention appears consistent with its capital needs, asset quality and overall financial condition. A bank holding company is expected to act as a source of financial strength for each of its subsidiary banks and to commit resources to support its subsidiary banks in circumstances when it might not do so absent such policy.



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
     The Company to date has not declared or paid any dividends. The Company's ability to pay any dividends in the future depends in large part on the ability of the subsidiary banks to pay dividends to the Company. The ability of the subsidiary banks to pay dividends is subject to restrictions set forth in the banking and corporate laws of each state and regulations of the FDIC. Additionally, under the FDICIA a bank may not make any capital distribution, including the payment of dividends, if after making such distribution the bank would be in any of the "under-capitalized" categories under the FDIC's Prompt Corrective Action regulations.

     Under the Financial Institution's Supervisory Act, the FDIC also has the authority to prohibit a bank from engaging in business practices which the FDIC considers to be unsafe or unsound. It is also possible, depending upon the financial condition of the bank and other factors, the FDIC could assert that the payment of dividends or other payments in some circumstances might be an unsafe or unsound practice and thereby prohibit such payments.

FEDERAL DEPOSIT INSURANCE

     Under the FDICIA each of the Company's subsidiary banks, as FDIC-insured institutions, are required to pay deposit insurance premiums based on the risk each poses to the insurance fund. The FDIC has authority to raise or lower assessment rates on insured deposits in order to achieve certain designated reserve ratios in the insurance funds and to impose special additional assessments. The FDIC recently amended the risk-based assessment system and adopted a new assessment rate schedule for BIF-insured deposits. The new assessment rate schedule for premium assessment provides for an assessment range of 0% to 0.27% of deposits, depending on capital and supervisory factors. Each depository institution is assigned to one of three capital groups: "well capitalized," "adequately capitalized" or "under capitalized." Within each capital group, institutions are assigned to one of three supervisory subgroups:
"Subgroup A," "Subgroup B" or "Subgroup C". Accordingly, there are nine combinations of capital groups and supervisory subgroups to which varying assessment rates would be applicable. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned.

     Deposit insurance may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. The management of each of the Company's subsidiary banks does not know of any practice, condition or violation that might lead to termination of deposit insurance. During 1997, the Company's subsidiary banks were assessed deposit insurance in the aggregate amount of $78,855.

     The Economic Growth and Regulatory Paperwork Reduction Act of 1996 enacted in September of 1996 provides that, for semi-annual periods beginning after December 31, 1996, BIF deposits will also be assessed to pay interest on the bonds issued in the late 1980s by the Financing Corporation (the "FICO Bonds") to recapitalize the now defunct Federal Savings & Loan Insurance Corporation. For purposes of the assessments to pay interest on the FICO Bonds, BIF deposits will be assessed at a rate of 20% of the assessment rate applicable to SAIF deposits until December 31, 1999. After the earlier of December 31, 1999 or the date on which the last savings association ceases to exist, full pro rata sharing of FICO assessments will begin. It has been estimated that the rates of assessment for the payment of interest on the FICO Bonds will be approximately
1.3 basis points for BIF-assessable deposits and approximately 6.4 basis points for SAIF-assessable deposits. The payment of the assessment to pay interest on the FICO Bonds should not materially affect the Banks.

RESTRICTIONS ON AFFILIATE TRANSACTIONS

     Transactions between a bank holding company, its subsidiary banks and other subsidiaries of the bank holding company are subject to a number of other restrictions. FRB policies forbid the payment by bank subsidiaries of management fees which are unreasonable in amount or exceed the fair market value of the services rendered or, if no market exists, actual costs plus a reasonable profit. Additionally, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with the extension of credit, sale or lease of property, or furnishing of services. Subject to certain limitations, depository institution subsidiaries of bank holding companies may extend credit to, invest in the securities of, purchase assets from, or issue a guarantee, acceptance, or letter of credit on behalf of, an affiliate, provided that the aggregate of such transactions with affiliates may not exceed 10% of the capital stock and surplus of the institution, and the aggregate of such transactions with all affiliates may not exceed 20% of the capital stock and surplus of such institution. A bank holding company may only borrow from depository institution subsidiaries if the loan is secured by marketable obligations with a value of a designated amount in excess of the loan. Further, the bank holding company may not sell a low-quality asset to a depository institution subsidiary.

     Bank holding companies are also restricted in the extent to which they and their subsidiaries can borrow or otherwise obtain credit from one another or engage in certain other transactions. The "covered transactions" that an insured depository institution and its subsidiaries are permitted to engage in with their nondepository affiliates are limited to the following amounts: (i) in the case of any one such affiliate, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 10% of the capital stock and the surplus of the insured depository institution; and (ii) in the case of all affiliates, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 20% of the capital stock and surplus of the insured depository institution. In addition, extensions of credit that constitute covered transactions must be collateralized in prescribed amounts. "Covered transactions" are defined by statute to include a loan or extension of credit to the affiliate, a purchase of securities issued by an affiliate, a purchase of assets from the affiliate (unless otherwise exempted by the FRB), the acceptance of securities issued by the affiliate as collateral for a loan and the issuance of a guarantee, acceptance, or letter of credit for the benefit of an affiliate.

COMMUNITY REINVESTMENT ACT

     Under the Community Reinvestment Act ("CRA"), a financial institution has a continuing and affirmative obligation, consistent with the safe and sound operation of such institution, to help meet the credit needs of its entire community, including low-income and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions, nor does it limit an institution's discretion to develop the types of products and services that it believes, consistent with the CRA, are best suited to its particular community. The CRA requires each federal banking agency, in connection with its examination of a financial institution, to assess and assign one of four ratings to the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by the institution, including applications for charters, branches and other deposit facilities, relocations, mergers, consolidations, acquisitions of assets or assumptions of liabilities, and savings and loan holding company acquisitions. The CRA also requires that all institutions make public disclosure of their CRA ratings.

     In April of 1995, the FRB, OCC and other federal banking agencies adopted amendments revising their CRA regulations. Among other things, the amended CRA regulations substitute for the prior process-based assessment factors a new evaluation system that rates an institution based on its actual performance in meeting community needs. In particular, the new system focuses on three tests:
(i) a lending test, to evaluate the institution's record of making loans in its assessment areas; (ii) an investment test, to evaluate the institution's record of investing in community development projects, affordable housing, and programs benefiting low or moderate income individuals and businesses; and (iii) a service test, to evaluate the institution's delivery of services through its branches, automated teller machines and other offices. The amended CRA regulations also clarify how an institution's CRA performance would be considered in the application process.

     Each of the Company's subsidiary banks received "satisfactory" ratings on its most recent CRA performance evaluation with the exception of Marine. At the time the Company acquired control of Marine through its purchase of the stock of FOCC, Marine was not in compliance with CRA guidelines and had entered into a memorandum agreement with the FDIC requiring that certain actions be taken so that Marine would come into compliance. Since the Company acquired control of Marine it has worked towards resolving the CRA compliance issues. The Company believes significant progress has been made toward resolving these outstanding CRA issues and that Marine will soon be in compliance with CRA guidelines.

FINANCIAL INSTITUTIONS REFORM, RECOVERY AND ENFORCEMENT ACT OF 1989

     The passage of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") resulted in significant changes in the enforcement powers of federal banking agencies, and more significantly, the manner in which the thrift industry is regulated. While FIRREA's primary purpose was to address public concern over the financial crises of the thrift industry through the imposition of strict reforms on that industry, FIRREA grants bank holding companies more expansive rights of entry into "the savings institution" market through the acquisition of both healthy and failed savings institutions. Under the provisions of FIRREA, a bank holding company can expand its geographic market or increase its concentration in an existing market by acquiring a savings institution, but it cannot expand its product market by acquiring a savings institution.

MONETARY POLICY AND ECONOMIC CONDITIONS

     The earnings of the Company are affected by general economic conditions and by the policies of various governmental regulatory authorities. In particular, the actions and policies of the FRB exert a major influence on interest rates charged on loans and paid on deposits, credit conditions, the growth of loans, and the price of assets such as securities. Some of the methods used by the FRB to promote orderly economic growth by influencing interest rates and the supply of money and credit include open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, and changes in reserve requirements against member bank deposits. In addition to the actions of the FRB, the Company's earnings are also affected by FDIC insurance premiums. The effect of the various measures used by the FRB and other regulatory authorities on the future business and earnings of the Company cannot be reasonably predicted.

INTERSTATE BANKING AND BRANCHING

     The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 allows for interstate banking and interstate branching without regard to whether such activity is permissible under state law. Bank holding companies may acquire banks anywhere in the United States subject to certain state restrictions. Further, an insured bank in one state may merge with an insured bank in another state without regard to whether such merger is prohibited by state law. Approval of interstate bank mergers will be subject to certain conditions including: adequate capitalization; adequate management; Community Reinvestment Act compliance; deposit concentration limits and compliance with federal and state antitrust laws. Following the consummation of an interstate transaction, the resulting bank may establish additional branches at any location where any bank involved in the transaction could have established a branch under applicable federal or state law if such bank had not been a party to the merger transaction. Additionally, an out-of-state bank may acquire branches of an insured bank in another state without acquiring the entire bank, if the law of the state where the branch is located permits such an acquisition. States may permit interstate branching where both states involved with the bank merger expressly permit it by statute. Further, bank holding companies may merge existing bank subsidiaries located in different states into one bank.

     An insured bank subsidiary may act as an agent for an affiliated bank or thrift in offering limited banking services (receive deposits, renew time deposits, close loans, service loans and receive payments on loan obligations) both within the same state and across state lines. Under interstate banking legislation, adequately capitalized and managed bank holding companies are permitted to acquire control of a bank in any state. States may, however, prohibit acquisitions of banks that have not been in existence for at least five years. The FRB is prohibited from approving an application if the applicant controls more than 10 percent of the total amount of deposits of insured depository institutions nationwide. In addition, interstate acquisitions are subject to statewide concentration limits.

     The FRB is prohibited from approving an application if, prior to consummation, the applicant controls any insured depository institution or branch in the home state of the target bank and the applicant would, following consummation, control 30 percent or more of the total amount of deposits of insured depository institutions in the home state or any host state of the target bank. This legislation also provides that the concentration limits do not affect the authority of any state to limit the percentage of the total amount of deposits in the state which would be held or controlled by any bank or bank holding company to the extent the application of this limitation does not discriminate against out-of-state institutions. States may waive the statewide concentration limit. The FRB may approve an application without regard to the 30 percent state-wide concentration limit if the affected state allows a greater percentage of total deposits to be so controlled, or the acquisition is approved by the state bank regulator and the standard on which such approval is based does not have the effect of discriminating against out-of-state institutions.

     Interstate branches will be required to comply with host state community reinvestment, consumer protection, fair lending, and intrastate branching laws as if the branch were chartered by the host state. An exception is provided for national bank branches if federal law preempts the state requirements or if the OCC determines that the state law has a discriminatory effect on out-of-state banks. All other laws of the host state will apply to the branch to the same extent as if the branch were a bank with its main office located in the host state.

     The interstate branching by merger provisions became effective in June of 1997, and allowed each state, prior to the effective date, the opportunity to "opt out", thereby prohibiting interstate branching within that state. Of those states in which the Company's bank subsidiaries are located (Illinois, Indiana, and Wisconsin), none have adopted legislation to "opt out" of the interstate branching provisions. Furthermore, a bank is now able to add new branches in a state in which it does not already have banking operations if such state enacts a law permitting such de novo branching.

     The effects on the Company of the changes in interstate banking and branching laws cannot be accurately predicted, but it is likely that there will be increased competition from national and regional banking firms headquartered in other states.

ILLINOIS REGULATION

     The Company is subject to additional regulation under the Illinois Bank Holding Company Act of 1957, as amended. As an Illinois bank holding company, the Company is subject to examination by the Illinois Office of Banks and Real Estate ("OBRE"). The Company's Illinois subsidiary banks, CIB, CIBM, CIBH, are organized under the laws of the State of Illinois and as such are subject to OBRE supervision. The OBRE requires all state banks to file a full and accurate statement of their affairs annually, and OBRE examiners conduct periodic examinations of state banks.

     The OBRE has the right to promulgate rules and regulations necessary for the supervision and regulation of Illinois banks under its jurisdiction and for the protection of the public investing in such institutions. The regulatory authority of the OBRE includes, but is not limited to, the establishment of reserve requirements; the regulation of the payment of dividends; the regulation of stock repurchases; the regulation of incorporators, shareholders, directors, officers and employees; the establishment of permitted types of withdrawable accounts and types of contracts for savings programs, loans and investments; the regulation of the conduct and management of banks, chartering and branching of institutions, mergers, conversions; and, limitations on investments in and loans to affiliates.

     The OBRE generally conducts regular annual examinations of Illinois banks to assure these institutions are being operated in compliance with applicable Illinois law and regulations and in a safe and sound manner, and the banks are required to pay the fees for these supervisory operations. The OBRE has the power to remove or impose civil or criminal fines upon any director, officer, employee, or agent of a state bank if such person, in the conduct of the business of the bank, has engaged in an unsafe or unsound practice. Further, if the OBRE finds that a state bank's capital is impaired or in an otherwise unsound condition, its business is being conducted in an unlawful, fraudulent or unsafe manner, its operations are unable to continue, or the OBRE examination is obstructed or impeded, the OBRE must notify the board of directors of its findings. If such condition is not remedied within a prescribed time period, the OBRE must take possession and control of the bank and its assets for the purpose of examination, reorganization or liquidation through receivership.

     Under Illinois law, a bank may pay dividends without OBRE approval so long as the amount of the dividend does not exceed net profits then on hand, deducting first therefrom the bank's losses and bad debts, and subject to certain additional OBRE requirements.

WISCONSIN REGULATION

     The Company is an out-of-state bank holding company within the meaning of Wisconsin law, and as such, the Company is subject to the laws of the State of Wisconsin relating to the ownership and operation of banks in Wisconsin. The Company's subsidiary, Marine, is a savings bank chartered under the laws of the State of Wisconsin and is subject to regulation and supervision by the Wisconsin Department of Financial Institutions, ("WDFI"). Marine is required to file annual reports and is subject to examination by the WDFI at least every 18 months to assure that it is being operated in compliance with applicable Wisconsin laws and regulations and in a safe and sound manner. Wisconsin savings banks are required by WDFI regulations to pay examination fees and annual assessments to fund the supervisory operations of the WDFI.

     The WDFI has the authority to promulgate rules and regulations necessary for the supervision and regulation of Wisconsin savings banks under its jurisdiction and for the protection of the public investing in such institutions. The regulatory authority of the WDFI includes, but is not limited to, the establishment of capital maintenance requirements; the regulation of the payment of dividends; the regulation of incorporators, shareholders, directors, officers and employees; the establishment of permitted types of withdrawable accounts and types of contracts for savings programs, loans and investments; the regulation of the conduct and management of banks, chartering and branching of institutions, mergers, conversions. The WDFI may take possession of the property and business of savings banks if conditions so warrant.

     As a Wisconsin-chartered savings bank, Marine must qualify for and maintain a level of qualified thrift investments equal to 60% of its assets as prescribed in Section 7701(a)(19) of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"). As of December 31, 1997, Marine maintained 78.35% of its assets in qualified thrift investments and therefore met the qualified thrift requirement.

     Wisconsin-chartered savings banks are required to maintain a minimum capital to assets ratio of 6% and must maintain total capital necessary to ensure the continuation of insurance of deposit accounts by the FDIC. As of December 31, 1997, Marine's total capital, as calculated under Wisconsin law, was in excess of the required amount. If the WDFI determines that the financial condition, history, management or earning prospects of a savings bank are not adequate, it may require a higher minimum capital level for the savings bank. If a savings bank's capital ratio falls below the required level, the WDFI may direct the savings bank to adhere to a specific written plan to correct the capital deficiency, and may implement a number of other restrictions on the savings bank's operations, including a prohibition on the declaration of dividends.

     Under Wisconsin law, a savings bank may pay dividends without WDFI approval so long as the total capital of the savings bank meets the mandated capital maintenance requirements described below, the amount of the dividend does not exceed net profits then on hand, and unless the savings bank has transferred to surplus at least 10% of its net profits of the preceding half year in the case of quarterly or semiannual dividends, or not less than 10% of the net profits for the preceding year in the case of annual dividends, until the amount in surplus is at least equal to its capital stock. Additionally, written approval of WDFI is required before a dividend is paid in any calendar year that exceeds 50% of the saving bank's net profits of that year.

INDIANA REGULATION

     The Company is a foreign bank holding company within the meaning of Indiana law, and as such, the Company is subject to the laws and regulations of the State of Indiana relating to the ownership and operation of banks in Indiana. The Company's subsidiary bank, CIB-IND, is organized under the laws of the State of Indiana and is subject to the supervision of the Indiana Department of Financial Institutions ("IDFI").

     The IDFI has the authority to promulgate rules and regulations necessary for the supervision and regulation of Indiana banks under its jurisdiction and for the protection of the public investing in such institutions. The regulatory authority of the IDFI includes, but is not limited to, the establishment of reserve requirements; the regulation of the payment of dividends; the regulation of stock repurchases; the regulation of incorporators, shareholders, directors, officers and employees; the establishment of permitted types of withdrawable accounts and types of contracts for savings programs, loans and investments; the regulation of the conduct and management of banks, chartering and branching of institutions, mergers, conversions and conflicts of interest.

     The IDFI generally conducts regular annual examinations of Indiana banks to assure that institutions are being operated in compliance with applicable Indiana laws and regulations and in a safe and sound manner, and the banks are required to pay the fees for these supervisory operations. The IDFI has the power to issue cease and desist orders if any person or institution is engaging in, or has engaged in, any unsafe or unsound practice in the conduct of its business, has or is violating any other law, rule or regulation, or, as to officers and directors of an Indiana bank, has breached a fiduciary duty as an officer or director.

     Under Indiana law, a Bank may pay dividends without IDFI approval so long as its capital is unimpaired and those dividends in any calendar year do not exceed the net profits of the bank for that year plus the retained net profits of the Bank for the previous two years. Dividends may not exceed undivided profits.

COMPETITION

     The banking business is highly competitive. The Company competes with other financial institutions in its market areas and in surrounding areas in obtaining deposits and providing many types of financial services. The Company competes for business in its market areas with larger banks that have both regional and national markets.

     The Company's subsidiary banks also compete with savings and loan associations, credit unions, production credit associations and federal land banks and with finance companies, personal loan companies, money market funds and other non-depository financial intermediaries. Many of these financial institutions have resources many times greater than those of the Company. In addition, new financial intermediaries such as money-market mutual funds and large retailers are not subject to the same regulations and laws that govern the operation of traditional depository institutions.

     Recent changes in federal and state laws have resulted in and are expected to continue to result in increased competition. The reductions in legal barriers to the acquisition of banks by out-of-state bank holding companies resulting from implementation of interstate banking laws and other recent and proposed changes are expected to continue to further stimulate competition in the markets in which the Company operates, although it is not possible to predict the extent or timing of such increased competition.

FORWARD-LOOKING STATEMENTS

     Certain statements in this Form 10 constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that such forward-looking statements be subject to the safe harbor created thereby and is including this statement to avail itself of these safe harbor provisions. Forward-looking statements are identified by statements containing words and phrases such as "projected," "we are confident," "should be," "will be," "predicted," "believed," "planned," "expect," "estimate," "anticipate," and similar expressions. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but are subject to many uncertainties and factors relating to the operations of the Company and its subsidiaries and the business environment which could change at any time and which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. There are inherent difficulties in predicting important factors that may affect the accuracy of such statements. Potential risks and uncertainties that may affect the operations, performance, development, and results of the business of the Company and its subsidiaries include the following: (a) the risk of adverse changes in business conditions in the banking industry generally and in the specific markets in which the Company's subsidiary banks operate; (b) changes in the legislative and regulatory environment that negatively impact the Company and its subsidiaries through increased operating expenses; (c) interest rates, monetary and fiscal policies; (d) increased competition from other financial and non-financial institutions; (e) the impact of technological advances; and (f) other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company and its subsidiaries do not undertake any obligation to update or revise any forward-looking statements subsequent to the date on which they are made.

ITEM 2.  FINANCIAL INFORMATION.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is presented to facilitate the understanding of the Company's financial condition as of December 31, 1997 and 1996 and the consolidated results of operations for 1997, 1996, and 1995. This discussion and analysis should be read in conjunction with the consolidated financial statements and footnotes contained elsewhere within this document. Dollar amounts in tables are presented in thousands except per share amounts.

INTRODUCTION AND OVERVIEW.

The Company has experienced significant growth since the change of control in 1987. Total assets at December 31, 1997 were $807,323,000 which represents a 46.6% increase from December 31, 1996 total assets of $550,578,000. Total assets increased 55.2% during 1996, from $354,796,000 at December 31, 1995. This growth has been achieved as a result of the Company's strategy to increase its market share in the communities it currently serves and by expanding into new markets which the Company feels represent good opportunities for profitable growth. The expansion into new markets has been accomplished through acquisitions, including CIBM, CIBH, and Marine, and the opening of additional branch facilities. The most recent expansion occurred during the first quarter of 1998 with the establishment of a de novo bank in Indianapolis, Indiana. Details regarding the acquisitions and branches are contained in the Business and Properties sections of this document. More importantly, the growth has been achieved by hiring experienced professionals to staff each of these facilities and to manage the growth of the Company. It is the Company's belief that experienced management and staff are the key to the Company's success and will enable the Company to continue to grow into the future while properly managing the risks associated with the growth.

Through this growth, the Company has also been able to improve its earnings, minimize the risks associated with lower quality assets, maintain adequate capital levels, and provide the liquidity necessary to meet its obligations. The following discussion and analysis provides information regarding each of these items.

FIVE YEAR SUMMARY OF CONSOLIDATED FINANCIAL STATEMENTS AND RELATED STATISTICS.

The following table presents selected consolidated financial information for the Company for each of the five years ended December 31, 1997. The selected consolidated financial information should be read in conjunction with the consolidated financial statements, including related notes, presented elsewhere herein.

TABLE 1 - SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA
(In thousands, except share amounts)

                                                  FOR THE YEARS ENDED DECEMBER 31,
                                                               1997         1996            1995            1994           1993
                                                             --------     --------        --------        --------       --------
        SUMMARY OF OPERATIONS
Interest income - tax equivalent                             $ 58,565     $ 38,118        $ 23,856        $ 13,661        $ 8,590
Interest expense                                               30,461       18,972          11,896           5,997          3,801
                                                             --------     --------        --------        --------        -------

Net interest income - tax equivalent                           28,104       19,146          11,960           7,664          4,789
Tax equivalent adjustment                                        (616)        (261)           (144)           (112)           (68)
                                                             --------     --------        --------        --------        -------

Net interest income                                            27,488       18,885          11,816           7,552          4,721
Provision for loan losses                                       3,992        2,044             977             376            391
                                                             --------     --------        --------        --------        --------

Net interest income after provision
for loan losses                                                23,496       16,841          10,839           7,176          4,330

Noninterest income                                              1,694        1,592           1,677             913          1,070
Noninterest expenses                                           17,378       12,959           8,931           6,245          3,829
                                                             --------     --------        --------        --------        -------

Income before income taxes                                      7,812        5,474           3,585           1,844          1,571
Income tax expense                                              2,537        1,901           1,261             574            459
                                                             --------     --------        --------        --------        -------

NET INCOME                                                   $  5,275     $  3,573        $  2,324        $  1,270        $ 1,112
                                                             ========     ========        ========        ========        =======



          PER SHARE DATA (1)
Earnings per share - Basic                                  $   71.62    $   60.91       $   50.56       $   36.32      $   41.45
Earnings per share - Diluted                                    71.08        60.35           50.04           35.73          41.27
Cash dividends                                                     --           --              --              --             --
Book Value per share at end of year                          1,110.18       863.99          730.87          547.33         421.78

SELECTED ACTUAL YEAR-END BALANCES
Total assets                                                $ 807,323    $ 550,578       $ 354,796       $ 228,745      $ 140,741
Earning assets                                                777,444      519,518         334,197         214,339        133,583
Investment securities available-for-sale                       54,319       29,004          27,214           5,781             --
Investment securities held-to-maturity                        106,589       83,163          45,049          43,082         30,759
Loans                                                         616,228      407,351         259,834         156,621         96,273
Allowance for loan losses                                      (6,692)      (4,058)         (2,458)         (1,539)          (980)
Total deposits                                                682,830      467,942         302,782         202,276        125,330
Noninterest-bearing demand deposits                            54,474       40,671          26,469          18,805         13,150
Interest-bearing demand deposits                               31,875       21,369          15,203          14,657          9,625
Savings deposits                                               64,812       48,043          38,672          41,432         37,486
Time deposits                                                 531,669      357,406         222,437         127,381         65,068
Other borrowings                                               18,320       21,561           6,981           1,500            540
Stockholders' equity                                          100,732       58,232          42,677          23,743         14,041


      SELECTED AVERAGE BALANCES
Total assets                                                $ 677,928    $ 440,160       $ 283,478       $ 182,750      $ 113,216
Earning assets                                                650,376      420,927         268,142         171,561        107,170
Securities                                                    147,142       91,022          64,123          41,686         28,732
Loans                                                         492,847      324,600         197,145         125,450         77,100
Allowance for loan losses                                      (5,543)      (3,333)         (2,054)         (1,377)          (844)
Total deposits                                                592,952      382,893         249,115         161,715        108,164
Noninterest-bearing demand deposits                            42,901       29,622          21,822          15,508          9,498
Interest-bearing demand deposits                               27,503       18,213          14,315          11,697          8,125
Savings deposits                                               55,005       43,577          37,595          43,862         31,873
Time deposits                                                 467,543      291,481         175,383          90,648         58,668
Other borrowings                                               10,904        8,396           4,971           2,981            823
Stockholders' equity                                           69,185       44,523          26,963          15,643          9,981

    RATIOS BASED ON AVERAGE BALANCES
Loans to deposits                                               83.12%       84.78%          79.14%          77.57%         71.28%
Return on average assets                                         0.78%        0.81%           0.82%           0.69%          0.98%
Return on average equity                                         7.62%        8.03%           8.62%           8.12%         11.14%
Dividend payout ratio                                            0.00%        0.00%           0.00%           0.00%          0.00%
Leverage capital ratio                                          12.36%       10.90%          11.90%           9.60%         12.40%
Efficiency ratio (2)                                            58.59%       63.05%          67.06%          73.65%         69.94%

             OTHER DATA
Number of employees (FTE)                                         316          251             177             129             80
Shares outstanding at end of year(1)                           90,735       67,399          58,392          43,380         33,290
Weighted average shares outstanding - Basic (1)                73,658       58,660          45,968          34,952         26,820
Weighted average shares outstanding - Diluted (1)              74,222       59,201          46,446          35,532         26,882
Cash Dividends declared                                     $      --    $      --       $      --       $      --      $      --

(1) Data has been adjusted where applicable to show effect of 1995 5 for 1 stock split
(2) Efficiency ratio is calculated as follows: noninterest expense divided by the sum of net interest income (TE) and noninterest income excluding gains and losses on securities.

RESULTS OF OPERATIONS.

The Company earned $5,275,000 in 1997, $3,573,000 in 1996, and $2,324,000 in
1995, representing an increase of 47.6% from 1996 to 1997, and a 53.7% increase from 1995 to 1996. The increase in earnings is primarily a result of an increase in the average earning assets of the Company and the corresponding net interest income earned on these earning assets.

Basic earnings per share was $71.62 in 1997, $60.91 in 1996, and $50.56 in 1995. Diluted earnings per share was $71.08 in 1997, $60.35 in 1996, and $50.04 in 1995.

NET INTEREST INCOME.

Net interest income is the most significant component of the Company's earnings. Net interest income is the difference between interest and fees earned on earning assets, primarily loans and securities, and interest paid on deposits and other borrowed funds. The net interest margin is this difference expressed as a percentage of average earning assets. Net interest income is determined by several factors, including the volume of earning assets and liabilities, the mix of earning assets and liabilities, and interest rates. Although a certain number of these factors can be controlled by management policies and actions, certain other factors, such as the general level of credit demand, Federal Reserve Board monetary policy, and changes in tax law are beyond the control of management.

The following table sets forth information regarding average balances, interest income and interest expense, and average rates for the Company's major asset and liability categories, and stockholders' equity. In order to properly compare the effective yield on earning assets, interest income presented in the following table is expressed on a fully taxable equivalent ("TE") basis. Interest income on tax-exempt loans and tax-exempt investment securities has been adjusted to reflect the income tax savings provided by these tax-exempt assets. The tax equivalent adjustment is based on a federal income tax rate of 34%.

TABLE 2 - SUMMARY OF AVERAGE BALANCES AND INTEREST RATES
(In thousands)

                                                                   YEARS ENDED DECEMBER 31,
                                                          1997                                  1996
                                        -------------------------------------    ----------------------------------
                                         AVERAGE                     AVERAGE       AVERAGE                AVERAGE
ASSETS                                   BALANCE      INTEREST        RATE         BALANCE    INTEREST     RATE
                                        -------------------------------------    ----------------------------------
INTEREST EARNING ASSETS (TE)
Securities
Taxable                                 $ 128,130    $   7,692           6.00%   $  80,308   $   4,741         5.90%
Tax-exempt                                 19,012        1,376           7.24%      10,714         685         6.39%

                                        ---------    ---------    -----------    ---------   ---------  -----------

Total Securities                          147,142        9,068           6.16%      91,022       5,426         5.96%

Loans (1)
Commercial and agricultural               433,705       43,719          10.08%     279,156      28,613        10.25%
Real estate                                44,356        3,299           7.44%      32,460       2,318         7.14%
Installment and other consumer             14,785        1,899          12.84%      12,984       1,502        11.57%

                                        ---------    ---------    -----------    ---------   ---------  -----------

Total loans                               492,847       48,917           9.93%     324,600      32,433         9.99%

Federal funds sold                         10,307          573           5.56%       5,305         259         4.88%
Other                                          80            7           8.75%          --          --         0.00%
                                        ---------    ---------    -----------    ---------   ---------  -----------

TOTAL EARNING ASSETS (TE)                 650,376    $  58,565           9.00%     420,927   $  38,118         9.06%
                                                     =========      =========                =========  ===========

NONINTEREST EARNING ASSETS
Cash and due from banks                    10,701                                    9,690
Premises and equipment                     10,626                                    8,241
Allowance for loan loss                    (5,543)                                  (3,333)
Accrued interest and other assets          11,768                                    4,635
                                        ---------                                ---------

Total Noninterest Earning Assets           27,552                                   19,233
                                        ---------                                ---------

TOTAL ASSETS                            $ 677,928                                $ 440,160
                                        =========                                =========

LIABILITIES AND SHAREHOLDERS' EQUITY
INTEREST-BEARING LIABILITIES
Deposits
Interest-bearing demand deposits        $  27,503    $     638           2.32%   $  18,213   $     413         2.27%
Savings deposits                           55,005        2,230           4.05%      43,577       1,622         3.72%
Time deposits                             467,543       26,878           5.75%     291,481      16,349         5.61%
                                        ---------    ---------    -----------    ---------   ---------  -----------

Total interest-bearing deposits           550,051       29,746           5.41%     353,271      18,384         5.20%

Borrowed funds
Other borrowings                           10,904          715           6.56%       8,396         588         7.00%
                                        ---------    ---------    -----------    ---------   ---------  -----------

Total borrowed funds                       10,904          715           6.56%       8,396         588         7.00%
                                        ---------    ---------    -----------    ---------   ---------  -----------

TOTAL INTEREST BEARING LIABILITIES        560,955    $  30,461           5.43%     361,667   $  18,972         5.25%
                                                     =========    ===========                =========  ===========


NONINTEREST-BEARING LIABILITIES
Noninterest-bearing demand deposits        42,901                                   29,622
Accrued interest and other liabilities      4,887                                    4,348
Stockholders' equity                       69,185                                   44,523
                                        ---------                                ---------

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                    $ 677,928                                $ 440,160
                                        =========                                =========

NET INTEREST INCOME AND
INTEREST RATE SPREAD (2)                             $  28,104           3.57%               $  19,146         3.81%
                                                     =========    ===========                =========  ===========

NET INTEREST MARGIN (3)                                                  4.32%                                 4.55%
                                                                  ===========                           ===========

                                               YEARS ENDED DECEMBER 31,
                                                         1995
                                          -----------------------------------
                                           AVERAGE                 AVERAGE
ASSETS                                     BALANCE     INTEREST     RATE
                                          -----------------------------------
INTEREST EARNING ASSETS (TE)
Securities
Taxable                                   $  57,734  $   3,391         5.87%
Tax-exempt                                    6,389        442         6.92%

                                          ---------  ---------  -----------

Total Securities                             64,123      3,833         5.98%

Loans (1)
Commercial and agricultural                 167,573     17,238        10.29%
Real estate                                  23,657      1,721         7.27%
Installment and other consumer                5,914        672        11.36%

                                          ---------  ---------  -----------

Total loans                                 197,145     19,631         9.96%

Federal funds sold                            6,874        392         5.70%
Other                                            --         --         0.00%
                                          ---------  ---------  -----------

TOTAL EARNING ASSETS (TE)                   268,142  $  23,856         8.90%
                                                     =========  ===========

NONINTEREST EARNING ASSETS
Cash and due from banks                       5,895
Premises and equipment                        5,719
Allowance for loan loss                      (2,054)
Accrued interest and other assets             5,776
                                          ---------

Total Noninterest Earning Assets             15,336
                                          ---------

TOTAL ASSETS                              $ 283,478
                                          =========

LIABILITIES AND SHAREHOLDERS' EQUITY
INTEREST-BEARING LIABILITIES
Deposits
Interest-bearing demand deposits          $  14,315  $     308         2.15%
Savings deposits                             37,595      1,346         3.58%
Time deposits                               175,383      9,935         5.66%
                                          ---------  ---------  -----------

Total interest-bearing deposits             227,293     11,589         5.10%

Borrowed funds
Other borrowings                              4,971        307         6.18%
                                          ---------  ---------  -----------

Total borrowed funds                          4,971        307         6.18%
                                          ---------  ---------  -----------

TOTAL INTEREST BEARING LIABILITIES          232,264  $  11,896         5.12%
                                                     =========  ===========


NONINTEREST-BEARING LIABILITIES
Noninterest-bearing demand deposits          21,822
Accrued interest and other liabilities        2,429
Stockholders' equity                         26,963
                                          ---------

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                      $ 283,478
                                          =========

NET INTEREST INCOME AND
INTEREST RATE SPREAD (2)                             $  11,960         3.78%
                                                     =========  ===========

NET INTEREST MARGIN (3)                                                4.46%
                                                                ===========

(TE) Tax Equivalent Basis

(1) Loan balance totals include non-accruals and loan interest totals include fees

(2) Interest rate spread is the net of the average rate on interest earning assets and interest bearing liabilities

(3) Net interest margin is the ratio of net interest income (TE) to average earning assets

Net interest income, on a fully taxable equivalent basis, was $28,104,000 in 1997, $19,146,000 in 1996, and $11,960,000 in 1995, representing a 46.8%
increase from 1996 to 1997, and a 60.1% increase from 1995 to 1996.

The following table presents, on a fully taxable equivalent basis, an analysis of changes in net interest income resulting from changes in average volumes of earning assets and interest bearing liabilities and average rates earned and paid. Variances which were not specifically attributable to volume or rate have been allocated proportionately between rate and volume using the absolute values of each as a basis for the allocation. Nonaccruing loans were included in the average loan balances used in determining the yields.

TABLE 3 - VOLUME / RATE ANALYSIS
(In thousands)

                                          1997 CHANGE FROM 1996 DUE TO           1996 CHANGE FROM 1995 DUE TO
                                       VOLUME        RATE          TOTAL       VOLUME         RATE         TOTAL
                                      --------     --------      --------     --------      --------      --------
INTEREST INCOME (TE)
Loans (including fees)                $ 16,790     $   (306)     $ 16,484     $ 12,680      $    122      $ 12,802
Securities - Taxable                     2,825          126         2,951        1,326            24         1,350
Securities  Tax-exempt                     539          152           691          300           (57)          243
                                      --------     --------      --------     --------      --------      --------
                 Total Securities        3,364          278         3,642        1,626           (33)        1,593
Fed Funds Sold                             246           68           314          (87)          (46)         (133)
Other Earning Assets                         7           --             7           --            --            --
                                      --------     --------      --------     --------      --------      --------
TOTAL INTEREST INCOME (TE)              20,407           40        20,447       14,218            43        14,262
                                      --------     --------      --------     --------      --------      --------

INTEREST EXPENSE
Interest-bearing demand deposits           211           14           225           85            20           105
Savings deposits                           431          177           608          215            61           276
Time deposits                            9,888          641        10,529        6,576          (161)        6,414
Other borrowings                           175          (48)          127          220            61           281
                                      --------     --------      --------     --------      --------      --------
TOTAL INTEREST EXPENSE                  10,705          784        11,489        7,096           (20)        7,076
                                      --------     --------      --------     --------      --------      --------

NET INTEREST INCOME (TE)              $  9,702     $   (744)     $  8,958     $  7,123      $     63      $  7,186
                                      ========     ========      ========     ========      ========      ========

(TE) - Tax Equivalent Basis

Interest income earned in 1997 increased 53.6% to $58,565,000, from $38,118,000 in 1996. Interest income for 1996 was 59.8% higher than interest income of $23,856,000 earned in 1995. The primary reason for the increase in interest income is the increase in the volume of all categories of average earning assets. Average earning assets increased 54.5% to $650,376,000 in 1997, from $420,927,000 in 1996, and 57.0% in 1996 from $268,142,000 in 1995. Volume accounted for $20,407,000, or 99.8% of the change in interest income from 1996 to 1997, and $14,218,000, or 99.7% of the change in interest income from 1995 to 1996.

Interest earned on loans is the largest component of total interest earned and represented 83.5%, 85.1%, and 82.3% of total interest earned in 1997, 1996, and 1995 respectively. Loan interest income includes loan fees of $3,478,000, $2,597,000, and $1,000,000 for 1997, 1996, and 1995 respectively. The increase in loan fees is also a direct result of the increase in the volume of loans.

Total interest expense increased 60.6%, or $11,489,000 from 1996 to 1997, and 59.5%, or $7,076,000 from 1995 to 1996. The majority of this increase was due to an increase in the volume of interest bearing liabilities. Increased volume accounted for $10,705,000 or 93.2% of the increase in total interest expense from 1996 to 1997 and $7,096,000, or more than 100% of the variance from 1995 to 1996. Interest expense on time certificates of deposit represents the largest component of total interest expense. The ratio of interest expense on time certificates of deposit to total interest expense was 88.2%, 86.2%, and 83.5% in 1997, 1996, and 1995, respectively, and is due to the large percentage of time certificates of deposit to total deposits and the fact that the rate paid on certificates of deposit is higher than any other deposit product, as evidenced by the average rate paid on these deposits.

The average rate paid on deposits has increased to 5.41% in 1997 from 5.20% in 1996 and 5.10% in 1995. The increase in the average rate paid is a result of an overall increase in the rate paid on each type of deposit, an increase in the percentage of interest-bearing deposits to total deposits, and an increase in the percentage of time deposits.

The interest rate spread for the Company was 3.57% in 1997, 3.81% in 1996, and 3.78% in 1995. The net interest margin was 4.32%, 4.55%, and 4.46% in 1997,
1996, and 1995 respectively.


NONINTEREST INCOME AND EXPENSE.

A listing of noninterest income and expense from 1995 through 1997 and percentage changes between years is included in the following table.

TABLE 4 - NONINTEREST INCOME AND EXPENSE
(In thousands)

                                                          % CHANGE                       % CHANGE
                                           1997           FROM '96          1996         FROM '95            1995
                                         -------        -----------       -------       ------------       -------
NONINTEREST INCOME
Trust Department                         $   248          - 7.81%         $   269          18.50%          $   227
Service Fees                               1,220           39.59%             874          12.63%              776
Net realized gain on securities              136          -25.68%             183         -42.81%              320
Other operating income                        90          -66.17%             266         -24.86%              354
                                         -------          ------          -------         ------           -------

TOTAL NONINTEREST INCOME                 $ 1,694            6.41%         $ 1,592          -5.07%          $ 1,677
                                         =======          ======          =======         ======           =======


NONINTEREST EXPENSE
Salaries and employee benefits           $10,193           35.38%         $ 7,529          46.17%          $ 5,151
Occupancy expenses, net                    2,943           43.28%           2,054          57.88%            1,301
Other operating expenses                   4,242           25.65%           3,376          36.18%            2,479
                                         -------          ------          -------         ------           -------

TOTAL NONINTEREST EXPENSE                $17,378           34.10%         $12,959          45.10%          $ 8,931
                                         =======          ======          =======         ======           =======

Noninterest Income

Noninterest income currently represents a relatively small percentage of the Company's total income. In 1997, noninterest income represented only 2.8% of total income, on a fully taxable equivalent basis. This percentage was 4.0% in 1996 and 6.6% in 1995. The primary source of noninterest income was service charges and fees on deposit accounts, which represented 72.0% of total noninterest income in 1997, 54.9% in 1996, and 46.3% in 1995. The increase in service charges and fees on deposit accounts is a result of the deposit growth of the Company and the corresponding increase in the number of deposit related accounts and the services provided to these accounts.

Noninterest income decreased 5.1% from 1995 to 1996 as a result of a 42.8% decrease in net realized gains on securities and a 24.9% decrease in other operating income, which offset a 18.5% increase in trust department fees and a 12.6% increase in service fees. The decrease in securities gains was the result of a decrease in the sales of securities. The decrease in other operating income was primarily the result of a decrease in the sale of loans to the Small Business Administration.

The Company believes that in order to continue to improve its earning performance, the percentage of earnings from noninterest income must increase. The Company has taken steps to increase its noninterest income, including the acquisition of Mortgage Services of Illinois, Inc., the formation of Marine Trust and Investment Company, and the development of additional fee based products and services.

Noninterest Expense

Total noninterest expense increased $4,419,000, or 34.10%, to $17,378,000 in 1997 from $12,959,000 in 1996. The 1996 expense was an increase of $4,028,000, or 45.10%, from 1995 noninterest expense of $8,931,000. The majority of the increase in noninterest expense is a result of the Company's growth and the corresponding opening of new branch facilities. Salaries and employee benefits represent the largest component of noninterest expense. Salary and employee benefits as a percentage of total noninterest expense was 58.7% in 1997, 58.1% in 1996, and 57.7% in 1995. The increase in salary and employee benefits is a result of hiring additional personnel to staff the new facilities, the hiring of additional personnel to adequately manage the growth of the Company, and the corresponding benefits for these new employees. As a result of the Company's growth, the total number of employees (on a full-time equivalent basis) increased to 316 in 1997 from 251 in 1996. The total number of employees for 1995 was 177.

Net occupancy expenses increased $889,000, or 43.28%, to $2,943,000 in 1997 from $2,054,000 in 1996. The 1996 expense was an increase of $753,000, or 57.88%, from 1995 net occupancy expenses of $1,301,000. The increase in net occupancy expenses was mainly due to the initial and ongoing expenses incurred with the opening of the additional branch facilities described elsewhere within this document.

Other operating expenses increased $866,000, or 25.65%, to $4,242,000 in 1997 from $3,376,000 in 1996. The 1996 expense was an increase of $897,000, or 36.18%, from 1995 other operating expenses of $2,479,000. Even though the total noninterest expense of the Company has increased in terms of total dollars, the overall operating efficiency of the Company has improved as measured by the ratio of total noninterest expense as a percentage of average total assets. Total noninterest expense as a percentage of average total assets decreased to 2.56% in 1997, from 2.94% in 1996 and 3.15% in 1995. In addition, the overhead efficiency ratio has improved to 58.59% in 1997, from 63.05% in 1996, and 67.06% in 1995. The efficiency ratio is calculated by dividing noninterest expense by the total of net interest income, on a fully taxable equivalent basis, and other noninterest income, excluding securities gains and losses.

INCOME TAXES.

The Company records a provision for income taxes currently payable, along with a provision for income taxes payable in the future ("deferred taxes"). Deferred taxes arise from temporary timing differences between financial statement and income tax reporting. The increase in the income tax provision is primarily due to increases in taxable income in each of the corresponding years. Additional tax information regarding the Company can be found in Note 1 and Note 6 to the consolidated financial statements contained within this document.

FINANCIAL CONDITION.

SECURITIES.

The Company has adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and accordingly has classified certain of its securities as available-for-sale and certain of its securities as held-to-maturity. Securities which have been classified as held-to-maturity are those which the Company has both the positive intent and ability to hold to maturity, and are reported at amortized cost. Securities classified as available-for-sale are those securities which the Company has not classified as held-to-maturity or as trading securities. The Company may sell these securities if needed for liquidity, asset/liability management, or other reasons. Securities available-for-sale are reported at fair value, with unrealized gains and losses, net of taxes, included as a separate component of equity. The Company does not currently maintain any securities for trading purposes.

As of December 31, 1997, 33.8% of the securities portfolio was classified as available-for-sale and 66.2% of the portfolio as held-to-maturity. These ratios were 25.8% and 74.2% for 1996, and 37.7% and 62.3% for 1995, respectively. The Company's designation of securities between available-for-sale and held-to-maturity is based on a number of factors including the current and projected liquidity position and the current and projected loan to deposit ratio of the Company.

The unrealized gain (loss) on securities available-for-sale, net of tax effect, was $357,000, ($106,000), and $196,000 at December 31, 1997, 1996, and 1995
respectively.

The carrying value of the Company's securities are contained in the following table.

TABLE 5 - SECURITIES
(In thousands)

                                                                                              AT DECEMBER 31,
                                                                           ------------------------------------------------
                                                                              1997               1996                1995
                                                                           ---------          ---------           ---------
SECURITIES AVAILABLE-FOR-SALE
U.S. Government & Agencies (including mortgage-backed securities)          $  49,121          $  25,755           $  25,118
States and political subdivisions                                              1,618                 --                  --
Other notes and bonds                                                            649                463                 640
Federal Home Loan Bank stock                                                   2,574              2,892               1,260
Market Value Adjustment - FAS 115                                                357               (106)                196
                                                                           ---------          ---------           ---------

TOTAL SECURITIES AVAILABLE-FOR-SALE                                           54,319             29,004              27,214
                                                                           ---------          ---------           ---------

SECURITIES HELD-TO-MATURITY
U.S. Government & Agencies (including mortgage-backed securities)             87,552             68,060              36,142
States and political subdivisions                                             18,587             13,751               7,060
Other notes and bonds                                                            450              1,352               1,847
                                                                           ---------          ---------           ---------

TOTAL SECURITIES HELD-TO-MATURITY                                            106,589             83,163              45,049
                                                                           ---------          ---------           ---------


TOTAL SECURITIES                                                           $ 160,908          $ 112,167           $  72,263
                                                                           =========          =========           =========

All Securities balances listed at carrying value

The average balance of total securities outstanding increased 61.7% in 1997 to $147,142,000 from $91,022,000 in 1996, this increase was 41.9% in 1996, from a
1995 average balance of $64,123,000. The increase in the securities portfolio, is directly related to the overall growth of the Company during this time period. Because the securities portfolio is one of the primary sources of liquidity for the Company, the size of the portfolio was increased to maintain a relatively proportionate ratio of securities to assets. The ratio of average total securities to average total assets was 21.7%, 20.7%, and 22.6% in 1997, 1996, and 1995 respectively. The majority of the securities portfolio is composed of U. S. Treasury and government agency securities. As of December 31, 1997 these securities represented 85.0% of the securities portfolio. This percentage was 83.6% and 84.8% as of December 31, 1996 and 1995 respectively. The second largest component of the securities portfolio are obligations of states and political subdivisions. Total obligations of states and political subdivisions represented 12.6%, 12.2%, and 9.8% of the total securities portfolio as of December 31, 1997, 1996 and 1995 respectively.

The following table presents the maturities and weighted average yields of investment securities as December 31, 1997.

TABLE 6  - SECURITIES MATURITY SCHEDULE
(In thousands)

                                                              SECURITIES MATURITY SCHEDULE
                                                 1 YEAR AND LESS                        1 TO 5 YEARS
                                           ----------------------------------------------------------------------
                                                               AVERAGE                               AVERAGE
                                           BALANCE              RATE             BALANCE               RATE
                                           --------          ---------           --------           -------------
AVAILABLE-FOR-SALE
U.S. Government & Agencies                 $  7,676               5.64%          $ 38,043                5.99%
States and political subdivisions                83               7.57%                40                7.60%
Other Notes and Bonds                            --                 --                499                7.23%
                                           --------          ---------           --------           ---------

TOTAL AVAILABLE-FOR-SALE                      7,759               5.66%            38,582                6.01%
                                           --------          ---------           --------           ---------

HELD-TO-MATURITY
U.S. Government & Agencies                   14,714               5.84%            60,057                6.20%
States and political subdivisions             1,625               8.24%             8,372                7.13%
Other Notes and Bonds                            --                 --                 --                  --
                                           --------          ---------           --------           ---------

TOTAL HELD-TO-MATURITY                       16,339               6.08%            68,429                6.31%
                                           --------          ---------           --------           ---------

 TOTAL SECURITIES                          $ 24,098               5.94%          $107,011                6.20%
                                           ========          =========           ========           =========


                                                  5 TO 10 YEARS                          OVER 10 YEARS
                                           -------------------------------------------------------------------
                                                               AVERAGE                                AVERAGE
                                           BALANCE              RATE              BALANCE              RATE
                                           --------           ---------           --------           ---------
AVAILABLE-FOR-SALE
U.S. Government & Agencies                 $     --                  --           $  6,334                6.47%
States and political subdivisions             1,453                8.54%                41               11.36%
Other Notes and Bonds                           150                7.20%                --                  --
                                           --------           ---------           --------           ---------

TOTAL AVAILABLE-FOR-SALE                      1,603                8.41%             6,375                6.50%
                                           --------           ---------           --------           ---------

HELD-TO-MATURITY
U.S. Government & Agencies                    4,842                6.70%             7,940                6.90%
States and political subdivisions             7,095                7.70%             1,494                8.00%
Other Notes and Bonds                           450                8.00%             --                  --
                                           --------           ---------           --------           ---------

TOTAL HELD-TO-MATURITY                       12,387                7.32%             9,434                7.07%
                                           --------           ---------           --------           ---------

 TOTAL SECURITIES                          $ 13,990                7.45%          $ 15,809                6.84%
                                           ========           =========           ========           =========

LOANS.

The loan portfolio is the primary earning asset of the Company. As of December 31, 1997 total loans outstanding were $616,228,000, which represented an increase of $208,877,000, or 51.3%, from the December 31, 1996 balance of $407,351,000. Total loans increased $147,517,000, or 56.8%, during 1996, from
$259,834,000 at December 31, 1995. Total loans as a percentage of earning assets were 79.3%, 78.4%, and 77.7% at December 31, 1997, 1996, and 1995 respectively.

The growth in the loan portfolio has been managed growth and is a result of the Company's commitment to provide credit and credit related services in the communities its serves to those businesses and individuals which meet the underwriting standards established by the Company. The Company has been able to achieve this growth by hiring experienced lenders from within the markets that it serves, expanding into new markets, and by instituting a formal calling program.

Due to the inherent risk in the lending function, the loan portfolio represents the largest component of credit risk to the Company. In order to adequately manage this risk and the growth of loan portfolio, the Company has developed and implemented a comprehensive loan policy. The loan policy establishes the underwriting standards of the Company, loan officer lending limits, a loan committee, loan pricing guidelines and a comprehensive loan review and credit rating system. The responsibilities of loan review include assessing the credit quality of the loan portfolio, establishing and monitoring adherence to underwriting standards, promptly identifying loans with potential credit weaknesses, and determining the adequacy of the allowance for loan losses. The Company will not sacrifice credit quality for growth and has established these policies and procedures in order to minimize the credit risk of the loan portfolio.

The following table sets forth a summary of the Company's loan portfolio by category for each of the periods indicated. The data for each category is presented in terms of total dollars outstanding and as a percentage of the total loans outstanding.

TABLE 7 - LOAN PORTFOLIO SUMMARY
(In thousands)

                                                                    AT DECEMBER 31,
                               ------------------------------------------------------------------------------------------
                                         1997                            1996                             1995
                               -------------------------       -------------------------       --------------------------
Commercial                     $ 470,040            76.3%      $ 317,277            77.9%      $ 191,865            73.8%
Real estate - construction        52,791             8.6%         27,953             6.9%         16,264             6.3%
Real estate - mortgage            61,115             9.9%         41,826            10.3%         32,252            12.4%
Installment                       18,689             3.0%         14,008             3.4%         11,674             4.5%
Other                             13,593             2.2%          6,287             1.5%          7,779             3.0%
                               ---------      ----------       ---------      ----------       ---------      ----------

TOTAL LOANS                      616,228           100.0%        407,351           100.0%        259,834           100.0%
                                              ==========                      ==========                      ==========


Allowance for loan loss           (6,692)                         (4,058)                         (2,458)
                               ---------                       ---------                       ---------

Net loans                      $ 609,536                       $ 403,293                       $ 257,376
                               =========                       =========                       =========


                                                  AT DECEMBER 31,
                               --------------------------------------------------------
                                          1994                            1993
                               --------------------------    --------------------------

Commercial                     $ 117,499            75.0%     $  75,004           77.9%
Real estate - construction        10,496             6.7%         2,670            2.8%
Real estate - mortgage            23,916            15.3%        15,881           16.5%
Installment                        2,962             1.9%         1,555            1.6%
Other                              1,748             1.1%         1,164            1.2%
                               ---------      ----------      ---------      ---------

TOTAL LOANS                      156,621           100.0%        96,274          100.0%
                                              ==========                     =========


Allowance for loan loss           (1,539)                          (980)
                               ---------                      ---------

Net loans                      $ 155,082                      $  95,294
                               =========                      =========

Commercial loans represent the largest component of the loan portfolio. Commercial loans outstanding as of December 31, 1997 were $470,040,000, or 76.3% of total loans outstanding. These numbers were $317,277,000 and 77.9%, and $191,865,000 and 73.8% as of December 31, 1996 and 1995 respectively. The large percentage of commercial loans represents the Company's focus on commercial business.

The following table sets forth the maturity distribution and interest rate sensitivity of selected loan categories as of December 31, 1997. Maturities are based upon contractual terms of the underlying loans.

TABLE 8 -  LOAN MATURITY DISTRIBUTION AND INTEREST RATE SENSITIVITY
(In thousands)

                                                    LOAN MATURITIES AT DECEMBER 31, 1997
                                             -----------------------------------------------
                                              1 YEAR       1 to 5       OVER 5
                                             AND LESS      YEARS         YEARS        TOTAL
                                             --------     --------     --------     --------
Commercial loans                             $185,479     $241,968     $ 42,593     $470,040
Real estate - construction                     32,234       17,738        2,819       52,791
                                             --------     --------     --------     --------

                                             $217,713     $259,706     $ 45,412     $522,831
                                             ========     ========     ========     ========




SENSITIVITY TO CHANGES IN INTEREST RATES
-----------------------------------------------

Fixed rates                                               $118,534     $  6,688
Variable rates                                             141,172       38,724
                                                          --------     --------

Total selected loans                                      $259,706     $ 45,412
                                                          ========     ========

PROVISION FOR LOAN LOSSES AND THE ALLOWANCE FOR LOAN LOSSES

The provision for loan losses represents charges made to earnings in order to maintain an adequate allowance for loan losses ("allowance"). The provision for loan losses was $3,992,000 in 1997, $2,044,000 in 1996, and $977,000 in 1995.
The increase in the provision for each year is primarily a result of the growth in the loan portfolio, and the Company's desire to maintain an adequate allowance commensurate with this growth and the inherent risk associated with the lending function. The establishment of a more comprehensive loan review program, including a more detailed analysis of the allowance, also resulted in additional provisions to the allowance.

The Company maintains its allowance at a level that is considered sufficient to absorb potential losses in the loan portfolio. The allowance is increased by the provision for loan losses as well as recoveries of previously charged-off loans, and is decreased by loan charge-offs. The provision provides for current loan losses and maintains the allowance at an adequate level commensurate with management's evaluation of the risks inherent in the loan portfolio. A comprehensive analysis of the allowance is performed on a quarterly basis by the Company's loan review department. Various factors are taken into consideration when the Company determines the amount of the provision and the adequacy of the allowance. Some of the factors include: past due and nonperforming assets; specific internal analysis of loans requiring special attention; the current level of regulatory classified and criticized assets and the associated risk factors with each; changes in the type and volume of the loan portfolio; net charge-offs; and examinations and review by the Company's independent accountants and internal loan review personnel.

The data collected from these sources is evaluated with regard to current national and local economic trends, prior loss history, underlying collateral values, credit concentrations, and industry risks. An estimate of potential future loss on specific loans is developed in conjunction with an overall risk evaluation of the total loan portfolio.


The following table summarizes changes in the allowance for loan losses for each of the past five years.

TABLE 9 - ANALYSIS OF ALLOWANCE FOR LOAN LOSS
(In thousands)

                                          1997            1996            1995            1994            1993
                                       ---------       ---------       ---------       ---------       ---------
BALANCE AT BEGINNING OF YEAR           $   4,058       $   2,458       $   1,539       $     980       $     634

LOANS CHARGED OFF
Commercial and agricultural               (1,661)           (392)            (75)           (110)            (26)
Real estate - Mortgage                       (56)            (60)             --            (162)            (25)
Installment and consumer                    (120)            (13)             --             (29)             (4)
                                       ---------       ---------       ---------       ---------       ---------

TOTAL CHARGE-OFFS                         (1,837)           (465)            (75)           (301)            (55)
                                       ---------       ---------       ---------       ---------       ---------

CHARGE-OFFS RECOVERED
Commercial and agricultural                  325              20              13              27              --
Real estate - Mortgage                         1              --              --              --
Installment and consumer                       6               1               4              12              10
                                       ---------       ---------       ---------       ---------       ---------

TOTAL RECOVERIES                             332              21              17              39              10
                                       ---------       ---------       ---------       ---------       ---------

Adjustment incident to acquisition           147              --              --             446              --
Net loans charged-off                     (1,505)           (444)            (58)           (262)            (45)
Current year provision                     3,992           2,044             977             375             391
                                       ---------       ---------       ---------       ---------       ---------


BALANCE AT END OF YEAR                 $   6,692       $   4,058       $   2,458       $   1,539       $     980
                                       =========       =========       =========       =========       =========



Loans at year end                      $ 616,228       $ 407,351       $ 259,834       $ 156,621       $  96,273

Ratio of allowance to loans
at year end                                 1.09%           1.00%           0.95%           0.98%           1.02%

Average loans                          $ 492,847       $ 324,600       $ 197,145       $ 125,450       $  77,100

Ratio of net loans charged-off
to average loans                            0.37%           0.14%           0.04%           0.24%           0.07%

Ratio of recoveries to
loans charged-off                          18.07%           4.52%          22.67%          12.96%          18.18%

The increase in the provision, net charge-offs, and the allowance is primarily related to the increase in average loans between each period. The implementation of a more comprehensive loan review function, as previously discussed, also resulted in the identification of certain problem loans, which has required additional provisions to the allowance. The majority of net charge-offs occurred in the commercial loan portfolio, which represented 88.8%, 83.8%, and 107.0% of total net charge-offs for 1997, 1996, and 1995 respectively.

Based on the most recent analysis conducted by the loan review department, the Company has estimated the potential charge-offs for 1998 to be between $1,523,000 and $1,743,000. The estimated charge-offs by loan type are as follows; commercial, $1,547,000; real estate, $138,000; and consumer and installment, $58,000.

The Company will continue to monitor the allowance and make future adjustments to the allowance through the provision for loan losses as conditions dictate. Although the Company maintains the allowance at a level that it considers to be adequate to provide for the inherent risk of loss in the loan portfolio, there can be no assurance that future losses will not exceed estimated amounts or that additional provisions will not be required in the future. In addition, the Company's determination as to the adequacy of the allowance is subject to review by the FDIC and state banking agencies, as part of their examination process, which may result in an additional provision to the allowance upon completion of their examination.

NONPERFORMING ASSETS

The level of nonperforming assets is an important element in assessing asset quality and the relevant risk in the loan portfolio. Nonperforming assets include non-accrual loans, restructured loans, loans delinquent 90 or more days, and other real estate owned ("OREO"). Loans are classified as nonaccrual when management believes that collection of interest is doubtful. A loan is classified as restructured when the interest rate is materially reduced or the term is extended beyond the original maturity date because of the inability of the borrower to service the loan under the original terms. OREO represents properties acquired by the Company through loan defaults by customers.

The Company has adopted Statements of Financial Accounting Standards No. 114 and 118, "Accounting by Creditors for Impairment of a Loan." In general, these require that the Company must value a loan using discounted expected future cash flows when the loan becomes impaired. A loan is considered to be impaired when it is probable that a creditor will not be able to collect all amounts due according to the contractual terms of the loan agreement.

The following table summarizes the composition of the Company's nonperforming assets and related asset quality ratios as of the dates indicated.

TABLE 10 - NONPERFORMING ASSETS
(In thousands)



                                                                       AS OF DECEMBER 31,
                                                    ------------------------------------------------------
PRINCIPAL BALANCE                                     1997        1996        1995        1994        1993
-----------------------------------------------     ------      ------      ------      ------      ------
Nonaccrual                                          $1,841      $2,395      $  898      $  277      $   20
Restructured                                            --          --          --          --          --
90 days or more past due                             1,349       1,429       1,416         557          78
                                                    ------      ------      ------      ------      ------

TOTAL NONPERFORMING LOANS                           $3,190      $3,824      $2,314      $  834      $   98
                                                    ======      ======      ======      ======      ======

Nonperforming loans as a percent of total loans       0.52%       0.94%       0.89%       0.53%       0.10%

Other real estate owned                             $  281      $  114      $   55      $  162      $   --

OREO as a percent of loans                            0.05%       0.03%       0.02%       0.10%       0.00%

Allowance as a percent of
nonperforming loans                                 209.78%     106.12%     106.22%     184.53%    1000.00%


FOR YEAR ENDED DECEMBER 31,

Interest income under original terms                   509         342         144         N/A         N/A
Interest income which was recorded                     262         190         102         N/A         N/A

N/A  - Information not available

Total nonperforming loans at December 31, 1997 decreased to $3,190,000 from $3,824,000 at December 31, 1996. The decrease in the nonperforming loans was primarily the result of certain of the nonperforming loans being charged off during this period. Total nonperforming loans at December 31, 1995 were $2,314,000. The ratio of nonperforming loans to total loans was 0.52%, 0.94%, and 0.89% at December 31, 1997, 1996, and 1995 respectively. At December 31, 1997, nonaccrual loans represented 57.7% of total nonperforming loans and loans past due 90 day or more represented 42.3% of total nonperforming loans. These ratios were 62.6% and 37.4%, and 38.8% and 61.2% at December 31, 1996 and 1995 respectively. The Company did not have any restructured loans as of December 31, 1997, 1996, or 1995.

If the nonaccrual loans had continued to accrue interest during the entire year, interest income in 1997 would have been increased by an estimated $247,000. The estimated increase in interest income would have been $152,000 in 1996 and $42,000 in 1995.

There were no other interest earning assets which would be required to be disclosed as nonperforming assets.

DEPOSITS.

The Company has experienced significant growth in deposits, as they represent the major source of funding for the Company's earning assets. The ratio of average deposits to average earning assets was 91.2% in 1997, 91.0% in 1996, and 92.9% in 1995. Average total deposits increased 54.9% to $592,952,000 in 1997, and 53.7% to $382,893,000 in 1996, from $249,115,000 in 1995. Average interest-bearing deposits as a percentage of average total deposits was 92.8% in 1997, 92.3% in 1996 and 91.2% in 1995. Time certificates of deposit represent the largest component of interest-bearing deposit liabilities. The percentage of average time certificates of deposit to average total interest bearing deposits was 85.0% in 1997, 82.5% in 1996, and 77.2% in 1995. The growth in these percentages reflects the Company's increased utilization of time deposits as a source of funding. The following table sets forth the average amount of and average rate paid on selected deposit categories.

TABLE 11 - DEPOSIT INFORMATION
(In thousands)

                              ---------------------------------------------------------------------------
                                       1997                       1996                       1995
                              ---------------------------------------------------------------------------
                               AVERAGE      AVERAGE       AVERAGE       AVERAGE     AVERAGE       AVERAGE
                               BALANCE       RATE         BALANCE        RATE       BALANCE        RATE
                              ---------------------------------------------------------------------------
Noninterest bearing           $ 42,901       0.00%       $ 29,622       0.00%       $ 21,822       0.00%
Interest-bearing demand         27,503       2.32%         18,213       2.27%         14,315       2.15%
Savings                         55,005       4.05%         43,577       3.72%         37,595       3.58%
Time                           467,543       5.75%        291,481       5.61%        175,383       5.66%
                              --------       ----        --------       ----        --------       ----

TOTAL DEPOSITS                $592,952       5.41%       $382,893       5.20%       $249,115       5.10%
                              ========       ====        ========       ====        ========       ====

The table below provides information on the maturity distribution of time deposits of $100,000 and over as of December 31, 1997.

TABLE 12 - MATURITY DISTRIBUTION OF TIME CERTIFICATES OF DEPOSIT OF $100,000 AND OVER
(In thousands)

                              December 31,
                                  1997
                              -----------
3 months or less               $ 69,235
Over 3 through 6 months          18,426
Over 6 through 12 months         26,795
Over 12 months                    6,522
                               --------

                               $120,978
                               ========

Total time certificates of deposit of $100,000 and over, as a percentage of total time certificates of deposit, at December 31, 1997 was 22.7%. The level of this ratio is due to the nature of the markets and customers served by the Company. It is management's opinion that the majority of these deposits are no more volatile than those generally considered to be core deposits.

OTHER BORROWINGS.

The Company also utilizes, on a limited basis, other types of borrowings to meet its liquidity needs and to fund its asset growth. These borrowings include federal funds purchased from correspondent banks, securities sold under agreements to repurchase, Federal Home Loan Bank advances, and U.S. Treasury demand notes. The following table sets forth information regarding selected categories of other borrowings.

TABLE 13 - OTHER BORROWINGS
(In thousands)

                                                  AS OF DECEMBER 31,
                                        -----------------------------------
                                           1997          1996          1995
                                        -------       -------       -------
Federal funds purchased                 $10,350       $11,900       $ 2,945
Repurchase agreements outstanding         2,536         2,058         1,536
Federal Home Loan Bank borrowing          5,150         7,150         2,500
Treasury, tax and loan note                 284           453            --
                                        -------       -------       -------

Total other borrowings                  $18,320       $21,561       $ 6,981
                                        =======       =======       =======

Total other borrowings were $18,320,000, $21,561,000, and $6,981,000 at December 31, 1997, 1996, and 1995 respectively, representing 2.4%, 4.2%, and 2.1% of earning assets. Notes 18 and 23 to the consolidated financial statements contain additional information regarding other borrowings.

LIQUIDITY

Proper liquidity management ensures that the Company has adequate funds available to fund various commitments, including loan demand, deposit withdrawals, and other obligations and opportunities, in a timely manner. The Company actively manages its liquidity position under the direction of the Asset/Liability Management Committee which estimates, measures, and monitors the sources and uses of funds and the Company's liquidity position. The Company's sources of funding and liquidity includes both asset and liability components. The Company's funding requirements are primarily met by the inflow of funds from deposit growth and to a much lesser extent, by the inflow of funds from other borrowings, as discussed in the previous section. Additional funding is provided by the repayment and maturities of loans and investments. The statements of cash flows contained in the consolidated financial statements provide an indication of the sources and uses of cash as well as an indication of the ability of the Company to meet its liquidity needs. A summary of the cash flow statements for 1997, 1996, and 1995 follows.

The Company's cash flows are classified into one of three types of activities: cash flows from operating activities, cash flows from investing activities, and cash flows from financing activities.

Net cash provided by operating activities was $9,241,000, $5,053,000, and $2,806,000 for the years ended December 31, 1997, 1996, and 1995 respectively. The increase in net cash provided by operating activities was primarily due to higher net income over the three year period.

Net cash used in investing activities was $235,692,000, $193,668,000, and $118,918,000 for the years ended December 31, 1997, 1996, and 1995 respectively. The increase in cash used for investing activities was primarily due to the net increase in loans which accounted for 80.0%, 76.4%, and 86.7% of net cash used for investing activities for each of the respective years. Securities purchases represented the second largest amount of cash used in investment activities for each period.

Net cash provided by financing activities was $219,788,000, $195,441,000, and $119,946,000 for the years ended December 31, 1997, 1996, and 1995 respectively. The net increase in deposits represented the largest source of net cash provided by financing activities and accounted for 84.8%, 84.5%, and 83.9% for each of the respective years. Net increases in time deposits represented 83.6%, 81.5%, and 94.6% of the net cash provided by total deposits for each of the respective years. Additional sources of cash provided by financing activities include other borrowings and proceeds from capital issuance. Additional details regarding the statements of cash flows are contained within the consolidated financial statements.

Additional sources of liquidity include cash and cash equivalents, federal funds sold, and investment securities.

Through proper management and the development of various sources of funding, the Company has been able to adequately meet its liquidity needs and expects that these needs will be met in the future.

CAPITAL

The Company and its subsidiary banks are subject to various regulatory capital guidelines. In general these guidelines define the various components of core capital and assign risk weights to various categories of assets. The risk-based capital guidelines require financial institutions to maintain minimum levels of capital as a percentage of risk-weighted assets. Details regarding the risk-based capital guidelines and the risk-based capital ratios of the subsidiary banks are contained in "Business-Supervision and Regulation, Capital Standards" herein.

The Company's risk-based capital ratios at December 31, 1997 and 1996 are contained in the following table. As contained within the table, the Company's capital levels are, and have been, substantially in excess of the required regulatory minimum. Further, it is the Company's intention to maintain capital levels in excess of the regulatory minimums.

TABLE 14 - CAPITAL RATIOS
(In thousands)

                                                                                  AT DECEMBER 31,
                                                                     1997                                 1996
                                                          ----------------------------         ---------------------------
                                                            AMOUNT            RATIO             AMOUNT            RATIO
                                                          -----------    -------------         ----------       ----------

RISK WEIGHTED ASSETS                                      $ 669,975                            $ 439,096
                                                          =========                            =========

AVERAGE ASSETS (FOURTH QUARTER)                           $ 786,470                            $ 515,332
                                                          =========                            =========
CAPITAL COMPONENTS
     Stockholders' equity                                 $ 100,732                            $  58,232
     Less: Intangibles                                       (3,340)                              (2,155)
     Add/less: Unrealized loss/(gain) on securities            (221)                                  71
                                                          ---------                            ---------
TIER 1 CAPITAL                                               97,171                               56,148
     Allowable allowance for loan losses                      6,692                                4,058
                                                          ---------                            ---------

TOTAL RISK BASED CAPITAL                                  $ 103,863                            $  60,206
                                                          =========                            =========


TIER 1 CAPITAL
    As of year ending                                     $  97,171              14.50%        $  56,148             12.79%

    Minimum Required                                         26,799               4.00%           17,564              4.00%
                                                          ---------        -----------         ---------       -----------

    Amount in Excess of Minimum                           $  70,372              10.50%        $  38,584              8.79%
                                                          =========        ===========         =========       ===========

TOTAL RISK BASED CAPITAL
    As of year ending                                     $ 103,863              15.50%        $  60,206             13.71%

    Minimum Required                                         53,598               8.00%           35,128              8.00%
                                                          ---------        -----------         ---------       -----------

    Amount in Excess of Minimum                           $  50,265               7.50%        $  25,078              5.71%
                                                          =========        ===========         =========       ===========

LEVERAGE RATIO
    As of year ending                                     $  97,171              12.36%        $  56,148             10.90%

    Minimum Required                                         31,459               4.00%           20,613              4.00%
                                                          ---------        -----------         ---------       -----------

    Amount in Excess of Minimum                           $  65,712               8.36%        $  35,535              6.90%
                                                          =========        ===========         =========       ===========

The primary source of capital for the Company has been the issuance of additional common stock. The issuance of common stock, through private placement offerings, provided $36,402,000, $12,178,000, and $16,288,000 in additional capital in 1997, 1996, and 1995 respectively. Additional details regarding the capital raised in these private placement offerings are contained in Item 10-Recent Sales of Unregistered Securities, of this Form 10. Earnings were the second largest source of additional capital for the Company. Additional information regarding the capital of the Company is contained in the Consolidated Statements of Changes in Stockholder's Equity of the consolidated financial statements, and the notes thereto.


MARKET RISK SENSITIVITY

The Company's primary market risk exposure is from interest rate risk. The Company's net interest income is vulnerable to changes in U.S. prime interest rates. Other market risks, such as commodity price risk, foreign currency exchange rate risk, and equity price risk, do not arise in the normal course of the Company's business. The Company does not engage in trading activities.

The Board of Directors has overall responsibility for the Company's interest rate risk management policies. The Company sets policy limits of interest rate risk to be assumed in the normal course of business. The Company's policy is to maximize earnings while maintaining a high quality balance sheet and carefully controlling interest rate and other market risks. The Company utilizes the following measurements techniques in the management of interest rate risk: gap analysis and simulation of earnings. The Company's Asset/Liability Management Committee monitors interest rate risk measurements for compliance with policy limits at least quarterly.

TABLE 15 - REPRICING INTEREST RATE SENSITIVITY ANALYSIS
DECEMBER 31, 1997
(In thousands)

                                                        1-3          4-6           7-12          2-5         Over 5
                                                       Months       Months        Months        Years        Years        Total
                                                     ---------    ---------     ---------     ---------    ---------    ---------
Interest earning assets:
   Loans                                             $ 350,736    $  36,797     $  69,093     $ 148,297    $  11,305    $ 616,228
   Investment securities                                16,833        6,395        15,636       102,961       19,083      160,908
   Federal funds sold and other  earning  assets            --           --           308            --           --    $     308
                                                     ---------    ---------     ---------     ---------    ---------    ---------
Total interest earning assets                          367,569       43,192        85,037       251,258       30,388      777,444
                                                     ---------    ---------     ---------     ---------    ---------    ---------
Interest bearing liabilities:
   Time deposits                                       245,162       79,050       140,723        66,734           --      531,669
   Savings and interest bearing demand deposits         96,687           --            --            --           --       96,687
   Federal funds purchased                              10,350           --            --            --           --       10,350
   Securities sold under agreements to repurchase        2,536           --            --            --           --        2,536
   Other borrowings                                      2,434        3,000            --            --           --        5,434
                                                     ---------    ---------     ---------     ---------    ---------    ---------
Total interest bearing liabilities                     357,169       82,050       140,723        66,734           --      646,676
                                                     ---------    ---------     ---------     ---------    ---------    ---------

Interest sensitivity GAP (by period)                 $  10,400    $ (38,858)    $ (55,686)    $ 184,524    $  30,388    $ 130,768
                                                     =========    =========     =========     =========    =========    =========

Interest sensitivity GAP (cumulative)                $  10,400    $ (28,458)    $ (84,144)    $ 100,380    $ 130,768    $ 130,768
                                                     =========    =========     =========     =========    =========    =========

FUTURE EARNINGS INTEREST RATE SENSITIVITY ANALYSIS
December 31, 1997

                                                                    Basis point changes
                                                        -------------------------------------------
                                                         +200        -200         +100        -100
                                                        ------      ------       ------      ------
Percentage change in net interest income over a
one year period due to an immediate change
in U.S. prime interest rates                              1.19%     -2.46%         0.59%     -1.21%

The gap analysis is shown in table 15, "Repricing Interest Rate Sensitivity Analysis", as of December 31, 1997. The table shows the Company's interest rate sensitive assets and liabilities and the resulting difference between them within selected time intervals. In this analysis the repricing interest rate sensitivity position is balanced when an equal amount of interest earning assets and interest bearing liabilities reprice during a given time interval. Excess interest rate sensitive assets or liabilities repricing in a given time period results in the interest sensitivity gap ("gap") shown in the schedule. A positive or asset sensitive gap indicates that more interest earning assets than interest bearing liabilities will reprice in a given time period, while a negative or liability sensitive gap indicates that more interest bearing liabilities than interest earning assets will reprice in a given time period.

TABLE 15 - REPRICING INTEREST RATE SENSITIVITY ANALYSIS
DECEMBER 31, 1997
(In thousands)

                                                        1-3          4-6           7-12          2-5         Over 5
                                                       Months       Months        Months        Years        Years        Total
                                                     ---------    ---------     ---------     ---------    ---------    ---------
Interest earning assets:
   Loans                                             $ 350,736    $  36,797     $  69,093     $ 148,297    $  11,305    $ 616,228
   Investment securities                                16,833        6,395        15,636       102,961       19,083      160,908
   Federal funds sold and other  earning  assets            --           --           308            --           --    $     308
                                                     ---------    ---------     ---------     ---------    ---------    ---------
Total interest earning assets                          367,569       43,192        85,037       251,258       30,388      777,444
                                                     ---------    ---------     ---------     ---------    ---------    ---------
Interest bearing liabilities:
   Time deposits                                       245,162       79,050       140,723        66,734           --      531,669
   Savings and interest bearing demand deposits         96,687           --            --            --           --       96,687
   Federal funds purchased                              10,350           --            --            --           --       10,350
   Securities sold under agreements to repurchase        2,536           --            --            --           --        2,536
   Other borrowings                                      2,434        3,000            --            --           --        5,434
                                                     ---------    ---------     ---------     ---------    ---------    ---------
Total interest bearing liabilities                     357,169       82,050       140,723        66,734           --      646,676
                                                     ---------    ---------     ---------     ---------    ---------    ---------

Interest sensitivity GAP (by period)                 $  10,400    $ (38,858)    $ (55,686)    $ 184,524    $  30,388    $ 130,768
                                                     =========    =========     =========     =========    =========    =========

Interest sensitivity GAP (cumulative)                $  10,400    $ (28,458)    $ (84,144)    $ 100,380    $ 130,768    $ 130,768
                                                     =========    =========     =========     =========    =========    =========

FUTURE EARNINGS INTEREST RATE SENSITIVITY ANALYSIS
December 31, 1997

                                                                    Basis point changes
                                                        -------------------------------------------
                                                         +200        -200         +100        -100
                                                        ------      ------       ------      ------
Percentage change in net interest income over a
one year period due to an immediate change
in U.S. prime interest rates                              1.19%     -2.46%         0.59%     -1.21%

The financial instruments are shown to reprice at the earlier of their maturity date or their next contractual reprice date (e.g., a variable rate loan's next rate reset date). In the gap analysis nonmaturing interest earning assets and interest bearing liabilities are shown to reprice immediately and the Collateralized Mortgage Obligations and the Real Estate Mortgage Investment Conduits that are a part of the investment securities are shown to reprice in those periods in which they are expected to repay.

The table "Repricing Interest Rate Sensitivity Analysis" indicates that the Company has a liability sensitive gap in time periods of less than one year and an asset sensitive gap in time periods exceeding one year. With a positive gap, an increase in interest rates will generally have a positive effect on the net interest income, and vice versa. With a negative gap, a decrease in interest rates will generally have a positive effect on the net interest income, and vice versa.

While this repricing interest rate sensitivity analysis is a widely used measure of interest rate risk and may be used as an indication of interest margin direction, it does not fully reflect the effects given to interest rate risks other than repricing risk, such as option, basis and yield curve risks.

For these reasons, using pretax earnings simulation measurement techniques the Company also performs interest rate sensitivity analyses that express the potential gain (loss) of net interest income from the financial instruments as a percentage of the potential net interest income from the financial instruments of the Company that are interest rate sensitive. The Company derives results for one or more selected hypothetical changes in interest rates over a selected period of time, usually one year. Potential net interest income is calculated by multiplying the total assets on December 31, 1997, by the tax equivalent net interest income (expressed as a ratio of the average assets for the fiscal year
1997). In general, potential loss of net interest income is calculated by multiplying the gap forecasted in the interest rate scenario by the change in interest rates.

The on-balance sheet financial instruments included in the gap and simulation models include: loans, investment securities, federal funds sold, interest bearing accounts, time deposits, saving deposits, interest bearing demand deposits, federal funds purchased, securities sold under agreements to repurchase, and other borrowings. Neither the Company or its subsidiaries own any derivative financial instruments or derivative commodity instruments.

The following options are accounted for in the simulation analysis: call options in U.S. Government Sponsored Enterprise issued investment securities; interest rate floors in structured notes issued by U.S. Government Sponsored Enterprises; and embedded call options in Collaterized Mortgage Obligations and Real Estate Mortgage Investment Conduits.

Some of the features of the financial instruments included in the model that are not reflected fully in the quantitative market risk disclosure information include: i) repayment plans and embedded call options in loans and passthrough mortgage-backed securities; ii) call options in municipal bonds and U.S. Government Sponsored Enterprise issued structured notes; iii) early redemption and put options in time deposits and other borrowings; and iv) interest rate caps, ceilings and floors in certain variable rate loans and investment securities.

The following assumptions were utilized in the simulation measurement technique:

     o The balance sheet size was assumed to remain constant over the one year simulation horizon.
     o All maturing assets and liabilities were invested or deposited into identical items with the same maturity.
     o The interest rates are assumed to be the same number of basis points regardless of term or type of interest rate; except that the timing, magnitude and direction of the change of interest rates paid on non-maturing savings and interest bearing demand deposits are assumed to change in a way similar to that experienced in the past, which is less than perfectly correlated with the other interest rate changes.

The simulations of earnings do not incorporate any management actions which might moderate the negative consequences of interest rate changes. Therefore, they do not reflect likely actual results but serve as conservative estimates of interest rate risk.


YEAR 2000

The Company utilizes and is dependent upon data processing systems and hardware in every aspect of its ongoing operation. Successfully addressing Year 2000 issues is of the highest importance to management. Although the nature of the problem is such that there can be no complete assurance it will be successfully resolved, a risk mitigation program is well under way. Year 2000 capability of mission critical systems has been assessed. The main banking application software and the computer hardware and operating system are Year 2000 compliant. All other critical systems have been systematically identified for renovation or replacement. A comprehensive testing plan will be implemented, with testing of all critical systems to be completed by year-end 1998. Contingency plans have been developed to address any system failures.

The Company is also contacting borrowing customers to ascertain their level of Year 2000 preparedness. A risk assessment will be performed, and an appropriate provision made for any possible losses.

The estimated expense of the Company's Year 2000 project is not expected to have a material impact on earnings.

IMPACT OF NEW ACCOUNTING STANDARDS

Discussion regarding new accounting standards and their projected impact to the Company are contained in the notes to the consolidated financial statements.

IMPACT OF INFLATION AND CHANGING PRICES

The Company's consolidated financial statements and notes thereto presented elsewhere herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Company's operations. Unlike most industrial companies, nearly all of the Company's assets and liabilities are monetary in nature. As a result, interest rates, and changes therein, have a greater impact on the Company's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services. Management of the effect of changes in interest rates, is discussed in the Interest Rate Sensitivity section of Item 2 of this document.

ITEM 3.  PROPERTIES

     Information on the location and a general description of the material real property interests of the Company and its subsidiaries are set out below. Only the Company's bank subsidiaries own or lease any real property facilities, and these facilities are detailed for each bank subsidiary respectively.

CIB FACILITIES. CIB presently has 9 facilities in operation. A brief description and relevant information about each of these facilities is set out below, listed in the sequence in which CIB brought each facility on line.

Sidney Facility - Champaign County, Illinois. The Sidney facility is located at 219 South David Street, Sidney, Illinois, a community with a population of approximately 1,000. The Sidney facility was owned by the Company in September of 1987 when the change of control of the Company occurred and was the sole banking location of the Company at that time. This location is a full-service banking facility of approximately 4,000 square feet.

Champaign Facility - Champaign County, Illinois. The Champaign facility is located at 2913 West Kirby Avenue, Champaign, Illinois, a community with a population of approximately 63,500. The Champaign facility is owned by the bank and opened in September of 1988. The Company further expanded this facility in April of 1992 and in November of 1993. This location is a full-service banking facility of approximately 8,700 square feet.

Urbana Facility - Champaign County, Illinois. The Urbana facility is located at 1514 N. Cunningham Avenue in Urbana, Illinois, a community with a population of approximately 40,000. The Urbana facility is owned by the bank and opened in March of 1990. This location is a full-service banking facility of approximately 2,400 square feet.

Midtown Champaign Facility - Champaign County, Illinois. The main office of CIB is in the Midtown Champaign facility, which is located at 302 West Springfield Avenue also in Champaign, Illinois. The Midtown Champaign facility is owned by the bank and opened in April of 1994. This location is a full-service banking facility of approximately 2,400 square feet. CIB has purchased additional property on the west side of the Midtown Champaign Facility in order to provide additional parking and for further expansion for this facility.

Rantoul Facility - Champaign County, Illinois. The Rantoul facility is located at 826 West Champaign Avenue in Rantoul, Illinois, a community with a population of approximately 17,000. The Rantoul facility is leased by the bank and opened in November of 1994. The lease runs until September of 1999, and has provision for 5 consecutive 5 year renewal options. This location is a full-service banking facility situated in a building of approximately 11,400 square feet, of which the bank occupies approximately 6,200 square feet. The Rantoul facility also serves as the central location for the operations of Data, which first occupied this facility in October of 1994. Data presently leases approximately 2,000 square feet of this facility for its computer network operations. The remaining space of approximately 3,100 square feet is occupied by the Company and used for many of the support functions of the Company, including human resources, accounting, auditing, legal and loan review.

Monticello Facility - Piatt County, Illinois. The Monticello facility is located at 204 South Market Street in Monticello, Illinois, a community with a population of approximately 5,000. The Monticello facility is leased by the bank and opened in May of 1995. The lease runs until April of 2000, and has provision for 4 consecutive 5 year renewal options. This location is a full-service banking facility of approximately 2,500 square feet.

Danville Facility - Vermilion County, Illinois. The Danville facility is located at 2490 North Vermilion Street in Danville, Illinois, a community with a population of approximately 34,000. The Danville facility is owned by the bank and opened in August of 1995. This location is a full-service banking facility of approximately 2,500 square feet.

Arthur Facility - Douglas County, Illinois. The Arthur facility is located at 120 West Progress Street in Arthur, Illinois, a community which, including the surrounding Amish community, has a population of approximately 4,500. The Arthur facility is owned by the bank and opened in October of 1996. This location is a full-service banking facility of approximately 1,600 square feet.

Charleston Facility - Coles County, Illinois. The Charleston facility is located at 1415 18th Street, Charleston, Illinois, a community with a population of approximately 21,000. The Charleston facility is owned by the bank and opened in November of 1997 as a full-service banking facility of approximately 3,100 square feet.

South Rantoul Facility - Champaign County, Illinois. The South Rantoul facility is located at 501 South Century Boulevard in Rantoul, Illinois. This facility is being constructed and the

Company anticipates it will open in the fall of 1998. This facility is owned by the Company and will be a full service banking facility with approximately 4,000 square feet. The Company intends that CIB will occupy approximately 1,000 square feet of this facility, and the remainder will be utilized for storage purposes.

CIBM FACILITIES. CIBM presently has 7 facilities in operation. A brief description and relevant information about each of these facilities is set out below, listed in the sequence in which CIBM brought each facility on line.

Arrowsmith Facility - McLean County, Illinois. The Arrowsmith facility is located at 208 Main Street in Arrowsmith, Illinois, a community with a population of approximately 315. The Arrowsmith facility was owned by the bank at the time the Company acquired control of CIBM in October 1991 and was the sole banking location of Arrowsmith State Bank. This location is a full-service banking facility of approximately 2,400 square feet.

Normal Facility - McLean County, Illinois. The principal office of CIBM is in the Normal facility, which is located at 1710 East College Avenue in Normal, Illinois, a community with a population of approximately 40,000. The communities of Bloomington and Normal adjoin and together have a population of approximately 92,000. The Normal facility is owned by the bank and opened in November of 1992. This location is a full-service banking facility of approximately 4,400 square feet.

Decatur Facility - Macon County, Illinois. The Decatur facility is located at 240 South Main Street in Decatur, Illinois, a community with a population of approximately 84,000. The Decatur facility is leased by the bank and opened in October 1995. The lease runs until September of 2000, and has provision for 4 consecutive 5 year renewal options. This location is a full-service banking facility of approximately 2,200 square feet.

Bloomington Facility - McLean County, Illinois. The Bloomington facility is located at 2407 East Washington in Bloomington, Illinois, a community with a population of approximately 52,000. The Bloomington facility is owned by the bank and opened in December of 1995. This location is a full-service banking facility of approximately 3,000 square feet. This facility was acquired as part of the transaction by which the Company acquired MSI in September of 1995. Approximately 1,000 square feet of this facility is currently leased to MSI and is used as MSI's principal office.

Morton Facility - Tazewell County, Illinois. The Morton facility is located at 218 North Main in Morton, Illinois, a community with a population of approximately 14,000 located near Peoria, which has a population of approximately 113,500. The Morton facility is leased by the bank and opened in October of 1996. The lease runs until August of 2004, and has no provision for renewal options. This location is a full-service banking facility of approximately 2,400 square feet.

Temporary Peoria Facility - Peoria County, Illinois. A temporary Peoria facility is presently located a 5015 N. Glen Park Place, Peoria, Illinois. The temporary Peoria facility is leased by the bank and opened September 3 , 1997. The original term of this lease ran until February of 1998 and provided for 8 consecutive 1 month renewal options, which the Company has been exercising.
The Company intends to continue to exercise its renewal options as needed and believes that the permanent Peoria facility will be opened before all renewal options expire. This is a full-service banking facility with approximately
1,200 square feet. The Company intends that this Peoria facility will serve as a temporary facility until the opening of the new Peoria facility discussed below, at which time the Company intends to close the temporary Peoria facility.

Permanent Peoria Facility - Peoria County, Illinois. A permanent Peoria facility is under construction and will also be located across the street from the temporary facility referenced above on Glen Park Place, Peoria, Illinois, a community with a population of approximately 113,500. The permanent Peoria facility will also be leased by the bank and it is anticipated that this site will open in July of 1998. The lease for this facility is being negotiated, and the Company expects that lease will have a term of 10 years from the opening date of this facility with provision for 2 consecutive 5 year renewal options. The permanent facility will be a full-service banking facility with approximately 2,500 square feet.

East Peoria Facility - Tazewell County, Illinois. The East Peoria facility is located at 200 River Road, East Peoria, Illinois, a community with a population of approximately 20,000 that is also located near Peoria. The East Peoria facility is owned by the Company and opened October 14, 1997 as a full-service banking facility. The East Peoria facility is approximately 6,000 total square feet, however approximately 1,919 square feet of this space is leased to a tenant, and the bank occupies approximately 4,100 square feet for banking operations.

CIBH FACILITIES. CIBH presently has 6 facilities in operation. A brief description and relevant information about each of these facilities is set out below, listed in the sequence in which CIBH brought each facility on line.

Hillside Facility - Cook County, Illinois. The principal office of CIBH is in the Hillside facility, which is located at 101 North Wolf Road in Hillside, Illinois, a suburb of Chicago and a community with a population of approximately 7,700. The Hillside facility is leased by the bank and was under lease at the time the Company acquired control of CIBH in June of 1994. The lease runs until December of 2014, with no provisions for renewal options thereafter. This location is a full-service banking facility of approximately 10,500 square feet.

Willow Springs Facility - Cook County, Illinois. The Willow Springs facility is located at 8480 Archer Avenue in Willow Springs, Illinois, a suburb of Chicago and a community with a population of approximately 4,500. The Willow Springs facility is owned by the bank and opened in July of 1996. This location is a full-service banking facility of approximately 2,100 square feet.

Niles Facility - Cook County, Illinois. The Niles facility is located at 8720 West Dempster in Niles, Illinois, a suburb of Chicago and a community with a population of approximately 28,300. The Niles facility is leased by the bank and opened in August of 1996. The lease runs until August of 2006, and has provision for 2 consecutive 5 year renewal options. This location is a full-service banking facility of approximately 4,500 square feet.

Elk Grove Village Facility - Cook County, Illinois. The Elk Grove Village facility is located at 900 East Higgins in Elk Grove Village, Illinois, a suburb of Chicago and a community with a population of approximately 33,500. The Elk Grove Village facility is owned by the bank and opened in October of 1996. This location is a full-service banking facility of approximately 4,400 square feet.

Chicago Downtown Facility - Cook County, Illinois. The Chicago Downtown facility is located at 200 West Adams, Suite 2211 in Chicago, Illinois, a community with a population of approximately 2,784,000. The Chicago Downtown facility is leased by the bank and opened in October of 1996. The current lease runs until July of 1998. A new lease has been signed for this facility with a term running from the end of the current lease until June of 2006, and has provision for one 5 year renewal option. This location is a full-service banking facility of approximately 2,800 square feet. This facility is intended to be a boutique facility to be used primarily for private banking services to customers in the downtown Chicago area.

Bolingbrook Facility - Will County, Illinois. The Bolingbrook facility is located at 333 Quadrangle Drive, Bolingbrook, Illinois, a suburb of Chicago and a community with a population of approximately 50,000. The Bolingbrook facility is leased by the bank and opened in February of 1997. The lease runs until November of 2001, and has provision for 3 consecutive 5 year renewal options. The location is a full service banking facility of approximately of 4,900 square feet. Approximately 371 square feet of this facility is currently leased to Trust and is used as Trust's principal office.

Elmhurst Facility - DuPage County, Illinois. The Elmhurst facility is under renovation and will be located at 299 N. York Road, Elmhurst, Illinois, a suburb of Chicago and a community with a population of approximately 42,000. The Elmhurst facility will be leased by the bank and it is anticipated that this site will open in the latter part of May, 1998. The lease will run for a period of 10 years from the date of the opening of this facility, and has provision for 2 consecutive 5 year renewal options. This facility will be a full service banking facility of approximately 1,300 square feet.

MARINE FACILITIES. Marine presently has 3 full-service facilities in operation. A fourth facility is planned for construction, pending FDIC approval. A brief description and relevant information about each of these facilities is set out below, listed in the sequence in which Marine brought each facility on line.

Cedarburg Facility - Ozaukee County, Wisconsin. The Cedarburg facility is located at W61 N526 Washington Avenue, Cedarburg, Wisconsin, a suburb of Milwaukee and a community with a population of approximately 10,000. The Cedarburg facility was owned by Marine at the time of acquisition of FOCC by the Company on September 10, 1997. The Cedarburg location is a full service banking facility of approximately 4,000 square feet.

Grafton Facility - Ozaukee County, Wisconsin. The Grafton facility is located at 1650 Ninth Avenue, Grafton, Wisconsin, a suburb of Milwaukee and a community with a population of approximately 10,000. The Grafton facility was owned by Marine at the time the Company acquired FOCC on September 10, 1997. The Grafton location is a full service banking facility of approximately 5,200 square feet.

Temporary Pewaukee Facility - Waukesha County, Wisconsin. The temporary Pewaukee facility is located at W238 N1645 Rockwood Drive, in the town of Pewaukee, Wisconsin, a suburb of Milwaukee and a community with a population of approximately 5,000. The temporary Pewaukee facility was leased by Marine after the Company completed the acquisition of FOCC. The lease runs until May 31, 1998 and has provision for one 3 month renewal option, which the Company intends will be exercised. The temporary Pewaukee facility opened September 24, 1997 as a branch office for loan production and as a full service facility on December 3, 1997. This office is approximately 2,300 square feet in size. The Company intends that this Pewaukee facility will serve until the opening of the new Pewaukee facility discussed below, at which time the Company intends to close this temporary facility.

Permanent Pewaukee Facility - Waukesha County, Wisconsin. The permanent Pewaukee facility is under construction, will be owned by the bank, and will be located at the northwest intersection of County Highway J and County Highway M, also in the town of Pewaukee, Wisconsin. The permanent Pewaukee facility will be a full service banking facility of approximately 10,800 square feet, approximately 5,000 square feet of which will be occupied by various operations of the Company. The Company anticipates this facility will be opened in July of 1998, and intends to close the temporary Pewaukee facility when the new facility opens.

Wauwatosa Facility - Milwaukee County, Wisconsin. The Wauwatosa facility will be located at 2323 N. Mayfair Road, Wauwatosa, Wisconsin, a suburb of Milwaukee and a community with a population of approximately 49,000. The Wauwatosa facility is leased by Marine and is presently being remodeled. The lease runs until May of 2008, and has provision for 2 consecutive 5 year renewal options. The Company anticipates this facility will be opened in June of 1998. The Wauwatosa facility will be a full service banking facility of approximately 5,400 square feet.

CIB-IND FACILITIES. CIB-IND presently has 1 full-service facility in operation and is awaiting regulatory approval for a second facility. A brief description and relevant information about each of these facilities is set out below.

Indianapolis Fox Road Facility - Marion County, Indiana. The Fox Road facility is located at 11715 Fox Road, Indianapolis, Indiana, a community with a population of approximately 730,000. The Fox Road facility is leased by CIB-IND and opened March 30,

1998. The lease runs until March of 2003, and provides for one 5 year renewal option. This facility is a full-service banking facility of approximately 2,100 square feet.

Indianapolis Emerson Way Facility - Marion County, Indiana. An application for regulatory approval has been filed and is pending with regard to the Emerson Way facility which, upon approval, will be located at 5435 N. Emerson Way, Indianapolis, Indiana. The Emerson Way facility is under lease by CIB-IND with a contingency for regulatory approval. The lease term would commence upon CIB-IND taking possession and continue for ten years, with provision for 3 consecutive 5 year renewal options. The Company anticipates regulatory approval will not be delayed and that this facility will be opened in July of 1998. The Emerson Way facility will be a full service banking facility of approximately 3,900 square feet.

ITEM 4.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table summarizes information regarding beneficial ownership by all persons believed by the Company to be beneficial owners of more than 5% of the Company's common stock as of April 3, 1998.

                      Name and Address of             Amount and Nature             Percent
Title of Class          Beneficial Owner           of Beneficial Ownership          of Class
--------------        -------------------          -----------------------          --------
Common Stock        John and Mary Lydia Hadley(1)   5,217 shares directly              5.66%
                    915 West Park Street            owned
                    Champaign, IL 61821

Common Stock        Strategic Capital Management    6,239 shares(2)                    6.76%
                    Inc./Strategic Capital Trust
                    Company

----------------------

(1)  These beneficial owners possess shared voting and investment power.

(2) Mr. David Sinow, a former director of the Company, is an officer, director, and shareholder of Strategic Capital Trust Company ("SCTC"). Mr. Sinow is also an officer and director of Strategic Capital Management, Inc. ("SCM"), a wholly owned subsidiary of SCTC. SCTC owns 750 shares of the Company's common stock. The Company understands that Mr. Sinow has shared voting and investment authority over 5,489 shares of the Company's common stock purchased by investors for whom SCM provides investment management services.
In 1991, CIB and SCM entered into an agreement by which SCM provided investment advisory services to CIB's trust department. In March of 1998, that agreement was assigned by SCM to SCTC, and by CIB to Marine Trust and Investment Company, a subsidiary of the Company.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table summarizes the number of shares and the percentage of the Company's common stock beneficially owned as of April 3, 1998 by each director of the Company, each executive officer named in the section "Executive Compensation", and all directors and executive officers as a group.

Name Of                            Common Shares
Beneficial Owner                 Beneficially Owned     Percent of Class
----------------                 ------------------     ----------------
Jose Araujo                             560(1)               0.61%
Norman Baker                          2,318(2)               2.51%
John T. Bean                            136(3)               0.15%
W. Scott Blake                        1,288(4)               1.40%
Steven C. Hillard                       959(5)               1.04%
Dean Katsaros                           939(6)               1.02%
Jerry D. Maahs                        1,909(7)               2.07%
J. Michael Straka                     1,538(8)               1.67%
Donald M. Trilling                    1,450(9)               1.57%
Howard E. Zimmerman                   1,010(10)              1.09%

All directors and executive
officers as a group (17 persons)      13,087(11)            14.19%
-----------------------

     1. This figure includes 10 shares Mr. Araujo has the right to acquire upon the exercise of stock options.

     2. This figure includes 10 shares Mr. Baker has the right to acquire upon the exercise of stock options.

     3. This figure includes 50 shares jointly owned by Mr. Bean and his spouse, 13 shares owned by Mr. Bean's spouse, and 46 shares Mr. Bean has the right to acquire upon the exercise of stock options.

     4. This figure includes 780 shares owned by a corporation with respect to which Mr. Blake shares voting and investment power, and 10 shares Mr. Blake has the right to acquire upon the exercise of stock options.

     5. This figure includes 109 shares Mr. Hillard has the right to acquire upon the exercise of stock options.

     6. This figure includes 375 shares jointly owned by Mr. Katsaros and his spouse, and 13 shares Mr. Katsaros has the right to acquire upon the exercise of stock options.

     7. This figure includes 1,900 shares jointly owned by Mr. Maahs and his spouse, and 9 shares Mr. Maahs has the right to acquire upon the exercise of stock options.

     8. This figure includes 840 shares jointly owned by Mr. Straka and his spouse, 20 shares owned by Mr. Straka's spouse, 32 shares owned by a partnership with respect to which Mr. Straka shares voting and investment power, and 249 shares Mr. Straka has the right to acquire upon the exercise of stock options.

     9. This figure includes 531 shares in a trust in the name of Mr. Trilling's spouse, and 14 shares Mr. Trilling has the right to acquire upon the exercise of stock options.

     10. This figure includes 75 shares in a trust in the name of Mr. Zimmerman's spouse, and 10 shares Mr. Zimmerman has the right to acquire upon the exercise of stock options.

     11. This figure includes, in addition to those shares footnoted above, 486 shares which the executive officers as a group have the right to acquire upon the exercise of options, and 25 shares owned by a partnership with respect to which one of the executive officers shares voting and investment control.

        Unless indicated otherwise, all directors and executive officers have sole voting and investment power with respect to the shares beneficially owned by them.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

     Set out below is information concerning the directors and executive officers of the Company. Unless otherwise indicated, each person has held the same position with his or her principal employer for the last five years. The directors of the Company are elected for a term of three years and the year in which each director's current term ends is noted. The executive officers of the Company are all appointed for continuing terms unless otherwise noted.

                          Current Positions            Serving
Name and Age              With the Company              Since        Business Experience
------------              -----------------            -------       -------------------
Jose Araujo, 52           Director of the Company;      1987         Consultant to BOC
                          term expires in 1999.                      Gases, President of
                                                                     Gascarb.

Norman Baker, 51          Director of the Company;      1988         President of Estoy
                          term expires in 2001.                      Pronto, Inc.,
                                                                     Partner in A and B
                                                                     Partnership and President
                                                                     and Chairman of Associated
                                                                     Storage and Transfer.

John T. Bean, 37          Director of the Company;      1998         President, Director
                          term expires in 2000.                      and Chief Executive
                                                                     Officer of CIBH, Vice
                                                                     President of CIBM and
                                                                     Senior Vice President of
                                                                     CIB.

W. Scott Blake, 37        Director of the Company;      1987         President of Blake-
                          term expires in 2001.                      Weise Real Estate Corp.

Stephen C. Bonnell,48     Senior Vice President of      1987         Secretary of the
                            the Company.                             Company, Senior Vice
                                                                     President of CIB, CIBM,
                                                                     CIBH, MSI, Data, HIL,
                                                                     CIB-IND and Marine,
                                                                     and Chief Executive
                                                                     Officer, Chief
                                                                     Operating Officer,
                                                                     President and
                                                                     a Director of CIBM.

Linda Hamilton, 42        Senior Vice President of     1993          Senior Vice President of
                              the Company.                           CIB, CIBM, CIBH, HIL,
                                                                     CIB-IND, Marine and
                                                                     MSI, President and
                                                                     a director of Data and
                                                                     Vice President of CIB.


                          Current Positions            Serving
Name and Age              With the Company              Since        Business Experience
------------              -----------------            -------       -------------------
Steven C. Hillard, 35     Director of the Company;      1992         President and Chief
                          term expires in 2000.                      Executive Officer of
                                                                     HILMUN Holdings, Inc.,
                                                                     Chairman and Chief
                                                                     Executive Officer
                                                                     of Pinnacle Door Co. and
                                                                     President of Johnson-Ross
                                                                     Corporation.

Dean Katsaros, 35         Director of the Company;       1995        Owner of Katsaros &
                          term expires in 2001.                      Associates; Chairman
                                                                     of KSB Benefit
                                                                     Consultants, Inc. and
                                                                     Partner, KB Consultants

Steven T. Klitzing, 35    Chief Financial Officer,       1995        Chief Financial Officer,
                          Senior Vice President,                     Senior Vice President
                          Treasurer and Assistant                    and Secretary or
                          Secretary of the Company.                  Assistant Secretary of
                                                                     CIB, CIBM, CIBH,
                                                                     Marine and CIB-IND,
                                                                     Chief Financial Officer,
                                                                     Senior Vice President,
                                                                     Secretary and Treasurer
                                                                     of FOCC, Chief
                                                                     Financial Officer,
                                                                     Treasurer and Secretary
                                                                     of Trust, and
                                                                     Chief Financial Officer,
                                                                     Senior Vice President,
                                                                     Secretary, Treasurer and
                                                                     a Director of Data.

Jerry D. Maahs, 66        Director of the Company;        1987       Chief Executive
                          term expires in 1999.                      Officer of Alto Shaam
                                                                     and Enthermics, Inc.;
                                                                     Chairman of AS
                                                                     International.

John C. Ruedi, 41         Executive Vice President        1995       Executive Vice President
                          of the Company.                            of CIB, CIBM, CIBH,
                                                                     Marine and CIB-IND
                                                                     and Vice President of
                                                                     the Company.(1)


                          Current Positions            Serving
Name and Age              With the Company              Since        Business Experience
------------              -----------------            -------       -------------------

Jack E. Schall, 45        Senior Vice President of      1995         Senior Vice President of
                          the Company.                               CIB, CIBM, CIBH, HIL,
                                                                     MSI, CIB-IND, Data
                                                                     and Marine and Manager
                                                                     of Accounting and
                                                                     Finance, Okura & Co.
                                                                     America), Inc.

Donald J. Straka(2), 35   Senior Vice President,        1997         Assistant Secretary,
                          Secretary, and General                     Senior Vice President
                          Counsel of the Company.                    and General Counsel of
                                                                     CIB, CIBM, CIBH,
                                                                     FOCC, CIB-IND and
                                                                     Marine, Secretary and
                                                                     General Counsel of
                                                                     Trust and associate and
                                                                     then partner in the law
                                                                     firm of Breshear & Ginn.

J. Michael Straka(2), 60  Director, President and       1987         President, Chief
                          Chief Executive Officer of                 Executive Officer and a
                          the Company.  Term as                      Director of FOCC,
                          director expires in 2000.                  Director of CIB, CIBM,
                                                                     CIB-IND, Data and
                                                                     MSI, Chairman and a
                                                                     Director of CIBH and
                                                                     Marine, President,
                                                                     Chairman and a director
                                                                     of HIL, and Chairman of
                                                                     Trust.

Patrick J. Straka(2), 31  Vice President of the          1995        Vice President of CIB,
                          Company.                                   CIB-IND, Data, MSI
                                                                     CIBM, CIBH, Marine,
                                                                     Data, MSI and Trust.

                          Current Positions            Serving
Name and Age              With the Company              Since        Business Experience
------------              -----------------            -------       -------------------

Donald M. Trilling, 67    Director of the Company;      1987         Secretary/Treasurer of
                          term expires in 2001.                      Illini Title Distributors
                                                                     Inc.; President of Tiles
                                                                     of Italy, Ltd.

Howard E. Zimmerman, 69   Director of the Company;      1987         Chairman of the Board
                          term expires in 1999.                      of Zimmerman Real
                                                                     Estate Group.

-----------------------

1. Mr. Ruedi was named as a director of Phoenix Publishing, Inc., however he did not actively serve on the Board of Directors of that entity. Mr. Ruedi resigned his directorship in January of 1998. Phoenix Publishing, Inc. recently filed bankruptcy.

2. Mr. J. Michael Straka, President, Chief Executive Officer and a director of the Company, is the father of Donald J. Straka, a Senior Vice President, Secretary and General Counsel of the Company, and Patrick J. Straka, a Vice President of the Company.

ITEM 6.  EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table summarizes information regarding compensation for the last fiscal year paid to the Company's Chief Executive Officer for services rendered to the Company and its subsidiaries. None of the Company's other executive officers received in excess of $100,000 in total salary and bonus for such services in the last fiscal year, and therefor no other executive officers are listed.

                           SUMMARY COMPENSATION TABLE

                               Annual Compensation
                               -------------------

                                                            Other
Name                                                        Annual     All Other
and                                                         Compen-    Compen-
Principal                                                   sation     sation
Position               Year     Salary ($)     Bonus($)      ($)       $
--------               ----     ----------     -------      -------    ---------
J. Michael Straka      1997      $150,000       $ 8,060        --      $ 36,406(1)
President and
Chief Executive
Officer

-----------------

     1. Components Of All Other Compensation for Fiscal Year 1997:

         Director Fees                                                    $34,700
         Group term life insurance - imputed compensation                     465
         Cash value of life insurance - imputed compensation                  426
         Additional term policy - imputed compensation                        815
                                                                          -------
         Total Of All Other Compensation                                  $36,406
                                                                          =======

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     No stock options or SARs were granted to Mr. J. Michael Straka during the Company's last completed fiscal year.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table summarizes information concerning each exercise of stock options and freestanding SARs during the last completed fiscal year by Mr.
J. Michael Straka, and the fiscal year-end value of unexercised options and SARs on an aggregated basis.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                              Number of
                                                              Securities               Value of
                                                              Underlying               Unexercised
                                                              Unexercised              In-the-Money
                                                              Options/SARs at          Options/SARs at
                                                              Fiscal Year End (#)      Fiscal Year End ($)

                     Shares Acquired                          Exercisable/             Exercisable/
Name                 on Exercise (#)    Value Realized ($)    Unexercisable            Unexercisable
-----------------    ---------------    ------------------    -------------        -----------------------
J. Michael Straka          150             $ 152,518             185/263               $162,880/$124,413


LONG-TERM INCENTIVE PLANS

     No awards were made to Mr. J. Michael Straka under any long-term incentive plans during fiscal year 1997. In fiscal year 1996 the Company adopted a long-term incentive plan to provide incentive for Mr. J. Michael Straka to continue his efforts to assure the growth and success of the Company and its subsidiaries. This plan was amended by the Board of Directors of the Company in January of 1998. In summary, this plan currently provides that Mr. Straka shall receive a bonus of $250,000 on the fifth business day of the year 2000 if two of three specified performance criteria have been attained in fiscal years 1998 and 1999. These performance criteria include: 1) the Company shall have achieved the level of net income specified in the budget approved by the Company's Board of Directors; 2) the Company's asset size shall reach or exceed certain threshold amounts; and 3) the per share price of the Company's common stock, determined in accordance with the formula specified by the Board of Directors, shall achieve certain threshold levels. The plan further provides that in the event the Company is sold prior to January 1, 2000 Mr. Straka shall be paid a portion of the $250,000 bonus amount prorated based upon the point in time during this two year period at which the sale occurs.

EMPLOYEE STOCK OPTION PLANS

     The Company has instituted nine separate Employee Stock Option Plans. Each plan has substantially similar provisions, and these provisions are summarized below. This description does not purport to be complete and is qualified in its entirety by reference to the text of each plan and the related exhibit information filed with this Registration Statement.

     The purpose of each plan was to provide additional incentive to induce the key employees of the Company and its subsidiaries to continue their employment and to strive to enhance the value of the Company. Each of these plans sets aside shares of the Company's common stock with respect to which options may be granted to key employees of the Company and any of its subsidiaries. Each plan is administered by a committee of at least three members of the Board of Directors of the Company. Each plan provides discretion in the members of the committee with regard to the operation of the plan, subject to the general provisions of the plan and the direction of the entire Board. This discretion includes the determination of which key employees shall receive options, the price at which options are to be granted, the option period, the number of options, the times for exercise and other limitations on exercise. The first eight of these plans provide that the option price at which the grant is made shall be at least 125% of the fair market value of the common stock of the Company on the date of the grant. The ninth and latest plan provides that the option price at which the grant is made shall be at least 100% of the fair market value of the common stock of the Company. Each plan provides for a vesting schedule for the options granted. Each plan also provides, or has been modified to provide, that all of the options granted become fully vested and immediately exercisable upon a change of control, such as a merger, consolidation, liquidation, sale or transfer by the Company of substantially all of its assets.

     These plans are non-qualified incentive stock option plans. Any employee receiving the grant of an option under any plan must execute an Employee Stock Option Agreement and commit to remain in the employ of the Company or the respective subsidiary for a period of at least twelve months after the option grant to be eligible to exercise the option. Most of the options granted under these plans had original terms of 5 years from the date of their grant; however, all of the options have now been amended to provide for, or are currently being granted with, terms of ten years. The options granted are also subject to other restrictions and qualifications as provided in each plan.

     The following table summarizes information regarding the specifics of each of these plans:

                   Employee Stock Option Plans Summary

                       Maximum # of
                       Shares Authorized       # of Options         Exercise
Effective Date         For Issuance            Granted to Date      Price
--------------         ------------------      ---------------      ---------
August 26, 1992              760(1)                 760(1)          $  576.17(1)
June 30, 1993                925(1)                 915(1)             742.98(1)
January 1, 1995              965(1)                 965(1)           1,274.91(1)
April 24, 1996             1,023                  1,023              1,630.51
April 30, 1997               134                    134              1,978.10
August 18, 1997               49                     49              2,048.25
August 20, 1997               46                     46              2,048.25
September 24, 1997            46                     46              2,059.64
February 25, 1998          2,500                  1,930              1,960.56

(1)  Adjusted for a 5:1 stock split that was effected July 31, 1995.

EXECUTIVE OFFICER LIFE INSURANCE

     The Company's group benefit plan provides for term life insurance for all employees in an amount equal to at least that person's annual salary. The executive officers identified herein are part of a group of officers entitled to receive life insurance benefits under this plan in an amount equal to three times their respective annual salaries.

COMPENSATION OF DIRECTORS

     Effective for fiscal year 1998, the directors of the Company receive a compensation package that consists of two elements. First, each director except Mr. J. Michael Straka receives an annual retainer fee in the amount of $8,000. Second, each director, including Mr. Straka, is paid a fee of $600 for each directors meeting attended.

DIRECTOR STOCK OPTION PLANS

The Company has instituted three separate Director Stock Option Plans. Each plan has substantially similar provisions, and these provisions are summarized below. This description does not purport to be complete and is qualified in its entirety by reference to the text of each plan and the related exhibit information filed with this Registration Statement.

     The purpose of each plan was to provide additional incentive to induce directors of the Company and its subsidiaries to remain as directors and to strive to enhance the value of the Company. Each plan is to be administered by a committee of the stockholders appointed by resolution of the stockholders adopted at an annual or special meeting. This committee has the discretion to determine the directors to whom options shall be granted, the price of each option, the option period, the number of shares subject to each option, the times for exercise and other limitations on exercise. This committee also has authority to interpret and amend each plan and create and modify rules or regulations relating to the plans. The first two of these plans provide that the option price at which the grant is made shall be at least 125% of the fair market value of the common stock of the Company reasonably determined as of the date of the grant. The third and latest plan provides that the option price at which the grant is made shall be at least 100% of the fair market value of the common stock of the Company. Each plan provides for a vesting schedule for the options granted. Each plan also provides, or has been modified to provide, that all of the options granted become fully vested and immediately exercisable upon a change of control, such as a merger, consolidation, liquidation, sale or transfer by the Company of substantially all of its assets.

     These plans are non-qualified incentive stock option plans. Any participant receiving an option grant under the plans is required to enter into a written agreement evidencing the terms of the option grant and requiring that the individual remain in service as a director for a period of at least twelve months after the date of the grant to be eligible to exercise the option. Most of the options granted under these plans had original terms of 5 years from the date of their grant; however, all of the options have now been amended to provide for, or are currently being granted with, terms of ten years. The options granted are also subject to other restrictions and qualifications as provided in each plan.

     The following table summarizes information regarding the specifics of each of these plans:

                   Director Stock Option Plans Summary

                       Maximum # of
                       Shares Authorized       # of Options         Exercise
Effective Date         For Issuance            Granted to Date      Price
--------------         ------------------      ---------------      ---------

January 1, 1995              180(1)                 180(1)          $1,274.91(1)
April 25, 1996               171                    171              1,630.51
March 26, 1998               800                    800              1,960.56

(1)  Adjusted for a 5:1 stock split that was effected July 31, 1995.

DIRECTORS' DEFERRED COMPENSATION PLAN

     In December of 1994 the Company adopted a plan allowing directors to treat directors' fees as deferred compensation. At present, each of the Company's banking subsidiaries has adopted similar plans. Under these plans, any director may enter into a written deferred compensation agreement under which that director's fees are retained by the Company in a segregated account. These fees remain an asset of the Company or the respective bank subject to all the claims of creditors until withdrawn by the director pursuant to the agreement. The deferred fees accrue interest and a director has a right to cancel further deferral at any time. The fees may be withdrawn, and are payable in equal monthly installments over a period of 5 years at the time of normal retirement, upon early retirement due to sickness or other disability, upon early retirement with the consent of the Company or the respective bank, or upon the death of the director either before or after retirement. In the event the director resigns, the deferred fees are paid in full in a single lump sum payment. At present three individuals have entered into deferred compensation agreements under these plans. One of these individuals is a director of both the Company and MSI, and has a deferred compensation agreement with each of those entities. Additionally, one other director of the Company and one director of CIBH have entered into deferred compensation agreements with those entities, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee for fiscal year 1997 was comprised of the following six individuals: J. Michael Straka, W. Scott Blake, Jerry D. Maahs, Howard E. Zimmerman, David Sinow and Norman Baker. All of these individuals were directors of the Company in fiscal year 1997, however Mr. Sinow is no longer a director of the Company.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Information is set out below regarding certain relationships and related transactions between the Company and certain individuals over the last three fiscal years.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

      In August of 1991 CIB obtained authority from the State of Illinois to operate a trust department and began providing trust services at that time. CIB also entered an agreement at that time with Strategic Capital Management, Inc. ("SCM") for SCM to provide trust investment, asset management and related investment management services with respect to the accounts of customers of the Company's Illinois banks. In March of 1998 CIB assigned that agreement to Marine Trust and Investment Company, a subsidiary of the Company, and SCM assigned that agreement to its parent corporation Strategic Capital Trust Company ("SCTC"). The Company understands that Mr. David Sinow, a former director of the Company, an officer and director of SCM, and an officer, director and stockholder of SCTC, has shared voting and investment authority over 5,489 shares of the Company's common stock purchased by investors for whom SCM provides investment management services. The amount paid by the Company and any of its subsidiaries to SCM for these services in fiscal years 1995, 1996 and 1997 was $70,700, $95,000 and $72,500, respectively. The Company anticipates the amount of fees that will be paid to SCTC for these services in 1998 will be approximately $70,000.

CERTAIN BUSINESS RELATIONSHIPS

     The Company has business relationships with entities in which directors of the Company have ownership interests. These business relationships are summarized below. The Company believes each transaction described was on commercially reasonable terms.

     Mr. Dean Katsaros, a director of the Company, is also the owner of Katsaros & Associates, a sole proprietorship that provides both computer software/hardware and tax consulting services. Katsaros & Associates has provided computer software and hardware consulting services to the Company and its subsidiaries in each of the past three fiscal years, and the Company expects Katsaros & Associates will provide similar services in the current fiscal year. The amount paid by the Company to Katsaros & Associates in fiscal years 1995, 1996 and 1997 for these services was $15,178, $12,978 and $14,563, respectively. The Company anticipates the amount of business with Katsaros & Associates in 1998 will be approximately $15,000.

     Mr. Katsaros is also an owner and officer of KSB Benefit Consultants, Inc., a corporation providing a benefit plan consulting and administration services. KSB Benefit Consultants, Inc. has administered the Company's ESOP and 401(k) Plans in each of the past three fiscal years, and will continue this administration in the current fiscal year. The amount paid by the Company to KSB Benefit Consultants, Inc. in fiscal years 1995, 1996 and 1997 for these services was $6,480, $10,485 and $14,974, respectively. The Company anticipates the amount of payments to KSB Benefit Consultants, Inc. in 1998 will be approximately $20,000.

     Mr. Katsaros is also an owner and partner of KB Consultants, a partnership that sells computer equipment. The Company has purchased computer hardware from KB Consultants in each of the past three fiscal years, and expects to continue to do so in the current fiscal year. The amount paid by the Company to KB Consultants in fiscal years 1995, 1996 and 1997 for such hardware was $194,897, $299,541 and $212,000 respectively. The Company anticipates the amount of business with KB Consultants in 1998 will be approximately $250,000.

     Mr. J. Michael Straka is a director of the Company. Mr. Straka's wife, Karen, operates a sole proprietorship known as Plank & Peg that sells antiques. Plank and Peg has sold antiques to the Company and its subsidiaries in each of the past three fiscal years, and the Company expects it may acquire additional items from Plank & Peg in the current fiscal year. The amount paid by the Company to Plank & Peg in fiscal years 1995, 1996 and 1997 for antiques was $32,332, $85,500 and $88,000 respectively. The Company anticipates the amount of business with Plank & Peg in 1998 will be approximately $100,000.

INDEBTEDNESS OF MANAGEMENT

     All loans to the Company's directors and executive officers, any member of their immediate family, or any corporation or organization of which any of them is an executive officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities were: 1) made in the ordinary course of business; 2) made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and 3) did not involve more than the normal risk of collectibility or present other unfavorable features.

ITEM 8.  LEGAL PROCEEDINGS

     Apart from routine litigation incidental to operations of their businesses, there are no material pending legal proceedings to which the Company or any of its subsidiaries is a party or to which any of their property is subject.

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON
         EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

     There is no established public trading market for the Company's common stock. Since the change of control of the Company in 1987, the Company has raised capital through a number of private offerings of its common stock. The Company sold 18,750 shares of its common stock at a price of $1,647.71 per share in its most recent private offering, made in October of 1997. That price was determined pursuant to a formula established by the Board of Directors of the Company. Although the Company has used formulas to establish the price at which its common stock has been sold in such stock offerings, the Company is unable to determine a fair market value for its common stock in the absence of an established public trading market.

     The Company has not purchased any shares of its common stock during the last two years. The Company's management is aware of approximately fifteen sales of the Company's common stock by shareholders within the last two years. The Company believes each transaction occurred at a price approximately equal to the per share price for the stock that would have been set by the formula in use by the Company at the time of the transfer; however the Company cannot verify the accuracy of this price information.

     As of April 3, 1998, 5,895 shares of the Company's common stock were subject to outstanding options. None of the Company's common stock is subject to warrants or securities convertible into such stock. None of the shares of the Company's common stock could be sold pursuant to Rule 144 under the Securities Act, and the Company has not agreed to register any of its common stock under the Securities Act for sale by security holders. None of the Company's common stock is being, or has publicly been proposed to be, publicly offered by the Company.

HOLDERS

     As of April 3, 1998, the Company's common stock was held of record by approximately 728 stockholders.

DIVIDENDS

     The Company has not declared or paid any cash dividends on its common stock at any time since the change of control of the Company in 1987. The Company has no immediate plans to begin paying cash dividends even though earnings may indicate an ability to do so, as the Company plans to retain this cash and use it to fund the Company's growth. Restrictions on dividends are discussed in other sections of this Registration Statement. See, "Business - Supervision and Regulation, Dividend Restrictions" and "Description of Registrant's Securities to be Registered, Dividend Rights."

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

     In the past three years the Company has made three private placement offerings of its common stock which were not registered under the Securities Act of 1933 (the "Securities Act"). No underwriter was involved in any of the three offerings, which are described as follows:

     In October of 1995 the Company made an offering of its common stock in which 14,816 shares were sold at a price of $1,094.24 per share.

     In November of 1996 the Company made an offering of its common stock in which 13,040 shares were sold at a price of $1,354.06 per share.

     In October of 1997 the Company made an offering of its common stock in which 18,750 shares were sold at a price of $1,647.71 per share.

     With respect to the above described transactions, the Company relied upon the exemption from registration requirements provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D adopted under the Securities Act relating to transactions not involving any public offering. The purchasers in these offerings were either "accredited investors" as defined in Rule 501(a) of Regulation D or, as to each offering, aggregated no more than 35 persons who were not accredited investors but who satisfied the sophistication requirements of Rule 506 of Regulation D.

     During the last three fiscal years the Company has also sold shares to directors and officers upon the exercise of previously granted stock options. Each such sale occurred at a price set under the terms of the respective plan pursuant to which the options were granted. Each price at which these options have been exercised to date had been set at 125% of the formula price fixed by the Company at the time of the issuance of the options. A total of 556 such options have been exercised during the last three fiscal years at exercise prices ranging from $576.17 to $1,274.91 per share. During the last three fiscal years the Company has also made sales of qualifying shares of the Company's common stock to directors of its banking subsidiaries at prices determined in accordance with the formula for valuation in use by the Company.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The following summary description of the Company's $1 par value common stock is qualified in its entirety by reference to the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws filed as Exhibits to this Registration Statement.

     The Company's Amended and Restated Articles of Incorporation authorize the issuance of 50,000,000 shares of $1 par value common stock, 90,768 shares of which were issued and outstanding at April 3, 1998. The Company's common stock is not subject to conversion, sinking fund or redemption provisions. All shares of the Company's outstanding common stock are, upon issuance, fully paid and non-assessable.

DIVIDEND RIGHTS

     Payment of dividends and other distributions to stockholders by the Company are restricted by the provisions of the Illinois Business Corporation Act of 1983, as amended ("BCA"). Under the BCA, the Board of Directors of the Company may authorize, and the Company may make, distributions to shareholders unless, after giving effect to the distribution, either the Company would be insolvent or the net assets of the Company would be less than zero or less than the maximum amount payable at the time of distribution to stockholders having preferential rights in liquidation if the Company were then to be liquidated. In addition to the restrictions on distributions provided under the BCA, the Company, as a bank holding company, is also subject to certain regulatory restrictions on dividends. See, "Business - Supervision and Regulation, Dividend Restrictions."

VOTING RIGHTS

     The Company's Amended and Restated Articles of Incorporation eliminate cumulative voting rights in all circumstances. As a result, each shareholder is entitled to one vote on all matters properly brought to a vote of the shareholders, including the election of directors. The Company's Amended and Restated Articles of Incorporation also supersede any provisions of the BCA that require for approval of corporate actions a vote of two-thirds of the shareholders, and specify instead that only the vote of the holders of the majority of the outstanding shares of the Company's common stock shall be required on any matter.

CLASSIFIED BOARD

     The Company's Amended and Restated Bylaws provide for the 10 members of the Company's Board of Directors to be elected for, and to serve, staggered terms of three years each. Three members of the Board of Directors are elected in each of two consecutive years, and four directors are elected in the third consecutive year.

LIQUIDATION RIGHTS

     Upon any liquidation, dissolution, or winding up of the affairs of the Company, the holders of the Company's common stock are entitled to share ratably in the assets legally available for distribution to the Company's common shareholders.

PREEMPTION RIGHTS

     The holders of the Company's common stock have no preemptive rights, and the authorized but unissued shares of the Company's common stock may be issued upon authorization of the Board of Directors without prior shareholder approval. If additional shares of the Company's common stock are issued, shareholders are not entitled to subscribe for such additional shares in proportion to the number of shares owned by them prior to such issuance.

VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS

     Upon the effectiveness of the registration of the Company's common stock hereunder, the provisions of Section 7.85 of the BCA shall apply. The intent and effect of Section 7.85 is to require, in addition to any other vote required by law or in the Articles of Incorporation, the affirmative vote of holders of at least 80% of the combined voting power of the then outstanding shares of all classes and series of the stock of the Company entitled to vote in the election of directors (the "Voting Shares"), voting together as a single class, and the affirmative vote of a majority of the combined voting power of the then outstanding Voting Shares held by "Disinterested Shareholders", as defined therein. Section

7.85 essentially requires a super-majority overall vote together with a majority vote of Disinterested Shareholders to approve any of the specific transactions described as "Business Combinations" therein in order to help assure that any such Business Combination is fundamentally fair. Section 7.85 contains exceptions from these enhanced voting requirements if the Business Combination is approved by two-thirds of the "Disinterested Directors", as defined therein, or if certain price and procedural requirements are met with regard to the proposed Business Combination.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The following information on indemnification of directors and officers is intended as a summary only and is qualified in its entirety by the full text of each document referenced below.

     The Company's Amended and Restated Articles of Incorporation provide that directors of the Company shall not be personally liable for any damages for breach of fiduciary duty as a director except in circumstances involving: a breach of a director's duty of loyalty to the Company; acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law; transactions in which the director derives an improper personal benefit; and in certain other circumstances when liability is imposed under the BCA. Reference is made to Article Seven of the Amended and Restated Articles of Incorporation filed as Exhibit 3.1 hereto.

     The Company's Amended and Restated Bylaws provide that the Company shall indemnify its officers, directors, employees and agents against claims or actions and related expenses, including attorney's fees, judgements and fines arising as a result of that person's prior or current services in that capacity for the Company, or as a result of serving at the request of the Company in a similar capacity for another organization, if the individual acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and as to a criminal action, if the individual had no reasonable cause to believe his conduct was unlawful. This indemnification is available both with respect to actions by third parties and derivative actions brought on behalf of the Company. Reference is made to Article VII of the Amended and Restated Bylaws filed as Exhibit 3.2 hereto.

     The Company also maintains insurance coverage for the benefit of its directors and officers. This insurance would provide coverage for many types of claims, including some claims for which indemnification is available as described above.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


                          INDEPENDENT AUDITORS' REPORT



To the Stockholders and Board of Directors
CENTRAL ILLINOIS BANCORP., INC.
Sidney, Illinois


     We have audited the accompanying consolidated statements of financial condition of CENTRAL ILLINOIS BANCORP., INC. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CENTRAL ILLINOIS BANCORP., INC. and Subsidiaries, as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                              /s/ STRIEGEL KNOBLOCH & COMPANY LLC

Bloomington, Illinois
February 23, 1998

                        CENTRAL ILLINOIS BANCORP., INC.
                 Consolidated Statements of Financial Condition
                           December 31, 1997 and 1996
                  (dollars in thousands, except share amounts)


                                     ASSETS

                                                                                1997               1996
                                                                              --------           --------

Cash and due from banks (Note 2)                                              $  9,774            $ 16,437
Securities available for sale at fair value (Note 3)                            54,319              29,004
Securities to be held to maturity (approximate fair value
     of $107,282 and $82,988, respectively) (Note 3)                           106,589              83,163
Loans - net of allowance for loan losses of $6,692
     and $4,058, respectively (Note 4)                                         609,536             403,293
Premises and equipment - net (Note 5)                                           12,607               9,478
Other assets (Note 9)                                                           14,498               9,203
                                                                              --------            --------

          Total Assets                                                        $807,323            $550,578
                                                                              ========            ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Deposits:
          Demand                                                              $ 54,474            $ 40,671
          NOW accounts                                                          31,875              21,369
          Savings                                                               64,812              48,043
          Time (Note 24)                                                       531,669             357,406
                                                                               -------             -------
               Total Deposits                                                  682,830             467,489
Federal funds purchased and repurchase
     agreements (Note 18)                                                       12,886              13,958
Other borrowings (Note 23)                                                       5,434               7,603
Accrued interest and other liabilities (Notes 10 and 16)                         5,441               3,296
                                                                               -------             -------
          Total Liabilities                                                    706,591             492,346
                                                                               -------             -------

Commitments and contingent liabilities (Notes 8 and 17)                              -                   -

Stockholders' Equity:
     Common stock, par value $1; 100,000 shares
          authorized; 90,735 and 67,399 issued
          and outstanding, respectively                                             91                  67
     Capital surplus                                                            86,241              49,332
     Retained earnings (Note 11)                                                14,179               8,904
     Net unrealized gains (losses) on securities
          available for sale - net (Note 3)                                        221                 (71)
                                                                               -------             -------
          Total Stockholders' Equity                                           100,732              58,232
                                                                               -------             -------

          Total Liabilities and Stockholders' Equity                          $807,323            $550,578
                                                                              ========            ========





The accompanying notes are an integral part of the consolidated financial statements.

                        CENTRAL ILLINOIS BANCORP., INC.
                       Consolidated Statements of Income
              For the Years ended December 31, 1997, 1996 and 1995
                (dollars in thousands, except per share amounts)


                                                      1997              1996         1995
                                                    ---------         ---------    ---------
Interest Income:
    Interest and fees on loans                      $  48,769         $  32,405    $  19,637
    Interest and dividends on securities:
         Taxable                                        7,519             4,589        3,338
         Tax-exempt                                       908               452          292
         Dividends                                        173               152           53
    Interest on federal funds sold                        573               259          392
    Other interest income                                   7                 -            -
                                                    ---------         ---------    ---------
         Total interest income                         57,949            37,857       23,712
                                                    ---------         ---------    ---------

Interest Expense:
    Deposits                                           29,746            18,384       11,589
    Federal funds purchased and
         repurchase agreements                            180               209          162
    Other borrowed funds                                  535               379          145
                                                    ---------         ---------    ---------
         Total interest expense                        30,461            18,972       11,896
                                                    ---------         ---------    ---------

         Net interest income                           27,488            18,885       11,816

Provision for loan losses (Note 4)                      3,992             2,044          977
                                                    ---------         ---------    ---------
         Net interest income after
              provision for loan losses                23,496            16,841       10,839
                                                    ---------         ---------    ---------

Other Income:
    Trust Department                                      248               269          227
    Service fees                                        1,220               874          776
    Securities gains (losses) (Note 3)                    136               183          320
    Other                                                  90               266          354
                                                    ---------         ---------    ---------
         Total other income                             1,694             1,592        1,677
                                                    ---------         ---------    ---------

Other Expense:
    Salaries and employee benefits
         (Notes 7 and 14)                              10,193             7,529        5,151
    Occupancy expenses, net                             2,943             2,054        1,301
    Other operating expenses                            4,242             3,376        2,479
                                                    ---------         ---------    ---------
         Total other expense                           17,378            12,959        8,931
                                                    ---------         ---------    ---------

         Income before income taxes                     7,812             5,474        3,585

Income tax expense (Note 6)                             2,537             1,901        1,261
                                                    ---------         ---------    ---------
         Net income                                 $   5,275         $   3,573    $   2,324
                                                    =========         =========    =========

Earnings per share - basic (Note 27)                $   71.62         $   60.91    $   50.56

Earnings per share - diluted (Note 27)              $   71.08         $   60.35    $   50.04


The accompanying notes are an integral part of the consolidated financial statements.

                        CENTRAL ILLINOIS BANCORP., INC.
           Consolidated Statements of Changes in Stockholders' Equity
              For the Years ended December 31, 1997, 1996 and 1995
                  (dollars in thousands, except share amounts)




                                                                                        Net Unrealized
                                                                                        Gains (Losses)
                                                                                        on Securities
                                                            Capital       Retained        Available
                              Shares     Par Value          Surplus       Earnings      For Sale - Net          Total
                            ----------  ------------      ---------     ----------    ----------------    ----------------
Balance, December 31,
   1994                          8,676   $      8          $ 20,817       $  3,007            $    (89)          $  23,743
Net income                           -          -                 -          2,324                   -               2,324
Capital issuance                14,836         15            16,273              -                   -              16,288
Common stock split, five
   for one, effective
   July 31, 1995                34,800         35               (35)             -                   -                   -
Exercise of stock options,
   net of tax                       80          -               108              -                   -                 108
Change in unrealized
   gains (losses), net of
   income taxes of $117              -          -                 -              -                 213                 213
                              --------   --------          --------       --------            --------           ---------
Balance, December 31,
   1995                         58,392         58            37,163          5,331                 124              42,676
Net income                           -          -                 -          3,573                   -               3,573
Capital issuance                 9,007          9            12,169              -                   -              12,178
Change in unrealized
   gains (losses), net
   of income taxes of
   ($107)                           -           -                 -              -                (195)               (195)
                              --------   --------          --------       --------            --------           ---------
 Balance, December 31,
    1996                       67,399          67            49,332          8,904                 (71)             58,232
 Net income                         -           -                 -          5,275                   -               5,275
 Capital issuance              22,813          23            36,379              -                   -              36,402
 Exercise of stock options,
    net of tax                    523           1               530              -                   -                 531
 Change in unrealized
    gains (losses), net
    of income taxes
    of $170                         -           -                 -              -                 292                 292
                              -------    --------          --------       --------            --------           ---------
 Balance, December 31,
    1997                       90,735    $     91          $ 86,241       $ 14,179            $    221           $ 100,732
                              =======    ========          ========       ========            ========           =========









The accompanying notes are an integral part of the consolidated financial statements.

                        CENTRAL ILLINOIS BANCORP., INC.
                     Consolidated Statements of Cash Flows
              For the Years ended December 31, 1997, 1996 and 1995
                  (dollars in thousands, except share amounts)


                                                            1997                  1996                    1995
                                                      -----------------     -----------------      -----------------
Cash flows from operating activities (Note 12):
     Interest received                                $          55,976     $          36,486     $          22,535
     Other income                                                 1,509                 1,025                 1,001
     Interest paid                                              (29,598)              (18,152)              (11,159)
     Cash paid to suppliers and employees                       (15,331)              (11,704)               (8,070)
     Income taxes refunded (paid)                                (3,315)               (2,602)               (1,501)
                                                      -----------------     -----------------      -----------------
          Net cash provided (used) by
               operating activities                               9,241                 5,053                 2,806
                                                      -----------------     -----------------      -----------------

Cash flows from investing activities:
     Sales of securities available for sale                      12,033                12,935                18,032
     Maturities of securities:
          Available for sale                                     13,479                 6,591                 5,173
          To be held to maturity                                 21,925                14,926                 8,255
     Purchase of securities available for sale                  (39,405)              (21,481)              (33,993)
     Purchase of securities to be held to maturity              (45,447)              (53,224)              (20,424)
     Net (increase) decrease in loans                          (188,498)             (147,879)             (103,091)
     Net (increase) decrease in Federal
          funds sold                                                  -                (1,855)                9,040
     Proceeds from notes receivable                                   -                     -                   248
     Purchase of other investments                                    -                   (14)                    -
     Net proceeds from sale of OREO property                          -                    74                   191
     Proceeds from sale of fixed assets                               7                     6                    17
     Capital expenditures                                        (3,799)               (3,747)               (2,305)
     Purchase of minority interest stock                              -                     -                    (1)
     Purchase of subsidiary stock                                (9,628)                    -                   (65)
     Net cash acquired through acquisition                        3,641                     -                     5
                                                      -----------------     -----------------      -----------------
          Net cash provided (used) by
               investing activities                            (235,692)             (193,668)             (118,918)
                                                      -----------------     -----------------      -----------------

Cash flows from financing activities:
     Net increase (decrease) in:
          Demand, NOW and savings accounts                       30,647                30,496                 5,434
          Certificates of deposit                               155,683               134,663                95,172
     Proceeds from other borrowings                              14,000                 6,650                 7,600
     Repayments of other borrowings                             (16,169)               (2,000)               (5,377)
     Proceeds from capital issuance                              36,699                12,201                16,379
     Payment to stock escrow                                          -                     -                    42
     Net increase (decrease) in repurchase
          agreements and Federal funds
          purchased                                              (1,072)               13,431                   696
                                                      -----------------     -----------------      -----------------
         Net cash provided (used) by
             financing activities                               219,788               195,441               119,946
                                                      -----------------     -----------------      -----------------
 Net increase (decrease) in cash
     and cash equivalents                                        (6,663)                6,826                 3,834
 Cash and cash equivalents -
     Beginning of year                                           16,437                 9,611                 5,777
                                                      -----------------     -----------------      -----------------
 Cash and cash equivalents -
     End of year                                      $           9,774     $          16,437      $          9,611
                                                      =================     ===================    =================


The accompanying notes are an integral part of the consolidated financial statements.

                         CENTRAL ILLINOIS BANCORP., INC.

                   Notes to Consolidated Financial Statements

                           ---------------------------

                  (dollars in thousands, except share amounts)


Note 1 - Summary of Significant Accounting Policies:

       Nature of Operations

             Central Illinois Bancorp., Inc. (Corporation) is a bank holding company owning 100% of the common stock of the subsidiaries listed below. The primary sources of revenue are providing loans to customers who are small and middle-market businesses and individuals and the investment in securities. Offices are located in the Central Illinois, Chicago and the Milwaukee markets. Although the Corporation has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon economic conditions in Illinois and Wisconsin.

             The accounting and reporting policies of the Corporation conform to generally accepted accounting principles and prevailing practices within the banking industry.

       Consolidation

             The consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiaries as follows:

                    Central Illinois Bank
                    Central Illinois Bank MC
                    CIB Bank
                    Marine Bank and Savings
                    CIB Data Processing Services, Inc.
                    Hillside Investors, Ltd.
                    First Ozaukee Capital Corporation
                    Mortgage Services of Illinois, Inc.

             All significant intercompany balances and transactions have been eliminated. The Corporation and its subsidiaries utilize the accrual basis of accounting for major items.

       Use of Estimates in the Preparation of Financial Statements

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates used in the preparation of the financial statements are based on various factors including the current interest rate environment and the general strength of the local economy. Changes in the overall interest rate environment can significantly affect the Corporation's net interest income and the value of its recorded assets and liabilities.

                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)



Note 1 - Summary of Significant Accounting Policies - Continued:

       Goodwill and Other Identified Intangibles

             Intangible assets are amortized using the straight-line method over the estimated remaining benefit periods which approximate 15 years for goodwill and 8 to 15 years for core deposit intangibles.

       Premises and Equipment

             Land is carried at cost. Premises and equipment are carried at cost, less accumulated depreciation computed principally using the straight-line method. For income tax purposes, equipment is being depreciated using principally the Modified Accelerated Cost Recovery System (MACRS) method and the building is being depreciated using the straight-line method. Maintenance and repairs are charged to expense as incurred, while renewals and betterments are capitalized.

       Other Real Estate Owned

             Other real estate owned includes property acquired principally through debt related foreclosures. These properties are carried at the lower of cost or current appraisal. Losses from the acquisition of property in full or partial satisfaction of debt are treated as credit losses. Routine holding costs, subsequent declines in value, and gains or losses on disposition are included in other expenses.

       Trading Securities

             Securities purchased for trading purposes are held in the trading portfolio at market value, with market adjustments included in non-interest income. During 1997, 1996 and 1995, the Corporation did not have any trading securities in its portfolio.

       Securities Held-to-Maturity

             Bonds, notes and certain debt and equity securities for which the Corporation has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

       Securities Available-for-Sale

             Available-for-sale securities consist of bonds, notes and certain debt and equity securities not classified as held-to-maturity securities or trading securities.

             Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of shareholders' equity until realized.

             Gains and losses on the sale of available-for-sale securities are determined using the specific identification method.

                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)


Note 1 - Summary of Significant Accounting Policies - Continued:

       Securities Available-for-Sale - Continued

             Individual held-to-maturity and available-for-sale securities, which have fair values that have declined more than temporarily below their cost, are written down to their fair value. The related write downs, if any, have been included in earnings as realized losses.

             Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

       Income Taxes

             Deferred income taxes are provided on temporary differences between financial statement and income tax reporting. Temporary differences are differences between the amounts of assets and liabilities reported for financial statement purposes and their tax bases. Deferred tax assets are recognized for temporary differences that will be deductible in future years' tax returns and for operating loss and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance if it is deemed more likely than not that some or all of the deferred tax assets will not be realized. Deferred tax liabilities are recognized for temporary differences that will be taxable in future years' tax returns.

             Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

       Loans and Allowance for Credit Losses

             Loans are stated at the amount of unpaid principal, reduced by an allowance for credit losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The accrual of interest on impaired loans is discontinued on a loan when, in management's opinion, the borrower may be unable to meet payments as they become due. Interest income is subsequently recognized only to the extent cash payments are received.

             The allowance for credit losses is maintained at a level considered adequate to provide for estimated future credit losses. Credit losses arise principally from loans, but may also result from commitments to extend credits and standby letters of credit. The allowance is increased by provisions charged to operating expenses and reduced by net charge-offs. Management makes regular assessments of the bank's loans to determine the level of the allowance. Current economic conditions, historical loan loss experience, delinquencies, nonaccruals, and other factors are considered in determining the adequacy of the allowance.

                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)

Note 1 - Summary of Significant Accounting Policies - Continued:

       Loans and Allowance for Credit Losses - Continued

             While management believes it has established the allowance for credit losses in accordance with generally accepted accounting principles and has taken into account views of its regulators and the current economic environment, there can be no assurance that in the future the Corporation's regulators or its economic environment will not require further increases in the allowance.

             Effective January 1, 1995, the Corporation adopted Statement of Financial Accounting Standards Nos. 114 and 118 in connection with impaired loans. A loan is treated as impaired when based upon current information and events it is probable that the Corporation will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impairment is recognized by creating a valuation allowance with a charge to bad debt expense for the difference between its carrying value and its fair value. Changes in the net carrying amount of the loan from one reporting period to the next are accounted for as an adjustment to bad debt expense. There was no significant impact on the Corporation's financial statements due to the adoption of the new accounting rule.

             Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

       Trust Assets

             Assets held by the Corporation's subsidiaries in fiduciary or agency capacity for customers, other than trust cash and deposits at the banks, are not included in the consolidated financial statements, as such items are not assets of the Corporation or its subsidiaries.

       Cash Flows

             For purposes of presentation in the statements of cash flows, cash and cash equivalents are defined as those amounts included in the statement of financial condition caption "Cash and Due from Banks".

       Off Statement of Financial Condition Financial Instruments

             In the ordinary course of business, the Corporation has entered into off statement of financial condition financial instruments consisting of commitments to extend credit, commitments under credit card arrangements and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded.

       Stock-Based Compensation

             The Corporation applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25) and related interpretation in accounting for its stock-based compensation plans. In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (FAS 123) which is effective for fiscal years beginning after December 15, 1995. Under FAS 123, companies may elect to recognize stock-based compensation expense based on the fair value of the awards or continue to account for stock-based compensation under APB No. 25. The Corporation has elected to continue to apply the provisions of APB No. 25.

                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)


Note 1 - Summary of Significant Accounting Policies - Continued:

       Common Stock

             The Corporation follows the practice of recording amounts received upon the exercise of options by crediting common stock and additional capital surplus. No charges are reflected in the consolidated statements of income as a result of the grant or exercise of stock options. The Corporation realizes an income tax benefit from the exercise of certain stock options. This benefit results in a decrease in current income taxes payable and an increase in capital surplus.

       Reporting Comprehensive Income

             Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (FAS 130), was issued in June, 1997, by the Financial Accounting Standards Board. The standard establishes reporting of comprehensive income for general purpose financial statements. Comprehensive income is defined as the change in equity of a business enterprise during a period and all other events and circumstances from nonowner sources. The Standard is effective for financial statement periods beginning after December 15, 1997. The Corporation does not believe the adoption of the Standard will have a material impact on the consolidated financial statements.

       Disclosures About Segments of an Enterprise and Related Information

             Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (FAS 131), was issued in June, 1997, by the Financial Accounting Standards Board. The standard requires the Corporation to disclose the factors used to identify reportable segments including the basis of organization, differences in products and services, geographic areas, and regulatory environments. FAS 131 additionally requires financial results to be reported in the financial statements for each reportable segment. The Standard is effective for financial statement periods beginning after December 15, 1997. The Corporation does not believe the adoption of the Standard will have a material impact on the consolidated financial statements.

       Investment in Subsidiaries (Parent Company Only)

             The Corporation's investment in subsidiaries represents the total equity of the Parent Corporation's wholly-owned subsidiaries, using the equity method of accounting.

       Earnings Per Common Share

             Effective December 31, 1997, the Corporation adopted Statement of Financial Accounting Standards No. 128 "Earnings Per Share" (FAS
             128) which establishes standards for the computation, presentation, and disclosure requirements for earnings per common share. Basic earnings per common share is computed on the basis of the weighted average number of shares outstanding during the period. Diluted earnings per common share is computed on the basis of the weighted average number of common shares adjusted for the dilutive effect of outstanding stock options or other common stock equivalents. The assumed exercise of various stock options granted (see Note 19) had a dilutive effect (see Note 28).

                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)

Note 1 - Summary of Significant Accounting Policies - Continued:

       Reclassifications

             Certain reclassifications have been made to the balances as of and for the years ended December 31, 1996 and 1995, to be consistent with classifications adopted for 1997.

Note 2 - Cash and Due from Banks:

       The Corporation is required to maintain average reserve balances with the Federal Reserve Bank. The average required reserve amounted to $2,101 and $1,382 at December 31, 1997 and 1996, respectively.

Note 3 - Investment Securities:

       Debt and equity securities have been classified in the statement of financial condition according to management's intent. The carrying amount of securities and their approximate fair values at December 31, were as follows:

       Securities Available for Sale:


                                                        Gross          Gross
                                       Amortized      Unrealized     Unrealized       Fair
1997                                     Cost           Gains          Losses         Value
----                                  -----------    ------------   ------------   ------------
U.S. Treasury securities and
    obligations of U.S.
    Government agencies
    and corporations                  $     44,140   $        164   $         33   $     44,271
Obligations of states and
    political subdivisions                   1,618            261             --          1,879
Other notes and bonds                          649              8             --            657
Mortgaged back securities                    4,981              5             48          4,938
FHLB stock                                   2,574             --             --          2,574
                                      ------------   ------------   ------------   ------------
                                      $     53,962   $        438   $         81   $     54,319
                                      ============   ============   ============   ============

1996
----
U.S. Treasury securities and
    obligations of U.S.
    Government agencies
    and corporations                  $     22,580   $          5   $        126   $     22,459
Obligations of states and
    political subdivisions                      --             --             --             --
Other notes and bonds                          463             10             --            473
Mortgage backed securities                   3,175             13              8          3,180
FHLB stock                                   2,892             --             --          2,892
                                      ------------   ------------   ------------   ------------
                                      $     29,110   $         28   $        134   $     29,004
                                      ============   ============   ============   ============

                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)



Note 3 - Investment Securities - Continued:

       Securities to be Held to Maturity:


                                                       Gross          Gross
                                       Amortized     Unrealized     Unrealized       Fair
1997                                     Cost          Gains          Losses         Value
----                                 ------------   ------------   ------------   ------------
U.S. Treasury securities and
    obligations of U.S.
    Government agencies
    and corporations                  $     72,696   $        325   $         58   $     72,963
Obligations of states and
    political subdivisions                  18,587            373             14         18,946
Other notes and bonds                          450             --             --            450
Mortgaged back securities                   14,856             83             16         14,923
                                      ------------   ------------   ------------   ------------
                                      $    106,589   $        781   $         88   $    107,282
                                      ============   ============   ============   ============


1996
----
U.S. Treasury securities and
    obligations of U.S.
    Government agencies
    and corporations                  $     49,963   $        113   $        208   $     49,868
Obligations of states and
    political subdivisions                  13,751             69             77         13,743
Other notes and bonds                        1,352             --              3          1,349
Mortgage backed securities                  18,097             22             91         18,028
                                      ------------   ------------   ------------   ------------
                                      $     83,163   $        204   $        379   $     82,988
                                      ============   ============   ============   ============


       Assets, principally securities, carried at approximately $48,393 and $40,215 at December 31, 1997 and 1996, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law. Approximate fair values of these securities were $48,553 and $40,088, at December 31, 1997 and 1996, respectively.

       The Federal Home Loan Bank (FHLB) stock is a restricted investment carried at cost. Institutions that are members of the FHLB system are required to maintain a minimum investment in FHLB stock. The stock can only be sold back at its par value and only to the FHLB, the Federal Reserve Bank or other member banks.

                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)

Note 3 - Investment Securities - Continued:

       The amortized cost and fair value of the securities as of December 31, 1997, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities in mortgage-back securities, because certain mortgages may be called or prepaid without penalties. Therefore, these securities are not included in the maturity categories in the following maturity schedules:


                                              Securities
                                         To Be Held to Maturity     Securities Available for Sale
                                      ---------------------------   -----------------------------
                                        Amortized       Fair         Amortized         Fair
                                          Cost          Value           Cost          Value
                                      ------------   ------------   ------------   --------------
Due in one year or less               $     13,514   $     13,526   $      6,232   $      6,230
Due after one year through
      five years                            65,890         66,852         38,529         38,672
Due after five years through
      ten years                              8,881          9,080          1,604          1,862
Due after ten years                          3,448          3,531          2,616          2,617
                                      ------------   ------------   ------------   ------------
                                            91,733         92,989         48,981         49,381
Mortgaged backed securities                 14,856         14,293          4,981          4,938
                                      ------------   ------------   ------------   ------------
                                      $    106,589   $    107,282   $     53,962   $     54,319
                                      ============   ============   ============   ============

       Proceeds from the sale of securities available for sale during 1997, 1996 and 1995, were $12,003, $12,935 and $18,032, respectively.

       Gross realized gains and gross realized losses on sales of securities available for sale were as follows:



                                                    1997           1996          1995
                                                ------------   ------------   ------------
Gross realized gains:
   U.S. Treasury securities and
       obligations of U.S. Government
       agencies and corporations                $        119   $        117   $        338
   Obligations of states and political
       subdivisions                                       --             --             --
   Mortgage backed securities                             17             --             --
   Other                                                  --             67             --
                                                ------------   ------------   ------------
                                                $        136   $        184   $        338
                                                ============   ============   ============
Gross realized losses:
   U.S. Treasury securities and
       obligations of U.S. Government
       agencies and corporations                $         --   $         --   $         18
   Obligations of states and political
       subdivisions                                       --             --             --
   Mortgage backed securities                             --             --             --
   Other                                                  --              1             --
                                                ------------   ------------   ------------
                                                $         --   $          1   $         18
                                                ============   ============   ============


                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)


Note 3 - Investment Securities - Continued:

       During December, 1995, the Corporation transferred fifteen investment securities from the held to maturity category to the available for sale category. The Corporation took advantage of the opportunity provided in the Financial Accounting Services Special Report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities," issued in November, 1995. The amortized cost and related unrealized gain for these securities were $11,769 and $177, respectively.


Note 4 - Loans:

       The components of loans in the statements of financial condition were as follows:


                                                                                     1997             1996
                                                                                --------------   --------------

             Commercial                                                         $      376,567   $      226,543
             Commercial and residential real estate                                    215,615          162,177
             Installment                                                                21,939           18,095
             Overdrafts                                                                  2,107              536
                                                                                --------------   --------------
                                                                                       616,228          407,351
             Deduct:  Allowance for loan losses                                         (6,692)          (4,058)
                                                                                --------------   --------------
             Loans, net                                                         $      609,536   $      403,293
                                                                                ==============   ==============


       The total recorded investment in impaired loans was $2,858 and $2,218 at December 31, 1997 and 1996, respectively. The allowance for loan losses related to these impaired loans was $68 and $603 at December 31, 1997 and 1996, respectively.

       Changes in the allowance for loan losses are as follows for the years ended December 31:


                                                    1997            1996            1995
                                                ------------    ------------    ------------

Balance at January 1,                           $      4,058    $      2,458    $      1,539
                                                ------------    ------------    ------------

Acquired through purchase                                147              --              --
                                                ------------    ------------    ------------

Credits charged-off                                   (1,837)           (465)            (75)
Recoveries                                               332              21              17
                                                ------------    ------------    ------------
      Net (credits charged-off) recoveries            (1,505)           (444)            (58)
                                                ------------    ------------    ------------

Provision for credit losses                            3,992           2,044             977
                                                ------------    ------------    ------------

Balance at December 31,                         $      6,692    $      4,058    $      2,458
                                                ============    ============    ============


                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)



Note 5 - Premises and Equipment:

       The major classes of premises and equipment and accumulated depreciation at December 31, are summarized as follows:


                                                    1997           1996
                                                ------------   ------------

Land                                            $      2,625   $      1,679
Building and improvements                              7,412          5,754
Furniture and fixtures                                 6,999          4,987
Construction in progress                                  27             --
                                                ------------   ------------
                                                      17,063         12,420
Less:  Accumulated depreciation                        4,456          2,942
                                                ------------   ------------
                                                $     12,607   $      9,478
                                                ============   ============


       Depreciation expense totaled $1,142 and $808 and $556 for 1997, 1996 and 1995, respectively.

       The Corporation leases certain premises and equipment under noncancellable operating leases which expire at various dates. Such noncancellable operating leases also include options to renew. Following is a schedule by years of future minimum rental commitments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year as of December 31, 1997:


                Year Ending December 31
                -----------------------
                          1998                                                  $          317
                          1999                                                             285
                          2000                                                             239
                          2001                                                             209
                          2002                                                             160


       The total rental expense was $386, $237 and $128, for 1997, 1996 and 1995, respectively.

Note 6 - Income Taxes:

       The Corporation and its subsidiaries file consolidated income tax returns and income tax expense is apportioned among all subsidiaries based on their taxable income or loss and tax credits, if any.

       The provision for income taxes in the consolidated statements of income consisted of the following for the years ended December 31:


                                         1997            1996            1995
                                      ------------    ------------    ------------
Current tax provision:
      Federal                         $      3,295    $      2,213    $      1,471
      State                                    371             267             169
Deferred                                    (1,129)           (579)           (378)
                                      ------------    ------------    ------------
                                      $      2,537    $      1,901    $      1,261
                                      ============    ============    ============

                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)

Note 6 - Income Taxes - Continued:

       A reconciliation of the income tax provision (credit) and income taxes which would have been provided at the federal statutory rate of 34% is as follows:


                                            1997                      1996                        1995
                                 ------------------------    ------------------------    ------------------------
                                   Amount          %           Amount          %           Amount           %
                                 ----------    ----------    ----------    ----------    ----------    ----------

Statutory tax rate               $    2,656          34.0    $    1,861          34.0    $    1,219          34.0
Increase (reduction)
   in tax rate resulting
   from:
      State income
         taxes, net of
         Federal
         income tax
         benefit                        245           3.1           176           3.2           112           3.1
      Tax exempt
         interest                      (406)         (5.2)         (173)         (3.2)          (95)         (2.6)
      Other, net                         42            .6            37            .7            25            .7
                                 ----------    ----------    ----------    ----------    ----------    ----------
                                 $    2,537          32.5    $    1,901          34.7    $    1,261          35.2
                                 ==========    ==========    ==========    ==========    ==========    ==========


       The net deferred tax asset in the accompanying statements of financial condition consisted of the following components:



                                                        1997          1996
                                                     ----------    ----------
Deferred tax assets:
      Net unrealized depreciation on securities
            available for sale                       $       --    $       35
      Net operating losses                                  440           233
      Less valuation allowance                             (186)         (139)
      Provision for credit losses                         2,430         1,407
      Other                                                 212            --
                                                     ----------    ----------
                                                          2,896         1,536
                                                     ----------    ----------

Deferred tax liabilities:
      Net unrealized appreciation in securities
            available for sale                              135            --
      Depreciation                                          347           311
      Investments                                           121            45
      Other                                                  --             9
                                                     ----------    ----------
                                                            603           365
                                                     ----------    ----------

            Net deferred tax asset                   $    2,293    $    1,171
                                                     ==========    ==========


                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)



Note 6 - Income Taxes - Continued:

       The net change in the valuation allowance for deferred tax assets was an increase of $47 in 1997 and an increase of $8 in 1996. These changes relate to the net operating loss carryforwards.

       At December 31, 1997, the corporation had the following net operating loss carryforwards:


                   Expiration Date                                                  Federal            State
                   --------------                                               --------------     -------------
                         2001                                                   $           --     $          49
                         2002                                                               --               180
                         2003                                                               --               305
                         2004                                                               --               334
                         2005                                                               10               320
                         2006                                                               --                --
                         2007                                                               --               150
                         2008                                                               --                --
                         2009                                                              226               226
                         2010                                                               34                34
                         2011                                                               --               101
                         2012                                                              544               557
                                                                                --------------     -------------

                                                                                $          814     $       2,256
                                                                                ==============     =============



       The Corporation recorded a deferred tax asset of $254, reflecting the benefit of $3,070, in Federal and State net operating loss carryforwards, which expire in varying amounts between 2001 and 2012 (see above). Realization is dependent on generating sufficient taxable income prior to the expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that the portion of the deferred tax asset booked (asset less valuation allowance) will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

       Interest income on loans and securities totaling $1,195, $510 and $281 as of December 31, 1997, 1996 and 1995, respectively, is exempt from federal income taxes; accordingly, the tax provisions are less than those obtained by using the statutory Federal corporate income tax rates.

                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)


Note 7 - Employee Stock Ownership Plan:

       The Corporation has an employee stock ownership plan (ESOP) for the benefit of all employees meeting certain minimum age and length of service requirements. At December 31, 1997, the plan held 1,470 shares of stock allocated and voted by plan trustees. Contributions are discretionary and are determined annually by the Board of Directors. Contributions of $162, $75 and $78 were authorized for 1997, 1996 and 1995, respectively.

Note 8 - Financial Instruments With Off-Statement-of-Condition Risk:

       The Corporation is party to financial instruments with off-statement-of-condition risk in the normal course of business to meet the financing needs of its customers. The Corporation has entered into commitments to extend credit which involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the statements of financial condition. At December 31, 1997 and 1996, these financial instruments consisted primarily of undisbursed lines of credit and amounted to $171,075 and $108,471, respectively. The Corporation uses the same credit policies in making commitments as it does for on-statement-of-condition instruments.

       Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require a payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer's creditworthiness and determines the amount of the collateral necessary based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventories, property and equipment, residential real estate, and income-producing commercial properties.

       The Corporation does not engage in the use of interest rate swaps, futures, forwards or option contracts.

Note 9 - Other Assets:

       The total of other assets in the statements of financial condition at December 31, were as follows:


                                                                      1997              1996
                                                                  --------------   --------------
           Interest earned, not collected                         $        7,281   $        4,872
           Prepaid expenses                                                  293              248
           Miscellaneous receivables                                         702              347
           Deferred income taxes                                           2,293            1,171
           Other investments                                                  28               28
           Other real estate owned                                           281              114
           Cash surrender value                                              284              271
           Goodwill                                                        2,350            1,013
           Core deposit intangibles                                          986            1,139
                                                                  --------------   --------------
                                                                  $       14,498   $        9,203
                                                                  ==============   ==============


                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)



Note 10 - Accrued Interest and Other Liabilities:

      The total of accrued interest and other liabilities in the statements of financial condition at December 31, were as follows:



                                         1997         1996
                                      ----------   ----------

Accrued interest                      $    3,237   $    2,216
Accrued income taxes                         233           82
Other accrued liabilities                  1,971          998
                                      ----------   ----------

                                      $    5,441   $    3,296
                                      ==========   ==========


Note 11 - Regulatory Matters:

      The Corporation and its subsidiary banks are subject to various regulatory capital requirements administered by the federal banking agencies. Pursuant to federal holding company and bank regulations, the Corporation and each bank subsidiary is assigned to a capital category. The assigned capital category is largely determined by the three ratios that are calculated in accordance with specific instructions included in the regulations: total risk adjusted capital, Tier I capital, and Tier 1 leverage ratios. The ratios are intended to measure capital relative to asset and credit risk associated with those assets and credit risk associated with those assets and off-balance sheet exposures of the entity. To be categorized as well-capitalized, each entity must maintain total risk adjusted capital, Tier 1 capital, and Tier 1 leverage ratios of 10.0%, 6.0% and 5.0%, respectively. However, the capital category assigned to an entity can also be affected by qualitative judgments made by such entity's primary regulatory agency about the risks inherent in that entity's activities that are not reflected in the calculated ratios.

      There are five capital categories defined in the regulations: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. Classification of a subsidiary bank in any of the undercapitalized categories can result in certain mandatory and possible additional discretionary actions by regulators that could have a material effect on a bank's operations. As of December 31, 1997, the Corporation and each of its subsidiary banks were categorized as well capitalized, except Central Illinois Bank, and met all capital adequacy requirements to which each respective entity is subject. As of December 31, 1997, Central Illinois Bank was categorized as adequately capitalized. There are no conditions or events since December 31, 1997, that management believes have changed any entity's capital category.


      The actual and required capital amounts and ratios are presented in the tables below:

                         CENTRAL ILLINOIS BANCORP., INC.

                          ----------------------------

                  (dollars in thousands, except share amounts)



Note 11 - Regulatory Matters - Continued:


                                                                                   To Be Well
                                                                                Capitalized Under
                                                           For Capital          Prompt Corrective
                                        Actual           Adequacy Purposes      Action Provisions
                                 -------------------    -------------------    -------------------
                                  Amount     Ratio       Amount     Ratio       Amount     Ratio
                                 --------   --------    --------   --------    --------   --------
As of December 31, 1997:
   Total Capital (to
       Risk Weighted
       Assets)                   $103,862      15.50%   $ 53,598  >    8.00%   $ 66,998  >   10.00%
   Tier 1 Capital (to
       Risk Weighted
       Assets)                     97,171      14.50%     26,799  >    4.00%     40,199  >    6.00%
   Tier 1 Leverage
       (to Average
       Assets)                     97,171      12.36%     31,459  >    4.00%     39,924  >    5.00%

As of December 31, 1996:
   Total Capital (to
       Risk Weighted
       Assets)                   $ 60,206      13.71%   $ 35,128  >    8.00%   $ 43,910  >   10.00%
   Tier 1 Capital (to
       Risk Weighted
       Assets)                     56,148      12.79%     17,564  >    4.00%     26,346  >    6.00%
   Tier 1 Leverage
       (to Average
       Assets)                     56,148      10.90%     20,613  >    4.00%     25,767  >    5.00%



                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)


Note 12 - Statements of Cash Flows:

      The reconciliations of net income to net cash provided by operating activities at December 31, are as follows:


                                                             1997          1996          1995
                                                       ----------    ----------    ----------

     Net income                                        $    5,275    $    3,573    $    2,324
     Adjustments to reconcile net income to
          net cash provided by operating activities:
                Depreciation                                1,142           808           556
                Provision for credit losses                 3,992         2,044           977
                Amortization and accretion:
                     Investment securities                    206           247           234
                     Intangible assets                        248           213           201
                (Gain) loss on sales:
                     Investment securities                   (136)         (183)         (320)
                     Fixed assets                               1            (5)           (2)
                     OREO property                             --           (18)          (29)
                (Increase) decrease in other assets        (4,035)       (2,576)       (2,182)
                Increase (decrease) in other
                     liabilities                            2,548           950         1,047
                                                       ----------    ----------    ----------

     Net cash provided by operating activities         $    9,241    $    5,053    $    2,806
                                                       ==========    ==========    ==========

Supplemental disclosures of cash flow information:

     Change in unrealized gain (loss) on
          securities available for sale                $     (462)   $      302    $     (330)
     Change in deferred taxes attributable
          to unrealized gain (loss) on securities             170          (107)          117


Note 13 - Transactions with Directors and Officers:

      Certain directors of the Corporation and subsidiary banks, companies with which they are affiliated, and certain principal officers are customers of, and have banking transactions with, the subsidiary banks in the ordinary course of business. This indebtedness has been incurred on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. The activity in these loans during 1997 is as follows:


                    Balance as of January 1, 1997                             $         14,864
                    New loans                                                           25,562
                    Repayments                                                         (22,150)
                                                                              ----------------

                    Balance as of December 31, 1997                           $         18,276
                                                                              ================


                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)


Note 14 - 401(k) - Deferred Compensation Plan:

      The Corporation has established an elective 401(k) deferred compensation plan. The Corporation, at the present time, does not match any percentage of employee contributions.

Note 15 - Related Party Transactions:

      The Corporation and its subsidiaries have various agreements between themselves for building and equipment rent, professional services and fees for data processing. All intercompany accounts and transactions related to these agreements have been eliminated in the consolidated financial statements.

Note 16 - Compensated Absences:

      Eligible employees of the Corporation are entitled to paid vacation. At December 31, 1997 and 1996, the value of accumulated vacation leave is estimated to be $204 and $138, respectively, and has been accrued and is included in other liabilities in the consolidated financial statements.

      Eligible employees accumulate sick leave at a rate of one-half (1/2) day per month of continuous employment. Sick leave in excess of ninety (90) days is automatically forfeited by the employee. Upon termination, the entire accumulation of sick leave is forfeited and therefore no accrual has been provided in the consolidated financial statements.

Note 17 - Commitments and Contingencies:

      In the ordinary course of business, the Corporation has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. In addition, the Corporation and its subsidiaries are parties to legal actions which arise in the normal course of their business activities. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a materially adverse effect on the consolidated financial condition of the Corporation.

Note 18 - Federal Funds Purchased and Repurchase Agreements:

      The Corporation had the following short-term borrowings at December 31, 1997 and 1996:



                                            1997                         1996
                                 ---------------------------   ---------------------------
                                    Federal                                     Federal
                                     Funds       Repurchase       Funds        Repurchase
                                   Purchased     Agreements     Purchased      Agreements
                                 ------------   ------------   ------------   ------------

Ending balance                   $     10,350   $      2,536   $     11,900   $      2,058
Highest month-end balance              12,125          3,695         15,465          3,571
Average monthly balance                   741          2,256          2,838          2,637


                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)



Note 18 - Federal Funds Purchased and Repurchase Agreements - Continued:

      Pledged investments in debt securities totaling approximately $4,022 and $4,264, secured the repurchase agreements at December 31, 1997 and 1996, respectively. The fair value of these pledged investments were approximately $4,024 and $4,245 at December 31, 1997 and 1996, respectively.

      Federal funds purchased represent primarily overnight borrowings.


Note 19 - Stock-Based Compensation:

      The Corporation has nine active stock option plans at December 31, 1997. All plans provide for the options to be exercisable over a five year period beginning one year from the date of the grant, provided the participant has remained in the employ of the Corporation or its subsidiaries. The plans also stipulate the option price per share may not be less than 125% of the fair market value of the common stock on the date the option is granted. The maximum number of options originally allowable to be granted (adjusted for 5:1 stock split) under each plan were:


           1993 Employee Stock Option Plan                              925
           1995 Employee Stock Option Plan                              965
           1995 Director Stock Option Plan                              180
           1996 Employee Stock Option Plan                            1,023
           1996 Director Stock Option Plan                              171
           1997 Employee Stock Option Plan                              134
           1997 Employee Stock Option Plan                               49
           1997 Employee Stock Option Plan                               46
           1997 Employee Stock Option Plan                               46


                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)



Note 19 - Stock-Based Compensation - Continued:

      A summary of the status of these plans and changes during the years ending on December 31st is presented below:



                                                                            1997
                                                                  -------------------------
                                                                                 Weighted
                                                                                 Average
                                                                                 Exercise
                                                                     Shares       Price
                                                                  ----------- -------------
      Fixed Options
      -------------
           Outstanding at beginning
               of year                                                3,644   $   1,152.19
           Granted                                                      275       2,015.97
           Exercised                                                    523         628.65
           Forfeited                                                    418         934.05
                                                                  ---------
           Outstanding at end of year                                 2,978
                                                                  =========
           Options exercisable at year-end                            1,058
                                                                  =========
           Weighted-average fair value
               of options granted during year                                 $     142.49



                                                                             1996
                                                                  -------------------------
                                                                                  Weighted
                                                                                  Average
                                                                                  Exercise
                                                                     Shares        Price
                                                                  ----------- -------------
Fixed Options
-------------
           Outstanding at beginning
               of year                                                2,540   $     931.64
           Granted                                                    1,194       1,630.51
           Exercised                                                     --            N/A
           Forfeited                                                     90       1,274.91
                                                                  ---------
           Outstanding at end of year                                 3,644       1,152.16
                                                                  =========
           Options exercisable at year-end                            1,157
                                                                  =========
           Weighted-average fair value
               of options granted during year                                 $     120.59


                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)



Note 19 - Stock-Based Compensation - Continued:



                                                          1995
                                                 --------------------------
                                                                 Weighted
                                                                 Average
                                                                 Exercise
                                                    Shares         Price
                                                 -----------   ------------
Fixed Options
     Outstanding at beginning
         of year                                       1,675   $     667.29
     Granted                                           1,145       1,274.91
     Exercised                                            96         633.51
     Forfeited                                           184         816.86
                                                   ---------
     Outstanding at end of year                        2,540         931.64
                                                   ---------
     Options exercisable at year-end                     703
                                                   =========
     Weighted-average fair value
         of options granted during year                        $     156.94

      The following table summarizes information about fixed stock options outstanding at December 31, 1997:



                            Options Outstanding                    Options Exercisable
              ------------------------------------------------    ----------------------
                              Weighted
                               Average
                              Remaining   Weighted                    Weighted
  Range of       Number      Contractual   Average         Number     Average
  Exercise     Outstanding      Life      Exercise      Exercisable   Exercise
   Prices      at 12/31/97     (Years)      Price        at 12/31/97    Price
------------   ------------   --------   ------------   ------------ -----------

$     742.98            665     .50     $   742.98            532    $    742.98
    1,274.91            950    2.01       1,274.91            308       1,274.91
    1,630.51          1,088    3.32       1,630.51            218       1,630.51
    1,978.10            134    4.33       1,978.10             --       1,978.10
    2,048.25             95    4.63       2,048.25             --       2,048.25
    2,059.64             46    4.73       2,059.64             --       2,059.64
               ------------                            ----------
                      2,978                                 1,058
               ============                           ===========



                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)


Note 19 - Stock-Based Compensation - Continued:

     The Corporation applies APB Opinion 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized in the financial statements. Had compensation cost for these plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of FAS 123, the Corporation's net income and earnings per share would have been reduced to the pro forma amounts indicated below:



                                                                      1997              1996              1995
                                                               -----------------   ----------------- ------------

          Net income                       As Reported          $        5,275    $        3,573     $      2,324
                                           Pro Forma                     5,240             3,538            2,303

          Basic Earnings Per
               Common Share                As Report                     71.62             60.91            50.56
                                           Pro Forma                     71.14             60.31            50.10

          Diluted Earnings Per
               Common Share                As Reported                   71.08             60.35            50.04
                                           Pro Forma                     70.60             59.76            49.58


     Fair value has been estimated using the minimum value method as defined in FAS 123. Key assumptions used were zero percent volatility, zero percent dividend yield, expected lives of five years and risk-free interest rates averaging 6.32 percent, 6.42 percent and 7.83 percent, respectively, for 1997, 1996 and 1995. Because the options vest over a five year period, the pro forma disclosures are not necessarily representative of the effects on reported net income for future years.


Note 20 - Stock Offerings:

     During 1997, the Corporation issued 23,336 shares of common stock. The $36,993 proceeds from the 23,336 shares were used for additional investments in subsidiary banks, acquisitions and working capital.

     During 1996, the Corporation issued 9,007 shares of common stock. The $12,178 proceeds from the 9,007 shares were used for investments in subsidiary banks, potential acquisitions and working capital.


Note 21 - Business Combinations:

     On September 10, 1997, the Corporation acquired First Ozaukee Capital Corporation and its wholly-owned subsidiary First Ozaukee Savings Bank, a $36,000 savings bank located in Cedarburg, Wisconsin. This acquisition was accounted for as a purchase, and results of operations since the acquisition have been included in the consolidated financial statements. The excess of the acquisition cost over the fair value of net assets acquired in the amount of $1,364 will be amortized over 8 to 15 years using the straight-line method.

                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)


Note 21 - Business Combinations - Continued:

     The following unaudited pro forma summary presents the consolidated results of operations of the corporation for 1997 and 1996, as if the acquisition had occurred at the beginning of 1996. These pro forma results are not necessarily indicative of those that would have occurred had the acquisition taken place at the beginning of 1996:


                                                        1997         1996
                                                     ----------   ----------

Net interest income                                  $   28,379   $   20,071
Net income                                                5,025        3,251
Earnings per common share - Basic                         68.22        55.43
Earnings per common share - Diluted                       67.70        54.92


Note 22 - Disclosures about Fair Value of Financial Instruments:

      The table below summarizes the information required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" (FAS 107).


                                                                        1997
                                                               -----------------------
                                                                Carrying    Estimated
                                                                 Amount     Fair Value
                                                               ----------   ----------
Financial Assets:
    Cash and due from banks and federal funds sold             $    9,774   $    9,774
    Securities available for sale                                  54,319       54,319
    Securities held to maturity                                   106,589      107,282
    Loans receivable, net                                         609,536      621,394
    Accrued interest receivable                                     7,281        7,281
Financial Liabilities:
    Deposit liabilities                                           682,830      685,893
    Short-term borrowings                                          18,320       18,320
    Accrued interest payable                                        3,237        3,237



                                                                        1996
                                                               -----------------------
                                                                Carrying    Estimated
                                                                 Amount     Fair Value
                                                               ----------   ----------
Financial Assets:
    Cash and due from banks and federal funds sold             $   16,437   $   16,437
    Securities available for sale                                  29,004       29,004
    Securities held to maturity                                    83,163       82,988
    Loans receivable, net                                         403,293      409,818
    Accrued interest receivable                                     4,872        4,872
Financial Liabilities:
    Deposit liabilities                                           467,489      467,939
    Short-term borrowings                                          21,561       21,561
    Accrued interest payable                                        2,216        2,216


                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)


Note 22 - Disclosures about Fair Value of Financial Instruments - Continued:

      A summary of the Corporation's commitments and contingent liabilities at December 31, 1997 and 1996 are as follows:


                                                                             Notional Amounts
                                                                           -------------------
                                                                               1997       1996
                                                                           --------   --------
Financial instruments whose contract amount represents credit risk:
     Commitments to extend credit                                          $157,402   $ 96,564
     Credit card arrangements                                                 7,208      5,486
     Standby letters of credits                                               6,465      6,421

      Fair value amounts represent estimates of value at a point in time. Significant estimates regarding economic conditions, loss experience, risk characteristics associated with particular financial instruments and other factors were used for the purposes of this disclosure. These estimates are subjective in nature and involve matters of judgment. Therefore, they cannot be determined with precision. Changes in the assumptions could have a material impact on the amounts estimated.

      While these estimated fair value amounts are designed to represent estimates of the amounts at which these instruments could be exchanged in a current transaction between willing parties, it is the Corporation's intent to hold most of its financial instruments to maturity. Therefore, it is not probable that the fair values shown will be realized in a current transaction.

      The estimated fair values disclosed do not reflect the value of assets and liabilities that are not considered financial instruments. In addition, the value of long-term relationships with depositors (core deposit intangibles) are not reflected. The value of this item is significant.

      Because of the wide range of valuation techniques and the numerous estimates which must be made, it may be difficult to make reasonable comparisons of the Corporation's fair value to that of other financial institutions. It is important that the many uncertainties discussed above be considered when using the estimated fair value disclosures and to realize that because of these uncertainties, the aggregate fair value should in no way be construed as representative of the underlying value of the Corporation.

      The following describes the methodology and assumptions used to estimate fair value of financial instruments required by FAS 107.

      Cash and Short-Term Investments

          Cash and short-term investments are by definition short-term and do not present any unanticipated credit issues. Therefore, the carrying amount is a reasonable estimate of fair value.

      Available for Sale and Held to Maturity Securities

          The estimated fair values of securities by type are provided in Note 3 to the consolidated financial statements. These are based on quoted market prices, when available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)



Note 22 - Disclosures about Fair Value of Financial Instruments - Continued:

      Loans Receivable

          In order to determine the fair market value of loans, the loan portfolio was segmented based on loan type, credit quality and repricing characteristics. For variable rate loans with no significant credit concerns and frequent repricings, estimated fair values are based on current carrying values. The fair values of other loans are estimated using discounted cash flow analysis. The discount rates used in these analyses are generally based on the Corporation's funding cost plus a spread. The spread incorporates the impact of credit quality and servicing costs. Maturity estimates are based on historical experience with prepayments and current economic and lending conditions.

          Fair values for impaired loans are estimated using discounted cash flows analyses or underlying collateral values, where applicable.

      Accrued Interest Receivable

          The carrying amounts of accrued interest approximates their fair values.

      Deposit Liabilities

          The fair value of deposits with no stated maturity is equal to the amount payable on demand. The estimated fair value of fixed time deposits are based on discounted cash flow analyses. The discount rates used in these analyses are based on market rates of alternative funding sources currently available for similar remaining maturities.

      Short-Term Borrowings

          The carrying amounts of borrowings under repurchase agreements maturing within 90 days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Corporation's current incremental borrowing rates for similar types of borrowing arrangements.

      Accrued Interest Payable

          The carrying amounts of accrued interest approximates their fair values.

      Off-Statement-Of-Condition Instrument

          The contract amount of off-statement-of-condition items approximates their fair value since the off-statement-of-condition items are comprised primarily of unfunded loan commitments which are generally priced at market at the time of funding.

                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)


Note 23 - Other Borrowings:

      The following amounts payable to the Federal Home Loan Bank of Chicago are included in the statement of financial condition at December 31:



                            Loan Date       Principal           Interest Rate           Maturity
                            ---------      -----------          -------------          ----------
  1997:
                             1/15/97       $     2,150                 5.97%             1/15/98
                            12/30/97             3,000                 6.01%             6/30/98
                                            ----------
                                           $     5,150
                                            ==========

  1996:
                              7/15/96      $     2,150                 6.02%             1/15/97
                              7/26/96            2,500                 5.95%             1/27/97
                              9/27/96            2,500                 5.55%             1/03/97
                                            ----------
                                           $     7,150
                                            ==========


      The Corporation is required to maintain qualifying collateral as security for the note. The debt to collateral ratio cannot exceed 60%. The Corporation had eligible collateral of $33,315 and $17,826 at December 31, 1997 and 1996, respectively. The collateral consisted of investment securities and 1-4 family residential mortgages not more than 90 days delinquent.

      The Corporation had a treasury, tax and loan note option with the Federal Reserve Bank. The balance in the note option was $284 and $453 at December 31, 1997 and 1996, respectively.

      The Corporation has a $10,000 revolving business note with Marshall & Ilsley Bank. At December 31, 1997, $-0- was outstanding. The note matures April 30, 1998, and bears interest at the lender's prime rate. During 1997, the highest month-end and average monthly balances were $9,300 and $1,983, respectively.


Note 24 - Deposits:

      The aggregate amount of short-term certificates of deposit of $100,000 or more at December 31, 1997 and 1996, was $114,456 and $64,147,
      respectively.

      At December 31, 1997, the scheduled maturities of certificates of deposit are as follows:



       1998                                  $  465,848
       1999                                      50,923
       2000                                      13,246
       2001                                         770
       2002                                         882
                                             ----------
                                             $  531,669
                                             ==========

                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)



Note 25 - Significant Group Concentrations of Credit Risk:

      The majority of the Corporation's business activity is with customers located within the States of Illinois and Wisconsin. The commercial loan portfolio consists of business loans to a wide variety of industries. At December 31, 1997, the Corporation's receivables from companies and individuals in the real estate development and investment industry constituted approximately 38% of the total loan portfolio. Generally, loans are secured by assets of the borrower. The loans are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrower.


Note 26 - Stockholders' Equity:

      The payment of dividends by banking subsidiaries is subject to regulatory restrictions by various federal and/or state regulatory authorities. At December 31, 1997, approximately $12,000 of the retained earnings of the banking subsidiaries is available for the payment of dividends to the Corporation without regulatory agency approval.


Note 27 - Earnings Per Share:

      In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share." (FAS 128). FAS 128 establishes the standards for the computation, presentation, and disclosure requirements for earnings per common share. Basic earnings per common share is computed on the basis of the weighted average number of shares outstanding during the period. Diluted earnings per common share is computed on the basis of the weighted average number of common shares adjusted for the dilutive effect of outstanding stock options or other common stock equivalents. Common stock equivalents assume exercise of stock options and use of proceeds to purchase treasury stock at the average market price for the period. All earnings per common share amounts for all periods have been presented, and where appropriate, restated to conform to the FAS 128 requirements.

      The following provides a reconciliation of basic and diluted earnings per share:



                                              1997         1996         1995
                                           ----------   ----------   ----------

Net income                                 $    5,275   $    3,573   $    2,324
                                           ==========   ==========   ==========

Weighted average shares outstanding:
     Basic                                     73,658       58,660       45,968
                                           ==========   ==========   ==========
     Diluted                                   74,222       59,201       46,446
                                           ==========   ==========   ==========

Earnings per common share - Basic          $    71.62   $    60.91   $    50.56
Effect of stock options                          (.54)        (.56)        (.52)
                                           ----------   ----------   ----------

Earnings per common share - Diluted        $    71.08   $    60.35   $    50.04
                                           ==========   ==========   ==========


                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)




Note 28 - Parent Company Financial Statements:

      The condensed financial statements of the Corporation, prepared on a parent company unconsolidated basis, are presented as follows:

      Condensed Statements of Financial Condition (Parent Only)




                                                                          December 31,
                                                                    -----------------------
                                                                       1997         1996
                                                                    ----------   ----------

Assets:
     Cash and cash equivalents                                      $    7,957   $    5,975
     Investment in subsidiaries                                         86,508       52,425
     Loans                                                               6,434           --
     Premise and equipment                                                  95           76
     Other assets                                                          514          276
                                                                    ----------   ----------

          Total Assets                                              $  101,508   $   58,752
                                                                    ==========   ==========

Liabilities:
     Other liabilities                                              $      776   $      520
                                                                    ----------   ----------
          Total Liabilities                                                776          520
                                                                    ----------   ----------

Stockholders' Equity:
     Common stock                                                           91           67
     Capital surplus                                                    86,241       49,332
     Retained earnings                                                  14,179        8,904
     Net unrealized gains (losses) on securities
          available for sale - net                                         221          (71)
                                                                    ----------   ----------

          Total Stockholders' Equity                                   100,732       58,232
                                                                    ----------   ----------

          Total Liabilities and Stockholders' Equity                $  101,508   $   58,752
                                                                    ==========   ==========


                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)



Note 28 - Parent Company Financial Statements - Continued:

      Condensed Statements of Income (Parent Only)


                                                    For the Year Ended December 31,
                                                --------------------------------------
                                                   1997          1996          1995
                                                ----------    ----------    ----------
Income:
    Dividends from subsidiaries                 $       --    $       --    $       --
    Interest and dividend income                       323            13            --
    Security gains (losses)                             --            67            --
    Management and other fees
         from affiliates                             1,461           967           594
    Other income                                        21            21            20
                                                ----------    ----------    ----------
         Total Income                                1,805         1,068           614
                                                ----------    ----------    ----------

Expense:
    Salaries and other benefits                      1,766         1,223           830
    Interest expense                                   190            13             7
    Occupancy expenses - net                           128            92            25
    Other expense                                      460           359           277
                                                ----------    ----------    ----------
         Total Expense                               2,544         1,687         1,139
                                                ----------    ----------    ----------

Income (loss) before income taxes
    and equity in undistributed
    earnings of consolidated affiliates               (739)         (619)         (525)
Income tax benefit                                     270           259           212
                                                ----------    ----------    ----------
Income before equity in undistributed
    earnings of consolidated affiliates               (469)         (360)         (313)
Equity in undistributed earnings of
    consolidated affiliates                          5,744         3,933         2,637
                                                ----------    ----------    ----------

    Net income                                  $    5,275    $    3,573    $    2,324
                                                ==========    ==========    ==========

    Net income per common
         share - Basic                          $    71.62    $    60.91    $    50.56
                                                ==========    ==========    ==========
    Net income per common
         share - Diluted                        $    71.08    $    60.35    $    50.04
                                                ==========    ==========    ==========


                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)



Note 28 - Parent Company Financial Statements - Continued:

      Condensed Statements of Cash Flows (Parent Only)




                                                                For the Year Ended December 31,
                                                               --------------------------------
                                                                 1997        1996        1995
                                                               --------    --------    --------
Cash flows provided by (used in) operating activities:
    Net income                                                 $  5,275    $  3,573    $  2,324
    Adjustments to reconcile net income
    to net cash provided by operations:
         Equity in undistributed earnings
              of consolidated affiliates                         (5,744)     (3,933)     (2,637)
         Depreciation and amortization                               20          11           8
         Security (gains) losses                                     --         (67)         --
    Changes in assets and liabilities:
         (Increase) decrease in other assets (184)                  189         (85)
         Increase (decrease) in other
              liabilities                                           151          78         178
                                                               --------    --------    --------

    Net cash provided by (used in)
         operating activities                                      (482)       (149)       (212)
                                                               --------    --------    --------

Cash flows provided by (used in) investing activities:
    Sales of securities available for sale                           --       1,342          --
    Purchase of securities available
         for sale                                                    --      (1,289)         --
    Sales of premise and equipment                                   --         298          --
    Net (increase) decrease in loans                             (6,434)         --          --
    Purchase of premise and equipment                               (49)        (24)       (319)
    Net increase in investment in
         subsidiaries                                           (28,048)    (14,575)     (9,418)
    All other investing activities - net                             --          --        (180)
                                                               --------    --------    --------

    Net cash provided by (used in)
         investing activities                                  $(34,531)   $(14,248)   $ (9,917)
                                                               --------    --------    --------


                         CENTRAL ILLINOIS BANCORP., INC.

                           ---------------------------

                  (dollars in thousands, except share amounts)



Note 28 - Parent Company Financial Statements - Continued:

      Condensed Statements of Cash Flows (Parent Only) - Continued


                                                                     For the Year Ended December 31,
                                                                    --------------------------------
                                                                        1997        1996        1995
                                                                    --------    --------    --------
Cash flows provided by (used in) financing activities:
    Proceeds from other borrowings                                  $ 13,500    $  2,000    $  5,100
    Repayments of other borrowings                                   (13,500)     (2,000)     (5,100)
    Proceeds from capital issuance                                    36,699      12,201      16,379
    All other financing activities - net                                 296          --          42
                                                                    --------    --------    --------
    Net cash provided by (used in)
         investing activities                                         36,995      12,201      16,421
                                                                    --------    --------    --------

    Increase (decrease) in cash and
         cash equivalents                                              1,982      (2,196)      6,292

Cash and cash equivalents at January 1,                                5,975       8,171       1,879
                                                                    --------    --------    --------
Cash and cash equivalents at
    December 31,                                                    $  7,957    $  5,975    $  8,171
                                                                    ========    ========    ========

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS

          Independent Auditors Report

          Consolidated Statements of Financial Condition at December 31, 1997 and 1996

          Consolidated Statements of Income for the years ended December 31, 1997, 1996, and 1995

          Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1997, 1996 and 1995

          Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1996 and 1995

          Notes to Consolidated Financial Statements

EXHIBITS

     The Exhibits are described in the Exhibit Index immediately following the signature page filed as part of this Registration Statement.


                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Champaign, State of Illinois, on the 29th day of April, 1998.


                                       CENTRAL ILLINOIS BANCORP., INC.


                                       By:  /s/ J. Michael Straka
                                          -------------------------------------
                                          J. Michael Straka
                                          President and Chief Executive Officer

                                       By:  /s/ Steven T. Klitzing
                                          -------------------------------------
                                          Steven T. Klitzing
                                          Chief Financial Officer
                                          Chief Accounting Officer


                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed by the following persons on the 29th day of April, 1998 in the capacities indicated. Each officer or director whose signature appears below hereby appoints each of J. Michael Straka, Steven J. Klitzing and Donald J. Straka as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf, as an individual and in the capacity stated below, any amendment to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing which such attorney-in-fact and agent may deem appropriate or necessary, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Signature                                 Title
             ---------                                 -----

/s/   J. MICHAEL STRAKA                     President and Chief Executive
-------------------------------------       Officer (Principal Executive
      J. Michael Straka                     Officer) and Director

/s/   STEVEN T. KLITZING                    Chief Financial Officer (Principal
-------------------------------------       Financial Officer and Accounting
      Steven T. Klitzing                    Officer)

/s/   JOSE ARAUJO                           Director
-------------------------------------
      Jose Araujo

/s/   NORMAN BAKER                          Director
-------------------------------------
      Norman Baker

/s/   JOHN T. BEAN                          Director
-------------------------------------
      John T. Bean

/s/   W. SCOTT BLAKE                        Director
-------------------------------------
      W. Scott Blake

/s/   STEVEN C. HILLARD                     Director
-------------------------------------
      Steven C. Hillard

/s/   DEAN KATSAROS                         Director
-------------------------------------
      Dean Katsaros

/s/   JERRY D. MAAHS                        Director
-------------------------------------
      Jerry D. Maahs

/s/   J. MICHAEL STRAKA                     Director
-------------------------------------
      J. Michael Straka

/s/   DONALD M. TRILLING                    Chairman of the
-------------------------------------       Board of Directors
      Donald M. Trilling

/s/   HOWARD E. ZIMMERMAN                   Director
-------------------------------------
      Howard E. Zimmerman

                                  EXHIBIT INDEX

Exhibit
Number                              Description


3.1       Amended and Restated Articles of Incorporation of the Company

3.2       Amended and Restated Bylaws of the Company

10.1      Non-Qualified Employee Stock Option Plan of the Company dated
          September 24, 1997

10.2      Non-Qualified Director Stock Option Plan of the Company dated
          April 25, 1996

10.3      Form of Deferred Compensation Agreement of the Company

10.4      Administrative Services Agreement dated January 1, 1997 between the
          Company and KSB Benefit Consultants, Inc. related to the Employee
          Stock Ownership Plan of the Company

10.5      Administrative Services Agreement dated January 1, 1997 between the
          Company and KSB Benefit Consultants, Inc. related to the 401 (k) Plan of the Company

10.6 Agreement dated December 24, 1996 between Central Illinois Bank and Strategic Capital Management, Inc. and Assignment of Agreement dated March 31, 1998 between Marine Trust and Investment Company and Strategic Capital Trust Company

11        Statement re computation of per share earnings

21        Subsidiaries of the Company

24 Power of Attorney is set forth on the signature page of this registration statement

27        Financial Data Schedule